UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No. )

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FLEX LTD.

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2026 ANNUAL REPORT

building what comes next

flex

Message from
our CEO

“Manufacturing has stopped being a back-office function. It is infrastructure.”

Revathi Advaithi

CEO

June 24, 2026

Dear Shareholders and Colleagues,

When I joined Flex in 2019, manufacturing was rarely on a boardroom agenda. It was treated as a cost line. Today it sits on the desk of every government I meet with, and in nearly every conversation I have with serious long-term investors. The reason is straightforward. The digital economy depends on the ability to design and build the most complex products in the world, at scale. That capability has stopped being a back-office function. It is infrastructure.

Fiscal 2026 was the year our results caught up with that idea. We delivered the strongest financial year in Flex’s history. We also announced a significant strategic move — the spin-off of our Cloud and Power Infrastructure business into a new, independent public company. Both decisions trace back to the same thing. We have been building a different Flex for seven years, and the environment we now operate in is the one we are positioned for.

Fiscal 2026 Results

Net sales of $27.9 billion, up 8% over the prior year. Fourth-quarter net sales of $7.5 billion, up 17%. Adjusted operating margin reached a record 6.3% for the year — exceeding the 6%+ target we set at our 2024 Investor and Analyst Day, a year early. Adjusted EPS of $3.30 was our sixth consecutive year of double-digit growth. Free cash flow came in at $1.06 billion, our second straight year above $1 billion, and we continued to return capital to shareholders with discipline.*

None of this came from one good year. It is the result of seven years of work that ran straight through a pandemic, the worst supply-chain shock our industry has seen, the inflation cycle, a sharp move in rates, and a geopolitical reset that has rewritten the rules of where and how things get built.

The Manufacturing Decade

Manufacturing is back on the agenda. For a generation, our industry was organized around cost. It is now being reorganized around resilience and capability. Three things are driving the shift.

The first is AI. The buildout of physical infrastructure to train and serve frontier models is the largest concentrated capital cycle the digital economy has seen. It is also, at its core, a manufacturing problem — power, thermal, switchgear, busbars, racks, liquid cooling, and integrated systems that did not exist at this density five years ago. Flex is one of a small number of companies in the world that can deliver across the grid-to-chip stack, and we have been investing toward this for years.

The second is regionalization. Tariffs, export controls, and the lessons of COVID have pushed customers to produce closer to where they sell. We operate over 50 million square feet across more than 30 countries, including roughly 7 million square feet across 19 sites in the United States and approximately 8 million square feet in Mexico. That footprint was not assembled overnight and it is not an accident of geography. We built toward it on purpose, and today it is one of the most valuable things we own.

* See Annex A to our proxy statement for a reconciliation of GAAP to non-GAAP financial measures referenced in this letter.

The third is energy. Electrification, AI compute, and grid modernization are running into power systems that were not built for any of it. Nearly every customer I speak with — healthcare, automotive, industrial, networking, cloud — is running into the same constraints. Not enough power. Not enough thermal capacity. Not enough partners able to engineer at the complexity now required. This is where the next decade of industrial advantage will be earned.

An Honest Conversation About Manufacturing

Let me say something I have been thinking about for a while.

Manufacturing is one of the most talked-about subjects in our politics and one of the least well-understood. The conversation tends to oscillate between nostalgia and tariffs. I have sat in enough rooms — with policymakers, with workforce officials, with customers building their next plant — to know the real work of industrial capability does not live in either of those conversations. It lives in two places. Skilled people. Patient capital.

For two generations, our industry was organized around labor arbitrage. Find the lowest-cost geography. Move production there. Treat the workforce as a line item to be minimized. That model is finished. Tariffs are part of why, but they are not the main reason. The work itself is the reason.

What we build now does not assemble itself. AI infrastructure. Electrified vehicles. Advanced medical devices. Automated logistics. Each of these requires engineers, technicians, automation specialists, and skilled operators that no country produces by accident. I have come to believe that manufacturing has to stop being treated as labor arbitrage and start being treated as labor addition. The point of a manufacturing economy is that it makes people better off. Not that it makes them cheaper.

I also do not believe this can be a story about the largest manufacturers alone. The most resilient industrial economies are built on a dense layer of capable small and medium manufacturers, not on a handful of national champions. In the United States, that middle layer has been hollowing out for three decades. Rebuilding it is the unglamorous work of policy. Long-duration capital available to private companies. Real apprenticeship and community-college pipelines run with industry. Permitting reform. Infrastructure that actually gets built on time.

Tax credits and ribbon-cuttings are not a strategy.

The country that figures this out will be one that combines the best-trained workers with the lowest cost of capital through serious public-private partnership and it will hold a real industrial advantage for decades. In my view, this is the most important industrial conversation of the next ten years. And we need to start having it.

Seven Years

When I arrived at Flex in 2019, I had a clear view of what we were and what we were not.

We had scale. We had geographic reach. We had real manufacturing capability and deep customer relationships. What we did not have was a portfolio mix that earned a premium multiple, or a clear path to getting one. The market saw us, fairly, as a large, low-margin EMS company. I believed there was a different company sitting inside this one.

Over the years that followed, our teams rebuilt Flex around a few convictions. Complexity is what makes a manufacturing business defensible. Services and proprietary products lift everything around them. Operating discipline is a precondition, not a virtue. The arc from Flex Forward, to EMS + Products + Services, to the separation we just announced is the same idea, executed in three steps. Keep pulling the company up the value chain.

The financial picture has followed.

Adjusted operating margin has roughly doubled. Annual free cash flow has crossed $1 billion in two straight years. We unlocked the value of Nextracker. We acquired Anord Mardix, Crown Technical Systems, JetCool and EP2. We built out a grid-to-chip power product portfolio. We joined the S&P MidCap 400. The Flex once defined by its scale is now defined more by what it builds, for whom, and how well.

Here is how that has compared with the broader market:

Fiscal Year		S&P 500
(ended March 31)	Flex Ltd.	(with dividends)
2022	+1.3%	+15.7%
2023	+24.0%	(7.7%)
2024	+71.0%	+29.9%
2025	+15.6%	+8.3%
2026	+97.9%	+17.8%
Compounded total return	+391%	+77%
Annualized	+37.5%	+12.1%

None of this happened on its own. It happened because of the people of Flex — the nearly 150,000 colleagues, in more than 30 countries, who make this company what it is, every day.

The Planned Spin-Off

That work brings us to the announcement we shared in May 2026 — our intent to separate the Cloud and Power Infrastructure (CPI) segment into a new, independent public company, which I refer to as SpinCo in this letter. The transaction is intended to be tax-free to shareholders and is targeted to close in the first quarter of calendar 2027.

The reasoning is straightforward. CPI today is a high-growth, end-to-end provider of power, thermal, and integrated digital infrastructure for AI data centers and other mission-critical applications. It needs a different capital profile. It competes against a different set of peers. Operated as an independent public company, it will move faster, invest more aggressively, and have an equity currency tied directly to its own performance.

For Flex, the separation creates a sharper advanced-manufacturing leader. We will continue to design and build the most complex products in the world for leading brands across healthcare, automotive, industrial, robotics, warehouse automation, and networking. With a cleaner portfolio and more room to invest in higher-growth end markets, Flex will be exceptionally well placed to lead the next phase of advanced manufacturing.

This will be the second major separation we have completed in three years. The Nextracker spin in fiscal 2024 returned approximately $3.5 billion of equity value to Flex shareholders. It demonstrated — to us, and I hope to the market — that disciplined portfolio action, taken at the right time, is one of the most powerful tools available to a public company. We are taking the same approach here.

Shareholders will own a stake in both companies. Both will be stronger separate than combined, not because they have not worked well together, but because each has grown into its own platform.

A Personal Note

Over the past two years, while continuing to lead Flex, I was diagnosed with and treated for breast cancer. I worked through that treatment alongside a Board, a leadership team and a global workforce whose steadiness and grace I will carry with me for the rest of my life. Thanks to an exceptional medical team, I am cancer-free today.

I am grateful, beyond what I can put into words, to the people of Flex.

The experience did not teach me much I did not already believe. It clarified a great deal. Companies are built by people. That is not a slogan. Cultures show up in hard moments. The strongest organizations are the ones where people look out for one another without being asked. We have that here. I will carry it with me wherever I go next.

Leadership Transition

When the separation closes, I will become CEO of SpinCo, and Michael Hartung will become CEO of Flex. I will continue as Chairman of the Flex Board for a transition period.

Michael has been my partner through this transformation. He has been at Flex for more than two decades. He knows the customers, the operations, and the people at a depth that takes a career to build. He has the operating discipline, the judgment, and the presence to lead Flex through what comes next. The Board and I are fully behind him.

For my part, I am excited to lead SpinCo into the public markets, and to spend the next phase of my career building a company purpose-built for what may be the most important infrastructure cycle of my lifetime.

Looking Ahead

Heading into fiscal 2027, both businesses are in a stronger position than I have seen them in. Flex’s outlook is shaped by continued momentum in advanced manufacturing, expansion into higher-growth end markets, and the operating discipline that now runs through the company. SpinCo will come to the public markets focused, well-capitalized, and aimed at the largest infrastructure opportunity of this decade.

To our shareholders — thank you for the trust you have given this management team over many years. The decisions we make are made for compounding, not for headlines. I believe both Flex and SpinCo are set up to compound for a long time.

To our employees — there are no words sufficient for what you have built. I am grateful, every day.

Regards,

FLEX LTD.

(Incorporated in the Republic of Singapore)

(Company Registration Number 199002645H)

Wednesday August 5, 2026 11:00 a.m., Central time Flex Ltd. 12515-8 Research Blvd, Suite 300 Austin, TX 78759 U.S.A.

Notice

of Annual General Meeting of Shareholders

To Be Held on August 5, 2026

To Our Shareholders:

You are cordially invited to attend, and notice is hereby given of, the annual general meeting of shareholders of Flex Ltd., which will be held at our offices located at 12515-8 Research Blvd, Suite 300, Austin, TX 78759 U.S.A., at 11:00 a.m., Central time, on August 5, 2026, for the purposes summarized below and described in more detail in the accompanying proxy statement.

We encourage you to read the entire proxy statement carefully before voting. Unless the context requires otherwise, references in this notice and the proxy statement to “Flex,” the “Company,” “we,” “us,” “our” and similar terms mean Flex Ltd. or, as the case may be, Flex Ltd. and its subsidiaries. Flex is incorporated in the Republic of Singapore under the Companies Act 1967, which we refer to as the “Singapore Companies Act” or the “Companies Act 1967”.

Vote via Internet at www.proxyvote.com

Vote by Mail Sign and return your proxy card in the postage-paid envelope

Vote in Person at the Meeting on August 5, 2026 at 11:00 a.m., Central time

Please refer to our proxy materials or the information forwarded by your bank or other holder of record to see which voting methods are available to you.

2026 Proxy Statement

Important Notice Regarding Electronic Availability of Proxy Statement and Annual Report

We are pleased to furnish proxy materials to our shareholders on the Internet, as permitted by Securities and Exchange Commission (“SEC”) rules. Commencing on or about June 24, 2026, we will make available to our shareholders (including all of our registered shareholders) a Notice of Availability of Proxy Materials on the Internet (referred to as the Notice) containing instructions on how to: (i) access the proxy statement and our annual report, (ii) submit their proxies via the Internet, and (iii) request a printed copy of our proxy materials.

Proxy Voting Matters

You may revoke your proxies at any time before they are voted. Registered shareholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

Voting Matters at the Annual General Meeting

We are asking shareholders to vote on five proposals at the meeting:

•	To re-elect all nine directors of the Company nominated for re-election (Proposal No. 1);
•	To approve the re-appointment of Deloitte & Touche LLP as our independent auditors for the 2027 fiscal year and to authorize the Board of Directors, upon the recommendation of the Audit Committee, to fix their remuneration (Proposal No. 2);
•	To approve, on a non-binding, advisory basis, our executive compensation (Proposal No. 3);
•	To approve a general authorization for the Board of Directors to allot and issue ordinary shares (Proposal No. 4); and
•	To approve a renewal of the Share Purchase Mandate permitting Flex to purchase or otherwise acquire its own issued ordinary shares (Proposal No. 5).

Resolutions Proposed for Shareholder Approval as Ordinary Business

Each of the resolutions proposed for approval by our shareholders is as follows:

1.	To re-elect each of the following Directors, who will retire pursuant to Article 94 of our Constitution, to the Board of Directors:

(a)	Revathi Advaithi;
(b)	John D. Harris II;
(c)	Michael E. Hurlston;
(d)	Erin L. McSweeney;
(e)	Charles K. Stevens, III;
(f)	Maryrose Sylvester;
(g)	Lay Koon Tan;
(h)	Patrick J. Ward; and
(i)	William D. Watkins.

2.	To consider and vote upon a proposal to re-appoint Deloitte & Touche LLP as our independent auditors for the fiscal year ending March 31, 2027, and to authorize our Board of Directors, upon the recommendation of the Audit Committee of the Board of Directors, to fix their remuneration.

Resolutions Proposed for Shareholder Approval as Special Business

Each of the resolutions proposed for approval or vote by our shareholders is shown below:

3.	To consider and vote on the following non-binding, advisory resolution:
“RESOLVED THAT, the shareholders of Flex approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the compensation tables and related disclosures contained in the section of the accompanying proxy statement captioned ‘Executive Compensation’.”

2026 Proxy Statement

This resolution is being proposed to shareholders as required pursuant to Section 14A of the U.S. Securities Exchange Act of 1934, as amended. The shareholders’ vote on this resolution is advisory and non-binding in nature, will have no legal effect and will not be enforceable against Flex or its Board of Directors.

4.	To pass the following resolution as an Ordinary Resolution:
“RESOLVED THAT, pursuant to the provisions of Section 161 of the Companies Act 1967, but subject otherwise to the provisions of the Companies Act 1967 and the Constitution of the Company, authority be and hereby is given to our Directors to:

(a)	(i)	allot and issue ordinary shares in the capital of the Company (“Ordinary Shares”); and/or
	(ii)	make or grant offers, agreements, options, performance shares, performance units, restricted share units, or other compensatory equity awards (each, an “Instrument” and, collectively, “Instruments”) that might or would require Ordinary Shares to be allotted and issued, whether after the expiration of this authority or otherwise (including but not limited to the creation and issuance of warrants, debentures or other instruments convertible into Ordinary Shares), at any time to and/or with such persons and upon such terms and conditions and for such purposes as our Directors may in their absolute discretion deem fit, and with such rights or restrictions as our Directors may think fit to impose and as are set forth in the Constitution of the Company; and
(b)	(notwithstanding that the authority conferred by this resolution may have ceased to be in force) allot and issue Ordinary Shares pursuant to any Instrument made or granted by our Directors while this resolution was in force, provided that:
	(i)	the aggregate number of Ordinary Shares to be issued pursuant to this resolution (including Ordinary Shares to be issued pursuant to Instruments made or granted pursuant to this resolution) does not exceed 20% of the total number of issued Ordinary Shares as of the date of the passing of this resolution; and
	(ii)	unless revoked or varied by the Company in a general meeting, that such authority shall continue in force until the earlier of (1) the conclusion of the next annual general meeting of the Company or (2) the expiration of the period within which the next annual general meeting of the Company is required by law to be held.”

5.	To pass the following resolution as an Ordinary Resolution: “RESOLVED THAT:
	(a)	for the purposes of Sections 76C and 76E of the Companies Act 1967, the exercise by our Directors of all of our powers to:

(i)	purchase or otherwise acquire issued ordinary shares in the capital of the Company (“Ordinary Shares”) not exceeding in aggregate the number of issued Ordinary Shares representing 20% of the total number of issued Ordinary Shares outstanding as of the date of the passing of this resolution (excluding treasury shares and any Ordinary Shares which are held by our subsidiary(ies) under Sections 21(4B) or 21(6C) of the Companies Act 1967, as at that date); or
(ii)	in the event that the Singapore Minister for Finance prescribes by notification such higher percentage in excess of 20% pursuant to Section 76B(3) of the Singapore Companies Act 1967, purchase or otherwise acquire Ordinary Shares not exceeding in aggregate the number of Ordinary Shares representing the percentage that is equivalent to the higher of:

(1)	(where the Singapore Minister for Finance prescribes by notification a percentage equivalent to or in excess of 35%), 35%; or
(2)	any other percentage that is lower than the percentage specified in sub-paragraph (1) above (but exceeds 20%) as prescribed by the Singapore Minister for Finance,

of the total number of issued Ordinary Shares as of the date of the passing of this resolution (excluding treasury shares and any Ordinary Shares which are held by our subsidiary(ies) under Sections 21(4B) or 21(6C) of the Companies Act 1967, as at that date), at such price or prices as may be determined by our Directors from time to time up to the maximum purchase price described in paragraph (c) below, whether by way of:

(x)	market purchases on the Nasdaq Global Select Market or any other stock exchange on which our Ordinary Shares may for the time being be listed and quoted; and/or
(y)	off-market purchases (if effected other than on the Nasdaq Global Select Market or, as the case may be, any other stock exchange on which our Ordinary Shares may for the time being be listed and quoted) in accordance with any equal access scheme(s) as may be determined or formulated by our Directors as they consider fit, which scheme(s) shall satisfy all the conditions prescribed by the Companies Act 1967,

2026 Proxy Statement

and otherwise in accordance with all other laws and regulations and rules of the Nasdaq Global Select Market or, as the case may be, any other stock exchange on which our Ordinary Shares may for the time being be listed and quoted as may be applicable, be and hereby is authorized and approved generally and unconditionally;
(b)	unless varied or revoked by our shareholders in a general meeting, the authority conferred on our Directors pursuant to the mandate contained in paragraph (a) above may be exercised by our Directors at any time and from time to time during the period commencing from the date of the passing of this resolution and expiring on the earlier of:

(i)	the date on which the next annual general meeting of the Company is held; or
(ii)	the date by which the next annual general meeting of the Company is required by law to be held;

(c)	the maximum purchase price (excluding brokerage, commission, applicable goods and services tax, and other related expenses) that may be paid for an Ordinary Share purchased or acquired by the Company pursuant to the mandate contained in paragraph (a) above, shall not exceed:

(i)	in the case of a market purchase of an Ordinary Share, the highest independent bid or the last independent transaction price, whichever is higher, of our Ordinary Shares quoted or reported on the Nasdaq Global Select Market or, as the case may be, any other stock exchange on which our Ordinary Shares may for the time being be listed and quoted, or shall not exceed any volume weighted average price, or other price determined under any pricing mechanism, permitted under SEC Rule 10b-18, at the time the purchase is effected; and
(ii)	in the case of an off-market purchase pursuant to an equal access scheme, at a premium of up to but not greater than 10% above the arithmetic average of the daily volume-weighted average prices of Ordinary Shares over the three full trading days ending on and including the second full trading day prior to the date on which the offer to effect the off-market purchase expires; and

(d)	our Directors, acting independently or individually, be and hereby are authorized to complete and do all such acts and things (including executing such documents as may be required) as such Director(s) may consider expedient or necessary to give effect to the transactions contemplated and/or authorized by this resolution.”

Notes

Singapore Financial Statements

At the 2026 annual general meeting, our shareholders will have the opportunity to discuss and ask any questions that they may have regarding our Singapore audited financial statements for the fiscal year ended March 31, 2026, together with the directors’ statement and auditors’ report thereon, in compliance with Singapore law. Shareholder approval of our audited financial statements is not being sought by the accompanying proxy statement and will not be sought at the 2026 annual general meeting.

Eligibility to Vote at Annual General Meeting

Receipt of Notice. The Board of Directors has fixed the close of business on June 8, 2026 as the record date for determining those shareholders of the Company who are entitled to receive copies of this notice and accompanying proxy statement. However, all shareholders of record on August 5, 2026, the date of the 2026 annual general meeting, will be entitled to vote at the 2026 annual general meeting.

Quorum

Representation in person or by proxy of at least 33-1/3% of all outstanding Ordinary Shares of the Company is required to constitute a quorum to transact business at a general meeting of our shareholders.

Proxies

A shareholder entitled to attend and vote at the 2026 annual general meeting is entitled to appoint a proxy to attend and vote on the shareholder’s behalf. A proxy need not also be a shareholder. Even if you plan to attend the meeting, we encourage you to vote promptly. You may vote your shares through one of the methods described in the enclosed proxy statement. A proxy card submitted by mail must be received by Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 not less than 48 hours before the time appointed for holding the 2026 annual general meeting. Please review the instructions on the proxy card and notice of availability of proxy materials regarding the submission of proxies via the Internet, which provide, among other things, for the transmission of voting instructions up until 11:59 p.m. Eastern time on the day before the meeting. You may revoke your proxy at any time before it is voted. Registered shareholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

2026 Proxy Statement

Disclosure Regarding Share Purchase Mandate Funds

Only funds legally available for purchasing or acquiring our issued Ordinary Shares in accordance with our Constitution and the applicable laws of Singapore will be used by us to purchase or acquire our own issued Ordinary Shares pursuant to the proposed renewal of the Share Purchase Mandate referred to in this notice. We intend to use our internal sources of funds and/or borrowed funds to finance the purchase or acquisition of our issued Ordinary Shares where our directors may decide that the consideration payable for the purchase or acquisition of Ordinary Shares may be either cash or satisfied by way of the transfer or distribution of shares of another corporation, which may be valued using a valuation method as determined by our directors. The amount of financing required for us to purchase or acquire our issued Ordinary Shares, and the impact on our financial position, cannot be ascertained as of the date of this notice, as these will depend on, among other things, the number of Ordinary Shares purchased or acquired, the price at which such Ordinary Shares are purchased or acquired, and whether the Ordinary Shares purchased or acquired are held in treasury or cancelled. Our net tangible assets and the consolidated net tangible assets of the Company and its subsidiaries will be reduced by the purchase price (including any expenses) of any Ordinary Shares purchased or acquired and cancelled or held as treasury shares. We do not anticipate that the purchase or acquisition of our Ordinary Shares in accordance with the Share Purchase Mandate would have a material impact on our financial condition and cash flows.

Personal Data Privacy

By submitting an instrument appointing a proxy or representative to attend, speak and vote at the 2026 annual general meeting and any adjournment thereof, you (i) consent to our collection, use and disclosure of your personal data so that we and our agents or service providers can administer and analyze proxies and representatives appointed for the 2026 annual general meeting and prepare and compile attendance lists, minutes and other documents relating to the 2026 annual general meeting, and to comply with any applicable laws, listing rules, take-over rules, regulations or guidelines (collectively, the “Purposes”), (ii) confirm that if you provide us or our agents or service providers with the personal data of your proxy or representative, you have obtained that individual’s prior consent for their information to be used for the Purposes, and (iii) agree to indemnify us in respect of any penalties, liabilities, claims, losses and damages that result from a breach of this confirmation.

By order of the Board of Directors,

Tay Hong Chin Regina

Company Secretary
Singapore

June 24, 2026

You should read the entire proxy statement carefully before you return your proxy card or otherwise submit your proxy appointment through electronic communications in the manner set out in the proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual General Meeting of Shareholders to Be Held on August 5, 2026. This notice of the annual general meeting, our proxy statement and our annual report to shareholders are available on our website at https://investors.flex.com/financials/annual-reports/.

2026 Proxy Statement

2026 Proxy Statement i

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Cautionary Note Regarding Forward-Looking Statements

This proxy statement contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. All statements other than statements of historical or current facts, including statements regarding our future business expectations and the planned separation of our cloud and power infrastructure business into an independent, publicly traded company, are forward-looking. You may identify forward-looking statements by words such as “will,” “may,” “designed to,” “believe,” “should,” “would,” “could,” “anticipate,” “plan,” “expect,” “intend,” “estimate,” “project,” “seek,” “target,” “continue,” “likely,” “possible,” “might,” “potential,” “aim,” and similar expressions. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Important factors that could cause actual results to differ include those described in Item 1A “Risk Factors” and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2026, and in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, including the “Risk Factors” that will be in the Form 10 registration statement to be filed with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date of this proxy statement. We undertake no obligation to update any forward-looking statement to reflect subsequent events or circumstances.

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Proxy Summary

This summary highlights selected information in this proxy statement. Please review the entire proxy statement and our 2026 Annual Report on Form 10-K before voting.

Voting Matters at the Annual General Meeting

Proposal		Recommendation	Page Reference
1.	Re-election of directors	FOR each director nominee	27
2.	Re-appointment of Deloitte & Touche LLP	FOR	35
3.	Advisory vote on executive compensation	FOR	38
4.	General authorization to allot and issue ordinary shares	FOR	78
5.	Authorization to repurchase ordinary shares	FOR	80

How to Cast Your Vote

Each Ordinary Share is entitled to one vote for each director nominee and one vote for each of the other proposals. Your vote is important to us, and we encourage you to vote using one of these methods:

Vote in Person at the Meeting	If you are a beneficial holder and hold your shares through a bank, broker, or other nominee, you must request a “legal proxy” from the nominee in order to vote at the meeting. You will find instructions on how to request a “legal proxy” at www.proxyvote.com.

Vote via Internet

at www.proxyvote.com

Follow the instructions on your Notice. If you are a beneficial holder and hold your shares through a bank, broker, or other nominee, your nominee may not permit you to vote online.

Vote by Mail

Sign and return your proxy card. If you do not have a proxy card, you can request one by contacting us at:

Flex Ltd.

12515-8 Research Blvd, Suite 300

Austin, Texas 78759 U.S.A.

Telephone: (512) 425-7929

2026 Proxy Statement 1

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Business Summary

Who We Are and What We Do

Flex is the advanced, end-to-end manufacturing partner of choice that helps a diverse customer base design, build, deliver and manage products that improve the world. Through the collective strength of a global workforce across approximately 30 countries with responsible, sustainable operations, Flex delivers technology innovation, supply chain, and manufacturing solutions to diverse industries and end markets.

Our full suite of specialized capabilities includes design and engineering, supply chain, manufacturing, and integrated services, plus a portfolio of power and cooling products. Over time, we have built differentiated scale and expertise across both technology-driven and regulated markets, enabling us to support customers with increasingly complex product, infrastructure, and compliance requirements. We partner with customers across a diverse set of industries including data center, healthcare, industrial, automotive, communications, and lifestyle.

Our three reporting business segments, serving distinct customer needs and end markets, are as follows:

Our Integrated Technology Solutions (“ITS”) segment serves customers building technology-driven, intelligent products that require fast innovation cycles, while our Regulated Manufacturing Solutions (“RMS”) segment focuses on regulated, safety-critical markets requiring a high level of precision, compliance, and reliability. Together, ITS and RMS represent Flex’s core design and engineering, advanced manufacturing and supply chain solutions business, combining product-centric innovation, regulated manufacturing expertise, and global execution at scale. These segments leverage a shared operating model, established manufacturing and supply chain infrastructure, and disciplined processes to serve customers across diversified end markets with varying complexity, regulatory requirements, and product lifecycles.

Our Cloud and Power Infrastructure (“CPI”) segment is focused on delivering integrated compute systems, power, and cooling technologies that support large-scale cloud, data center, and AI-enabled infrastructure deployments. CPI programs are characterized by systems-level integration, high power density requirements, proprietary engineering, and complex global manufacturing and supply chain execution, including capabilities that extend across rack-level systems through facility and utility-level electrical infrastructure.

On May 5, 2026, we announced our intention to separate the Company into two independent, publicly traded companies: one comprising our CPI segment and the other comprising our advanced manufacturing and supply chain solutions business consisting of our ITS and RMS segments. The transaction is intended to qualify as a tax-free transaction for U.S. federal income tax purposes for the Company’s shareholders. The spin-off is targeted for completion in the first quarter of calendar 2027, subject to certain customary conditions, including, among others, final approval by our Board of Directors, shareholders, and the High Court of the Republic of Singapore. Upon completion of the spin-off, our CEO Revathi Advaithi will serve as CEO of the new company, and as Chair of Flex’s Board of Directors for a transitional period, and Michael Hartung, our current Chief Commercial Officer, will serve as CEO of Flex and is expected to be appointed to the Flex Board of Directors.

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Our Strategy

Our strategy is centered upon enhancing our core manufacturing, supply chain, and lifecycle capabilities, including proprietary products and enabling technologies, while actively managing our portfolio to align our businesses with distinct customer requirements, operating models, and end markets. We actively invest in areas that strengthen our competitive positioning, whether through advanced product lifecycle capabilities, cutting-edge manufacturing and product technologies, or innovative processes and business methods. These include targeted investments in power, cooling, and systems-level capabilities to support critical digital infrastructure customers whose requirements differ from traditional manufacturing programs. At the same time, we continue to invest in and strengthen our advanced manufacturing and supply chain platform, built around the complementary capabilities of our ITS and RMS segments, to support customers requiring speed, flexibility, and compliance at global scale.

We continue to advance our expertise in factory automation, robotics, artificial intelligence, vertical integration, simulation, digital twins, and power technologies, reflecting the increasing demands of both advanced manufacturing and digital infrastructure customers. We select ethical partners and integrate the supply chain so that our customers can operate efficiently and responsibly. We are committed to investing in our employees and communities.

Fiscal Year 2026 Highlights

Fiscal year 2026 was another dynamic year, characterized by macroeconomic uncertainties and rapidly accelerating AI deployment. We delivered strong revenue growth through our continued focus on operational efficiency and disciplined execution. Key highlights from fiscal year 2026 include:

•	Revenue of $27.9 billion, an increase of 8% year-over-year, driven by strength in Cloud and Power Infrastructure and AI-adjacent businesses;
•	Cloud and Power Infrastructure segment revenue growth of 38%, exceeding our full-year target of 35%;
•	GAAP earnings per share of $2.33; adjusted earnings per share of $3.30, a 25% increase year-over-year;
•	GAAP operating margin of 4.9% and adjusted operating margin of 6.3%, achieving our fiscal 2027 target of 6%+ adjusted operating margins a year ahead of schedule; and
•	Return of $944 million to investors through stock repurchases.
•	Subsequent to fiscal year-end, we closed the acquisition of Electrical Power Products, Inc., strengthening our power portfolio with utility-grade solutions supporting grid modernization and electrification.

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Corporate Governance Highlights (pg. 11)

Flex maintains strong corporate governance practices that promote Board effectiveness, accountability, and long-term shareholder value:

Board Structure and Independence

•

Highly qualified Board with a diverse mix of skills, perspectives and tenures

•

Independent Chair of the Board with clearly defined duties

•

Seven of our nine directors are independent, and all three standing committees are fully independent

•

Annual evaluation of Board composition and leadership structure. In fiscal 2026, we rotated committee leadership and memberships, including a new Compensation and People Committee Chair, reflecting our commitment to ongoing Board succession planning and continuity.

•

Purposefully nominate directors with a range of backgrounds and skills to best oversee the management of Flex

•

Active Board refreshment with balanced tenure: average tenure of 8.0 years, representing a mix of shorter-, mid- and longer-term service

Board Oversight

•

Board actively engaged in strategic planning, conducting in-depth annual reviews and monitoring progress year-round

•

Audit Committee oversees financial statement integrity, enterprise-wide risk management, and legal, compliance, cybersecurity, and AI risks

•

Compensation and People Committee oversees executive compensation aligned with long-term strategy, human capital management, and talent development and succession planning

•

Nominating, Governance and Public Responsibility Committee oversees the application of the Company’s corporate governance and sustainability policies, and continuously assesses the capabilities and independence of the Board to ensure optimal composition

•

Directors have direct access to senior business leaders and other employees

Strong Corporate Governance Practices

•

Annual elections of all directors

•

Responsive, active and ongoing shareholder engagement

•

Prohibit short sales, hedging, and pledging of Flex securities by executive officers and directors

•

Annual Board, committee and individual director evaluations

•

Limits on outside public company board service

•

Clawback policy for executive officers

•

Robust share ownership requirements for executive officers and directors

•

Comprehensive director orientation and continuing education programs

•

Annual say-on-pay advisory vote on executive compensation

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Our Board of Directors

You are asked to vote on the election of the following nine nominees to serve on our Board, all of whom currently serve on the Board. The information below reflects the current membership and leadership of each of the Board’s committees.

			Board Committees
Name and Principal Occupation	Independent	Director Since	Audit	NG&PR	Compensation and People	Other Public Company Boards
Revathi Advaithi CEO, Flex Ltd.	No	2019				Uber Technologies, Inc.
John D. Harris II Retired Vice President of Business Development, Raytheon Company and Chief Executive Officer, Raytheon International, Inc.	Yes	2020				Cisco Systems, Inc. ExxonMobil Corporation Kyndryl Holdings, Inc.
Michael E. Hurlston President and Chief Executive Officer, Lumentum Holdings Inc.	No	2020				Astera Labs, Inc. Lumentum Holdings Inc.
Erin L. McSweeney Executive Vice President and Chief People Officer, UnitedHealth Group Incorporated	Yes	2020				None
Charles K. Stevens, III Retired Executive Vice President and Chief Financial Officer, General Motors Company	Yes	2018				Genuine Parts Company Masco Corporation
Maryrose Sylvester Retired U.S. Managing Director and U.S. Head of Electrification, ABB Ltd	Yes	2022				Harley-Davidson, Inc. Vontier Corporation Waste Management, Inc.
Lay Koon Tan Retired President, Chief Executive Officer and member of the Board of Directors, STATS ChipPAC Ltd.	Yes	2012				None
Patrick J. Ward Retired Vice President and Chief Financial Officer, Cummins Inc.	Yes	2022				Corteva, Inc. Solstice Advanced Materials Inc.
William D. Watkins + Retired Chief Executive Officer, Imergy Power Systems, Inc.	Yes	2009				Nextpower Inc.

+	Independent Chair of the Board
Chair
Audit Committee Financial Expert

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Director Nominee Demographics

Board Independence

78%
Independent, including our Chair
Independent (7)
Non-Independent (2)

Board Tenure

8.0
Average years of tenure
6 years or less (5)
>10 years (2)
7-10 years (2)

Executive Compensation Highlights (pg. 39)

Our pay-for-performance philosophy links actual compensation to results. We believe above-target performance should be rewarded when achieved, and below-target performance should lead to reduced compensation, including zero payouts for incentive elements when performance thresholds are not met. We also deliver a significant portion of executive pay in the form of equity awards, directly aligning executives’ interests with our shareholders.

Base salaries	• No base salary increases for any of our NEOs for FY26.

Bonus	• FY26 bonus targets maintained for all of our NEOs.

Bonus payouts	• Bonus payouts ranged from 171% to 181% of target for our NEOs.

Performance share unit (PSU) payouts

•   Maximum payout of 200% was earned for the relative total shareholder return (rTSR) PSUs for the three-year performance period ending in fiscal year 2026 (rTSR PSUs that vested in June 2025) based on achieving 75th+ percentile TSR relative to the peer group for the one-, two-, and three-year performance periods, including an absolute three-year TSR growth of 228.45%.

•   Maximum payout of 200% was earned for the adjusted EPS PSUs for the three-year performance period ending on March 31, 2026 based on achieving average adjusted EPS growth of 18.9% (excluding the impacts of acquisitions and divestitures).

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Sustainability

Flex’s purpose is to make great products for our customers that create value and improve people’s lives. Sustainability is central to this purpose and is part of how we do business. Our sustainability strategy helps us address environmental challenges, create a better workplace for our employees, lead with integrity, and help accelerate a more sustainable supply chain.

We take a comprehensive approach to sustainability using strong management systems. Our sustainability program is based largely on the Responsible Business Alliance (RBA) requirements and covers environmental, labor, human rights, health, safety, and ethical standards. As a founding member of the RBA, Flex follows its guidelines. We also align aspects of our program with widely-used international frameworks, including the Global Reporting Initiative (GRI), Task Force on Climate-related Financial Disclosures (TCFD), and CDP.

Sustainability Governance

Strong governance is essential to our sustainability efforts. Our Board of Directors reviews our sustainability program each year. The Nominating, Governance and Public Responsibility Committee oversees our sustainability policies, programs, and related risks. Our executive management team receives regular updates from our global sustainability program office (PMO). We also have a sustainability leadership committee, a cross-functional group of leaders from operations, human resources, supply chain, legal, finance, and other areas. This committee meets regularly to share information and coordinate sustainability initiatives across the company.

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Sustainability Strategy and Goals

Our sustainability commitments focus on three areas: our world, our people, and our approach, and align with the UN Global Compact and UN Sustainable Development Goals. We focus on key areas where we believe we can make measurable and meaningful progress. We are committed to:

•	Reducing our environmental impact;
•	Investing in our communities;
•	Advancing a safe and respectful work environment for all;
•	Working with our customers and suppliers to reduce supply chain emissions; and
•	Driving ethical practices with strong transparency.

Our world
Community
Environment
Our approach
Suppliers
Ethics
Customers
Governance
ALIGNED WITH UN SDG
Labor practices
Health and safety
Our people
United Nations Sustainable Development Goals (UN SDGs) Alignment
#3
Good Health and Well-being
#8
Decent Work and Economic Growth
#12
Responsible Consumption and Production
#13
Climate Action

Sustainability and Our People

Our global workforce includes approximately 150,000 employees including our contractor workforce. These individuals are among the industry’s best makers, problem-solvers, innovators, and leaders, representing diverse cultures, experiences, and perspectives. We believe our success depends on how we manage our workforce, and we consistently work to attract, develop, engage, and retain talented people.

Human Capital Management Governance

Because our employees are essential to our success, our Board plays an active role in overseeing our human capital management. The Compensation and People Committee assists the Board in this oversight. The committee receives periodic updates on our workforce strategy, including corporate culture, compensation policies, and talent attraction, training, development and retention programs. The Compensation and People Committee also reviews the performance of and succession planning for our CEO and executive officers.

Workplace Culture and Talent Management

Culture shapes how we work with our stakeholders. Our values guide our behaviors and define our culture. We strive to have a values-driven culture that aligns with our purpose, mission, and strategy.

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To support a high-performing culture, we continue to promote our “Ways of Working”—four specific behaviors that bring our values to life and guide how we make decisions. These behaviors help put our culture into practice. We reinforce them through training and performance management so they become a part of how we work every day. We use this framework to hire, train, and develop our employees with the skills needed for ongoing success.

OUR VALUES	OUR WAYS OF WORKING

Human Rights

We are committed to respecting human rights throughout our operations and in our value chain. This commitment is reflected in our Code of Business Conduct and Ethics and our Human Rights Policy, which set expectations regarding legal compliance, ethical conduct, and human rights. Our Human Rights Policy aligns with the United Nations Guiding Principles on Business and Human Rights and the United Nations Universal Declaration of Human Rights, as applicable to our business operations, and applies to our Company, employees worldwide, and suppliers and vendors. We have also adopted a statement on forced labor and human trafficking that describes our global practices to address these risks.

Flex participates in recognized external initiatives, including the UN Guiding Principles on Business and Human Rights and the Responsible Business Alliance (RBA), a multi-industry coalition focused on responsible business conduct in global supply chains. Through the RBA’s Responsible Labor Initiative, we collaborate with other companies to address risks of forced labor. Flex is also a member of the Global Business Initiative on Human Rights (GBI), which supports cross-industry engagement on business and human rights.

Talent Attraction, Development, and Retention

Attracting, developing, and retaining talent is important to our success. We provide training and development programs that support advancement from within while also hiring experienced external talent. These programs include a combination of in-person and virtual learning, mentoring, coaching, and external development opportunities. Employees also have access to courses and certifications through Flex Learn, our learning and development platform.

We conduct regular talent and performance reviews to assess performance, identify development needs, and support succession planning for key leadership roles. Our Ways of Working are incorporated into these assessments. The performance review process is designed to promote clear communication regarding performance expectations and feedback, and to support ongoing development.

To hear from our employees on how they experience working at Flex, we conduct an annual company-wide employee engagement survey, Flex Voice. Management reviews the results to identify strengths and areas for improvement. In fiscal year 2026, approximately 95% of employees participated in the survey, and the results reflected continued high levels of engagement.

Compensation and Benefits

Our total rewards program is designed to attract, motivate, and retain employees at all levels. Our compensation approach aims to attract and retain top talent while aligning pay with our financial goals and shareholder interests. We offer competitive salaries, bonuses, and equity awards in the countries where we operate.

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In each country where we operate, our benefit plans offer a competitive mix of coverage options, including medical, dental, and vision insurance; short and long-term disability; flexible spending accounts; and other programs. We routinely benchmark our salaries and benefits against market peers to ensure our total rewards remain competitive.

Employee Health, Safety and Wellness

Flex is committed to providing a safe, injury-free workplace. We promote a “zero-injury” culture through health and safety systems that use data-driven and risk-based approaches to monitor and report performance. We also provide programs to support physical, mental, financial, and social well-being, including on-site health centers at certain facilities and access to emotional and mental health programs for all employees.

2025 Sustainability Impact

During the 2025 calendar year, we continued our focus on sustainability activities, some of which are highlighted below.

•	We continued to encourage employee volunteerism through initiatives such as our annual Giving Week, which provides opportunities for employees to support local communities across our global footprint.
•	Employees around the globe participated in our annual Earth Day Challenge and World Humanitarian Day activities, supporting community projects aligned with local needs.
•	We supported community engagement activities globally, including participation in disaster-preparedness initiatives such as the American Red Cross MapSwipe program, which helps improve emergency response planning.
•	Through the Flex Foundation, we supported disaster relief efforts in response to flooding in Texas and in Sumatra and Aceh, Indonesia; wildfires impacting communities in California; and initiatives to provide safe drinking water following the earthquake in Cebu, Philippines.
•	We continued to engage employees through a range of feedback and communication channels, including town halls, coffee talks, management workshops, training programs, recognition initiatives, and employee surveys.
•	For more than a decade, we have supported employee development at certain locations through ongoing education and scholarship programs that provide full or partial funding for technical certifications, undergraduate degrees, or graduate degrees, depending on the program and location.
•	All Flex sites maintain management systems covering health and safety, ethics, compliance, and labor practices, which are periodically assessed through audits using RBA methodologies and cross-functional teams. Sites are also required to have committees to address workplace safety.
•	We provide multiple channels for employees and business partners to raise concerns or seek guidance, including our Ethics Hotline, web portal, and open-door practices, and we use these to address ethics and compliance matters.
•	We continued to engage with customers and preferred suppliers on greenhouse gas (GHG) emissions reduction efforts.

Sustainability Partnerships and Recognition

In addition to being a founding member of the RBA, we are a member of the Responsible Minerals Initiative, Global Business Initiative on Human Rights, GRI Community, the Business Ethics Leadership Alliance by Ethisphere Company, the UN Global Compact Network, and the Ellen MacArthur Foundation. We also maintain our commitment to the World Business Council for Sustainable Development Pledge for safe water, sanitation, and hygiene (WASH) access.

Our commitment to sustainability has earned positive feedback from shareholders and recognition from leading sustainability rating agencies.

Flex Sustainability Rankings 2025

•   Flex received strong marks from CDP (formerly known as Carbon Disclosure Project) for water security (B) and climate change (A-)

•   Flex achieved an A rating from MSCI

•   Flex was recognized as one of the 2026 World’s Most Ethical Companies® by the Ethisphere Institute

•   Flex received a Silver sustainability rating from Ecovadis in 2025

More information about our sustainability program is available in our annual sustainability reports at flex.com/company/sustainability. The information on our website and in our sustainability reports is not part of this proxy statement and is not incorporated by reference.

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Corporate Governance

For more than 50 years, Flex has maintained a strong commitment to good corporate governance. We continue this legacy through ethical leadership, effective risk management, and compensation tied to performance, all designed to serve the long-term interests of our shareholders, customers, employees, and communities.

Board of Directors

Our Board of Directors oversees and guides our strategic and business planning processes, oversees how senior management runs our business, and leads succession planning for our CEO and other key executives. We maintain a board composition that provides effective oversight of our vision, purpose, and mission.

Board Leadership Structure

Our governance policies give the Board flexibility to select the leadership structure that best serves Flex at any given time, including whether to separate or combine the CEO and Chair roles, and whether to appoint a lead independent director.

Each year, our Board evaluates its leadership structure, considering director skills and qualifications, our evolving business needs, and how well the current structure is working. Following its most recent evaluation, and upon the recommendation of the Nominating, Governance and Public Responsibility Committee, the Board concluded separating the CEO and Chair roles, with an independent director serving as Chair, as the most effective leadership structure for Flex at the time. The Board believes this structure currently provides strong independent oversight while ensuring the leadership continuity needed for the Board to fulfill its responsibilities effectively. The Board will continue to evaluate its leadership structure annually to ensure it meets Flex’s evolving needs.

In connection with the planned spin-off of our Cloud and Power Infrastructure segment announced on May 5, 2026, the Board expects to transition its leadership structure upon completion of the transaction. Following the spin-off, Ms. Advaithi is expected to serve as Chair of the Board for a transitional period (while also serving as CEO of the new company), and Michael Hartung is expected to become CEO of Flex. As a result, prior to or upon completion of the spin-off, the Board expects to amend its Governance Guidelines to provide that the Board of Directors will appoint a Lead Independent Director if the Chair of the Board is not an independent director under Nasdaq listing standards or if the Board otherwise deems it appropriate. The Lead Independent Director will play an important role in maintaining effective independent oversight of the Company.

Ms. Advaithi has served as our CEO and a member of our Board since February 11, 2019. Mr. Watkins, an independent director, has served as Chair of the Board since August 8, 2024.

The following chart illustrates the distinct responsibilities of our independent Chair of the Board and our CEO.

Independent Chair of the Board	CEO
William D. Watkins	Revathi Advaithi

•   Oversees CEO succession

•   Oversees the Board evaluation process

•   Calls meetings of the Board and non-employee directors and presides at all Board meetings and executive sessions of the directors

•   Provides management with feedback regarding the information that is necessary for the non-employee directors to effectively and responsibly perform their duties

•   Acts as a liaison between the non-employee directors and the CEO on sensitive/critical issues

•   Sets strategic direction for the Company

•   Provides day-to-day leadership over Company operations

•   Focuses on execution of business strategy, growth and development

•   Guides senior management through the implementation of our strategic initiatives

•   Sets the tone-at-the-top for company culture

•   Develops and oversees enterprise-wide initiatives

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Meeting Attendance

94%

Overall attendance by directors at the 8 Board meetings during fiscal year 2026

95%

Overall attendance by directors at Board and committee meetings during fiscal year 2026

Our directors are actively engaged in overseeing the Company through Board and committee meetings, as well as regular interactions with management. In fiscal year 2026, our Board held a total of 8 meetings, and our Audit Committee, Compensation and People Committee and Nominating, Governance and Public Responsibility Committee held, collectively, 23 meetings. Every director attended at least 75% of the Board and applicable committee meetings held during their period of service in fiscal year 2026, with an average attendance rate of 95%.

Directors are encouraged to attend the annual general meeting, but attendance is not required under our Corporate Governance Guidelines. Eight of our nine director nominees attended the 2025 annual general meeting.

Our independent directors meet regularly in executive sessions without management present. Our non-employee directors also meet periodically in executive session. Our independent Board Chair presides at these sessions.

Director Independence

Nasdaq rules require that a majority of our Board be independent. The Board makes an affirmative determination of each director’s independence based on Flex’s director independence guidelines, which follow Nasdaq’s definition of “independence.” The Board has determined that all directors are independent except for Ms. Advaithi, our CEO, and Michael E. Hurlston.

Mr. Hurlston has served as a director since 2020 and was previously deemed independent by the Board during each year of his service until February 7, 2025. On that date, Mr. Hurlston became the President and Chief Executive Officer and a member of the board of directors of Lumentum Holdings Inc. (“Lumentum”), a company with which Flex has had ordinary-course, arm’s-length dealings during the last three fiscal years. Payments Flex made to Lumentum in fiscal year 2024 (before Mr. Hurlston accepted his current position at Lumentum) amounted to approximately 5.4% of Lumentum’s consolidated gross revenues. Because the Nasdaq independence standard establishes a 5% threshold for such payments, Mr. Hurlston no longer meets the independence standard. Payments made by Flex to Lumentum in fiscal years 2025 and 2026 did not exceed 5% of Lumentum’s consolidated gross revenues.

In making these independence determinations, the Board and the Nominating, Governance and Public Responsibility Committee considered certain transactions, relationships, and arrangements involving some of the directors. The Board concluded that these transactions, relationships, and arrangements did not compromise any director’s independence. In particular, the Board considered the following relationships:

Ms. McSweeney is the Executive Vice President and Chief People Officer of UnitedHealth Group Incorporated (“UHG”), with which Flex had ordinary-course, arm’s-length business dealings during fiscal year 2026. In each of the last three fiscal years, payments that Flex made to, or received from, UHG for goods or services did not exceed 1% of the Company’s or UHG’s consolidated gross revenues for that year, well below the 5% threshold in Nasdaq’s independence standards.

In addition, Messrs. Harris, Hurlston, Stevens, and Watkins served as non-employee directors of other companies with which Flex purchased or sold goods and services on an arm’s-length basis in the ordinary course of its business during fiscal year 2026. These companies include Astera Labs, Inc., Cisco Systems, Inc., Masco Corporation, and Nextpower Inc. (formerly Nextracker Inc.). The Board determined that these business relationships did not impair the independence of any of these directors.

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Director Selection and Board Refreshment

Our Board, led by the Nominating, Governance and Public Responsibility Committee, regularly considers Board succession and refreshment. At least annually, the Board evaluates the skills needed as our business evolves and works to achieve the right balance and diversity of knowledge, experience, and capabilities.

Our Approach to Board Succession Planning

The Nominating, Governance and Public Responsibility Committee engages in ongoing succession planning by:

•	assessing whether to adjust the size of the Board or add expertise in a particular area;
•	evaluating whether prospective nominees have the relevant skills and experience; and
•	considering how candidates would complement the existing Board composition.

For more information on the qualities and skills we look for in potential directors, see Proposal 1, which begins on page 27.

Our Board does not impose term limits or require directors to retire at a certain age. The Board believes that such policies could cause us to lose directors who have gained valuable insight into the Company and its operations over time. Instead, the Board relies on:

•	regular evaluation of Board succession and refreshment needs;
•	an annual evaluation process for deciding whether to re-nominate individuals; and
•	ongoing assessment of the Board’s composition against the Company’s strategic priorities.

The Board believes that these practices are more effective means of ensuring Board refreshment and renewal while also allowing for continuity of service.

Balancing Experiences and Fresh Perspectives

Our Board seeks to balance the deep Company and industry knowledge that comes from longer-serving directors with fresh ideas and perspectives brought by newer directors. Flex has maintained a deliberate mix of tenures on the Board to achieve this balance. The average tenure of our director nominees reflects an appropriate balance between the diverse perspectives brought by newer directors and the institutional knowledge contributed by longer-serving directors.

Recent Board Refreshment Highlights:

•	Since June 2020, five directors have joined our Board
•	In August 2024, William D. Watkins was appointed Board Chair
•	During fiscal year 2026, the Board rotated committee memberships and appointed a new Compensation and People Committee chair.

These actions reflect our commitment to Board evolution and leadership development, ensuring the Board continues to have the right mix of skills and perspectives to support Flex’s strategic direction.

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How We Identify Director Candidates

The Nominating, Governance and Public Responsibility Committee generally recruits, evaluates, and recommends Board nominees based on recommendations from directors and management. From time to time, we retain an independent, third-party search firm to help identify potential candidates. The Nominating, Governance and Public Responsibility Committee will consider recommendations submitted by shareholders and will evaluate such candidates using the same standards applied to all Board candidates. Shareholders can recommend qualified candidates by contacting our company secretary at Flex Ltd., 1 Kallang Place, Singapore 339211. Submissions that meet the criteria outlined above will be forwarded to the Nominating, Governance and Public Responsibility Committee for review. Shareholder recommendations for our 2027 annual general meeting should be made before February 24, 2027 to ensure adequate time for meaningful consideration. We did not receive any shareholder recommendations for the 2026 annual general meeting.

Director Commitments

When identifying candidates and annually evaluating whether to recommend existing directors for re-election, the Nominating, Governance and Public Responsibility Committee considers whether each director can commit sufficient time to serve effectively on our Board. The Committee reviews each director’s outside commitments, including service on other public company boards.

We regularly review the board service policies of our largest shareholders and have set our own policy in the Company’s Guidelines with Regard to Certain Governance Matters (“Governance Guidelines”). Under our policy, unless the Board approves otherwise, our directors may not serve on more than three other public company boards in addition to our Board and directors who are CEOs of public companies may not serve on more than one other public company board. The Board believes this policy helps attract exceptional director candidates while ensuring they have enough time to devote to our Board.

All directors comply with our board service policy. Mr. Hurlston serves on our Board pursuant to a Board-approved exception to the policy. In February 2025, Mr. Hurlston became the President, CEO and a director of Lumentum, a designer and manufacturer of optical and photonic products for cloud/AI applications. He also serves on the board of Astera Labs Inc. (“Astera”), a global leader in semiconductor-based connectivity solutions for AI and cloud infrastructure, where he has been a director since 2022 (prior to Astera’s initial public offering in March 2024). The Board carefully reviewed Mr. Hurlston’s time commitments and ability to serve effectively on our Board. After a thorough evaluation, the Board unanimously approved extending his policy exception, concluding that his continued service benefits both the Company and its shareholders. In making this determination, the Board considered the following factors:

•	Relevant Industry Expertise: Mr. Hurlston brings decades of experience as an executive, including as CEO, in the semiconductor and technology industries. His deep knowledge of these sectors, which are directly relevant to Flex’s business, provides valuable strategic insight and operational expertise to our Board.
•	Demonstrated Commitment and Availability: Mr. Hurlston consistently demonstrates a high level of availability and commitment to our Board. He attended 100% of Board meetings in fiscal year 2026.

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•	Active Engagement: Mr. Hurlston is consistently prepared for meetings and provides exemplary participation, as demonstrated by his insightful questions and contributions to Board discussions and decision-making.
•	Limited Committee Obligations: Mr. Hurlston does not serve on any of the standing committees of our Board, which reduces the additional time demands on his schedule.
•	Cross-Board Experience: Mr. Hurlston’s service on other public company boards provides him with valuable insights and best practices that enhance his contributions to our Board.
•	Personal Commitment: Mr. Hurlston has assured our Board that he remains fully committed to dedicating the appropriate time to fulfill his duties as a director.

In addition, before accepting an invitation to serve on the board of any entity, each director is expected to notify the Company and allow a reasonable time for review by the Nominating, Governance and Public Responsibility Committee. The Board will take appropriate action following its review.

Board’s Role in Risk Oversight

Our Board oversees risk management as a core responsibility. We have designed our enterprise risk management process to identify risks that may affect our strategic and operational goals. The process assesses the likelihood and potential impact of risks, and prioritizes our mitigation efforts accordingly. Both the full Board and each of its standing committees actively oversee and guide management on risk management.

Our Risk Oversight Framework

Our risk oversight framework helps the Board:

•	Understand critical risks in our business and strategy across near-, medium-, and long-term time periods
•	Allocate risk oversight responsibilities between the full Board and its committees
•	Evaluate the effectiveness of our risk management processes
•	Maintain regular communication with management on emerging risks, mitigation strategies and responsive actions

The Board receives regular updates on specific risks through multiple channels. These include reviews of corporate strategy and business plans, as well as regular reports from our standing committees. Our independent Board Chair supports effective risk oversight by ensuring a strong role for non-employee directors. Robust governance practices further strengthen the Board’s effectiveness.

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Board and Committee Responsibilities

The table below shows how the Board and its committees share responsibility for overseeing different types of risk.

Board of Directors

Primary responsibility for risk oversight, and assigns specific oversight duties to the committees of the Board. Oversees management's systems for identifying and mitigating risks

Audit Committee

- Reviews risk management policies and practices
- Oversees the enterprise risk management program
- Discusses major risk exposures and mitigation steps with management
- Reviews cybersecurity programs and policies, and oversees information controls and security risks
- Oversees financial, capital structure, operational, compliance, reputational, and strategic risks
- Reviews legal and regulatory matters and compliance policies and programs

Nominating, Governance and Public Responsibility Committee

- Oversees corporate governance policies and procedures
- Reviews risks in our corporate governance framework
- Oversees sustainability policies and programs, including risks and opportunities
- Assesses Board capabilities and independence
- Oversees Board communications and shareholder engagement

Compensation and People Committee

- Oversees executive compensation and equity plans administration
- Oversees CEO and executive succession planning
- Oversees human capital management strategy, including corporate culture, talent attraction, training, development and retention
- Oversees compensation recoupment (clawback) policies
- Reviews compensation practices to assess associated risks

Management

Management reports regularly to the Board and its committees on risk management policies and practices, and provides updates in their areas of responsibility:

Chief Financial Officer	Chief Accounting Officer	General Counsel
Chief Ethics and Compliance Officer	Chief Human Resources Officer	Chief Operating Officer
Chief Information Security Officer	Head of Internal Audit	Chief Commercial Officer

We have built a resiliency framework to prepare for and respond to crisis situations. This framework includes crisis management protocols, cybersecurity and information technology safeguards, and disaster recovery and business continuity planning. Our framework is adaptable because every crisis is unique. The Board receives regular updates from our executive leadership team on resiliency matters. We also consult with outside advisors who brief the Board periodically. The Board and each of its committees can engage outside advisors at any time for risk oversight matters.

The Audit Committee regularly reviews and discusses significant business, operational and reporting risks with management. The committee assesses the steps management is taking to control these risks, including specific critical risks identified by our enterprise risk management program. The Audit Committee receives quarterly updates from our Chief Ethics and Compliance Officer on legal and compliance matters. These updates include reports on employee concerns raised regarding financial reporting and other compliance matters, and how those concerns were resolved.

In addition to general risk oversight during fiscal year 2026, the Board focused particular attention on geopolitical, sustainability, and cybersecurity risks, as described below.

Geopolitical and Trade Risk Oversight

During fiscal year 2026, the Board focused particular attention on geopolitical risks, including geopolitical conflict, evolving trade policy and tariffs, and their potential impact on the Company’s global operations, supply chain, workforce, and customers. Oversight of these matters was integrated into the enterprise risk management and crisis management

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frameworks. Throughout fiscal year 2026, the Board and the Audit Committee received regular updates from management regarding geopolitical developments and related operational and financial risks, as well as mitigation strategies and contingency planning. This oversight included management’s response to the missile attack that damaged our facility in Mukachevo, Ukraine. The Board was kept informed of actions taken to protect employee safety, activate business continuity and crisis response protocols, support affected employees, and manage operational and supply chain impacts. Through its oversight during fiscal year 2026, the Board sought to ensure that management maintained appropriate processes to monitor geopolitical developments and respond effectively to an increasingly complex global environment.

Sustainability Oversight

We recognize the importance of sustainability governance as part of our overall corporate responsibility and long-term value creation. Our Nominating, Governance and Public Responsibility Committee has primary responsibility for overseeing the Company’s corporate governance, including sustainability policies and programs. In carrying out this responsibility, the Committee oversees sustainability matters such as human rights, climate change, and environmental risks and opportunities, and reviews current and emerging sustainability-related issues, trends, regulatory developments, and best practices.

The Nominating, Governance and Public Responsibility Committee receives reports from management on sustainability matters as appropriate and our Board reviews our sustainability program and receives updates on relevant sustainability efforts. In addition, our Compensation and People Committee periodically reviews our human capital management strategy.

Cybersecurity Oversight

The Board recognizes that cyber risks affect the entire enterprise. Our Audit Committee has primary responsibility for overseeing risks associated with our information technology and cybersecurity, including our plans to mitigate these risks and respond to data breaches.

The Audit Committee receives regular reports (at least quarterly) from our Chief Information Security Officer (“CISO”) (and currently on an interim basis our Chief Information Officer (“CIO”)) on cybersecurity matters. These reports cover: our cybersecurity risk profile; current and emerging cybersecurity threat landscape; status of ongoing cybersecurity initiatives; incident reports; and results of internal and external assessments of our information systems. The Audit Committee annually reviews the adequacy and effectiveness of our information and technology security policies and internal controls. The committee also periodically receives updates from our internal audit function on the results of our cybersecurity audits and related mitigation activities. The full Board receives annual briefings from our CISO (and currently on an interim basis our CIO) on cybersecurity matters. Should a material cyber incident rise to the level of a corporate crisis, the Board would be engaged, consistent with our crisis response protocols.

Our cybersecurity program includes protocols for preventing, detecting, addressing, and responding to cybersecurity incidents. The program encompasses: business continuity and disaster recovery planning and testing; security vulnerability assessments; and annual cybersecurity awareness training for all employees. We provide annual training to equip our employees with information they need to understand the dangers of social engineering, detect potential attacks, and take appropriate actions to protect our business. We engage independent security firms periodically to assess, audit, and certify components of our cybersecurity program. Our global information security management program is ISO 27001:2022 certified.

Director Orientation and Continuing Education

To provide effective oversight, our directors need a strong understanding of our business, strategy and the significant and emerging risks we face. To build and maintain this understanding, we offer our directors comprehensive orientation and continuing education programs.

The key objectives of our programs are to:

Help directors stay well-informed and expand their knowledge of trends and issues relevant to our business and their role
Keep directors current on leading and next-level boardroom practices
Support directors in performing their oversight duties
Help individual board members build skills in areas where they want to grow
Update directors’ knowledge about corporate governance issues, compliance matters and emerging issues and industry trends affecting our business

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New Director Orientation

When a new director joins the Board, we provide an individualized orientation program so they can learn the roles and responsibilities of the Board and the committees on which they will serve. The program includes a review of the Company’s purpose, strategy and our businesses and operations, technology and information security, sustainability, financial condition, legal and regulatory framework, risk management, and other relevant topics. New directors speak or meet directly with members of the executive team and other key employees to better understand our business and operations.

Director Continuing Education

We support current directors in their ongoing learning by offering continuing education opportunities. Each year, the Nominating, Governance and Public Responsibility Committee designs the structure and content of the annual director continuing education program. The program may include presentations by thought leaders and industry experts, formal education sessions, meetings with management subject matter experts, participation in industry forums, and site visits. These opportunities give directors a first-hand understanding of our operations and a chance to interact with employees and management. As part of our program, our directors regularly attend focused sessions on current topics of interest.

In fiscal year 2026, director education topics included:
Global macroeconomic and geopolitical developments, including tariffs and trade policy
Corporate governance best practices, shareholder perspectives, and evolving investor expectations
Cybersecurity, information systems risk and technology governance, including oversight of information security and AI governance and risk management
Sustainability trends, including customer and investor views on sustainability and related regulatory updates
Talent strategy, executive compensation, and organizational health

We also encourage our directors to participate in appropriate educational programs offered by organizations outside of the Company, such as accounting firms, corporate governance trade organizations, law firms, and universities, to assist our directors in maintaining their expertise in areas related to the work of the Board and the directors’ committee assignments. We reimburse directors for all reasonable fees and expenses associated with attending such programs, up to $10,000 per director in any fiscal year.

Board’s Role in Executive Succession Planning

Our Board, with assistance from the Compensation and People Committee, regularly reviews and assesses succession plans for the Chief Executive Officer and other executive officers. This helps ensure that Flex continues to have the talent needed to successfully develop and execute our strategy. Our Board maintains a long-term program for effective senior leadership development and active succession oversight.

At least once a year, the Board, with assistance from the Compensation and People Committee, reviews succession plans and assesses our executives’ strengths and development opportunities. In a separate Board meeting, the Board also discusses how to develop and retain executive talent. Directors become familiar with potential successors for key executive positions through various means, including regular organization and talent reviews, presentations to the Board, and formal and informal meetings.

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Board Evaluation Process

Our Board is committed to continuous improvement and conducts an annual evaluation of its performance. This evaluation helps the Board assess its effectiveness, identify areas for growth, and ensure it continues to provide strong oversight of the Company, and inform Board succession planning and refreshment actions.

Our Nominating, Governance and Public Responsibility Committee oversees the annual evaluation process. Each year, the committee determines the structure and focus areas for the evaluation of the Board, its committees, and individual directors, taking into account current corporate governance practices. We generally conduct external board assessments every other year, supplemented by internal self-assessments in other years, though we retain flexibility to adjust this approach as needed. In 2025, our Board engaged an independent board governance consulting firm to assist with the evaluation process. The firm helped prepare and collect questionnaire responses, conducted individual interviews with each director, and facilitated evaluation discussions. In 2026, the Board conducted its annual evaluation through a self-assessment.

Key topics covered in our annual evaluations include:

Overall performance, engagement and effectiveness of the Board, committees and individual directors	Quality and clarity of materials provided to directors

Board and committee structure, processes, leadership, succession planning and refreshment	Communications between meetings

Board and committee composition, including skills, experience and other relevant characteristics	Meeting frequency, length, agendas and content

Quality of discussions and balance between presentations and dialogue	New director orientation and director continuing education

Director access to the Board Chair, CEO and senior management	The evaluation process itself and potential improvements

Our Board evaluation process follows the below steps:

Based on director feedback from these evaluations and informal input throughout the year, we have made a number of enhancements to Board and committee practices. Recent improvements informed by evaluation feedback include refinements to oversight topics, adjustments to the frequency of reviews, and enhancements to the quality and focus of meeting materials. The Nominating, Governance and Public Responsibility Committee also considers evaluation results when assessing Board composition and committee assignments.

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Board Committees

Our Board has established three standing committees: the Audit Committee, the Compensation and People Committee, and the Nominating, Governance and Public Responsibility Committee. Each committee is composed entirely of independent directors who bring in-depth knowledge, relevant experience, and specialized expertise to their oversight responsibilities. The Audit Committee and Compensation and People Committee members also meet the heightened independence requirements prescribed by the SEC and Nasdaq for members of such committees.

Each committee operates under a written charter adopted by our Board that clearly sets forth the committee’s purposes, responsibilities, and membership qualifications. Committees review and assess the adequacy of their charters annually and recommend changes to the Board as appropriate. Current committee charters are available on our website under “Investor Relations—Governance.”

All committees meet regularly in executive session without management present, fostering candid discussion among independent directors. Committees regularly report on their activities to the full Board. Each committee has the authority to engage independent outside advisors and counsel as it deems appropriate to assist with its work. From time to time, our Board may also form special committees to provide focused oversight on specific matters.

Audit Committee

COMMITTEE HIGHLIGHTS	11 meetings in fiscal 2026 Attendance 91%	Members • Charles K. Stevens, III (Chair) • John D. Harris II • Lay Koon Tan • Patrick J. Ward	Independence Each member is independent and financially literate.	Audit Committee Financial Expert Our Board has determined that Messrs. Harris, Stevens, Tan and Ward each qualify as an “audit committee financial expert” under SEC rules.

Purpose

Assist the Board in overseeing the quality and integrity of Flex’s financial statements and disclosures; accounting and financial controls; the independent auditors’ qualifications, independence, and performance; the internal audit function; capital structure and financial risk; legal, ethical, and regulatory compliance; and cybersecurity, tax, and insurance programs.

Key Responsibilities

•  Coordinate and facilitate communication about financial reporting and internal controls among auditors, management and the Board.

•  Select, appoint and determine the compensation of our independent auditors; pre-approve all audit services.

•  Oversee enterprise-wide risk management, including identification, monitoring and mitigation of key risks.

•  Monitor select legal and regulatory matters as well as the Company’s compliance programs.

•  Review cybersecurity programs and other information technology risks, including artificial intelligence, at least quarterly; oversee plans to mitigate cybersecurity risks and respond to data breaches; annually review the adequacy and effectiveness of information and technology security policies.

•  Review financial statements, earnings releases, and significant accounting policies prior to public filing or release.

•  Oversee the internal audit function, including the internal audit plan and significant findings.

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Compensation and People Committee

COMMITTEE HIGHLIGHTS	6 meetings in fiscal 2026 Attendance 100%	Members • Maryrose Sylvester (Chair) • Erin L. McSweeney • Patrick J. Ward	Independence Each member is independent.

Purpose

Assist the Board in overseeing Flex’s compensation and succession of the CEO and executive officers, administer equity plans, and oversee the Company’s global human capital management strategy.

Key Responsibilities

•  Review and recommend to the Board the compensation of the CEO and other executive officers.

•  Assist the Board with CEO and executive officer succession planning.

•  Administer equity compensation plans, including granting incentive and equity-based awards.

•  Oversee global human capital management strategy, including corporate culture and talent attraction, training, development, and retention programs.

•  Oversee the Company’s submissions to shareholders on executive compensation matters, including advisory votes on executive compensation (say-on-pay), and consider the results of such votes.

Delegation of Authority

The committee may form and delegate authority to subcommittees when appropriate. The committee may also delegate to the CEO the authority to grant equity awards to employees who are not directors, executive officers, or other senior employees who report directly to the CEO.

Compensation and People Committee Interlocks and Insider Participation

No member of the Compensation and People Committee has served as an officer or employee of Flex. No director has any interlocking relationship with another board or compensation committee requiring disclosure under SEC rules.

Nominating, Governance and Public Responsibility Committee

COMMITTEE HIGHLIGHTS	6 meetings in fiscal 2026 Attendance 100%	Members • William D. Watkins (Chair) • Charles K. Stevens, III • Maryrose Sylvester	Independence Each member is independent.

Purpose Assist the Board in overseeing Board composition, governance policies, Board and committee performance, and shareholder communications.

Key Responsibilities

•  Evaluate Board and committee composition and performance; recommend changes to membership and director compensation.

•  Identify, recruit, and evaluate director candidates using a holistic approach that considers experience, expertise, business acumen, and background.

•  Oversee new director orientation and continuing education programs.

•  Shape and oversee corporate governance practices, including corporate responsibility and sustainability policies; monitor governance trends, regulatory developments, and best practices.

•  Oversee Board engagement and communications with shareholders.

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Stakeholder Engagement and Outreach

We believe that robust stakeholder outreach is essential to maintaining strong corporate governance practices. Ongoing communication with our stakeholders builds relationships and helps our Board and management team gather useful feedback on a wide range of topics. In our discussions with investors, we seek their input on a variety of topics, including corporate governance, sustainability, human capital management, and executive compensation, as well as other topics or trends investors may wish to discuss. We strive for a collaborative approach to solicit and understand a variety of perspectives.

We engage year-round with a range of stakeholders, including our shareholders, our dedicated workforce, trusted vendors, and global customers. As part of Flex’s dedication to having a positive impact on all stakeholders, we have designed an engagement program that offers ongoing opportunities to provide feedback and influence our corporate activity and sustainable growth.

Year-Round Shareholder Engagement

Our Board and management team understand that engagement benefits both our shareholders and the Company. Because ongoing shareholder engagement is a priority, we maintain a robust engagement program throughout the year, as shown below.

Our Year-Round Engagement

First Quarter

- Engage with shareholders on topics such as sustainability, governance and executive compensation to understand their perspectives
- Publish annual report and proxy statement
- Seek shareholder feedback on matters presented for votes at our annual general meeting
- Attend and participate in investor events to stay informed on emerging trends and concerns and maintain a connection with our investors

Second Quarter

- Engage with shareholders on topics such as sustainability, governance and executive compensation to understand their perspectives
- Hold annual general meeting of shareholders and engage directly with any shareholders who attend the meeting
- Assess voting results from our annual general meeting
- Attend and participate in investor events to stay informed on emerging trends and concerns and maintain a connection with our investors

Third Quarter

- Board and management discuss annual general meeting results and shareholder feedback
- Determine follow-up actions based on shareholder input
- Review and plan topics and approach for shareholder engagement
- Attend and participate in investor events to stay informed on emerging trends and concerns and maintain a connection with our investors

Fourth Quarter

- Engage with shareholders on topics such as sustainability, governance and executive compensation to understand their current perspectives
- Consider shareholder feedback regarding our practices
- Attend and participate in investor events to stay informed on emerging trends and concerns and maintain a connection with our investors

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2026 Engagement Highlights

During fiscal year 2026, we proactively reached out to shareholders to solicit feedback about our business, corporate governance, executive compensation and sustainability programs through one-on-one sessions. We also obtain and share shareholder feedback with our Board and committees through our quarterly financial performance webcasts, analyst conferences and investor meetings.

Shareholder Outreach Focus Areas

During these meetings and discussions, we listened to our shareholders’ feedback on the following topics, as well as additional considerations:

•	Capital allocation and long-term value creation strategy
•	Corporate governance matters, including board composition and executive compensation program design and pay-for-performance philosophy
•	Sustainability and climate-related matters, including circular economy initiatives and supply chain sustainability

Overall, we received positive feedback on our corporate governance, sustainability and compensation practices.

Corporate Governance Policies

Flex has implemented a comprehensive corporate governance framework that includes our Code of Business Conduct and Ethics (“CoBCE”), Governance Guidelines, and Board committee charters. All are available on the Governance page of the Investor Relations section of our website.

Governance Guidelines

Our Governance Guidelines provide guidance and policy regarding director qualifications, committee structure, board evaluations, director and officer share ownership guidelines, director independence, limits on other public company board service, and related-party transactions, among other topics.

Code of Business Conduct and Ethics

Our CoBCE provides the framework of ethics that governs our business and applies to all directors, officers, and employees. Among other things, our CoBCE addresses ethics, compliance, harassment, conflicts of interests, antitrust and competition, bribery, insider trading, cyber and information security, and protecting human rights. Flex was named one of the World’s Most Ethical Companies® by the Ethisphere Institute in 2026 for a fourth consecutive year.

In fiscal year 2026, 99% of our eligible employees worldwide completed online CoBCE training. In keeping with SEC rules, we use the Investor Relations section of our website to disclose any substantive amendment to, or material waiver from, any provision of the CoBCE that applies to our principal executive officer, principal financial officer, principal accounting officer, controller, or any individual who performs similar functions.

Insider Trading Policy

We have adopted an insider trading policy that governs transactions in our securities by our directors, officers, and employees, and have implemented processes for the Company that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations and applicable Nasdaq listing standards. A copy of our insider trading policy is incorporated by reference as Exhibit 19.01 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2026.

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Shareholder Communications with the Board of Directors

Shareholders can contact the Board of Directors by emailing Board@flex.com. Company management reviews these communications and forwards them to the Board Chair, the full Board, or individual directors based on the subject matter. Communications unrelated to Board responsibilities may be redirected or excluded.

Fiscal Year 2026 Non-Employee Directors’ Compensation

Non-Employee Director Compensation Program

Program Design and Objectives

Our non-employee director compensation program is designed to attract and keep highly qualified directors with the skills, experience, and character we need to serve on our Board. The program uses both cash and equity-based compensation to (i) recognize the time commitment, expertise, and responsibilities of Board service, (ii) align directors’ interests with the long-term interests of our shareholders, and (iii) provide competitive compensation relative to peer companies.

Review of Non-Employee Director Compensation Program

The Nominating, Governance and Public Responsibility Committee reviews our non-employee director compensation program annually and recommends any changes to our Board. To inform this review, management compiles director compensation data from our comparison peer group. The committee periodically engages an independent compensation consultant to assist with this review. For information about our peer group, see “Compensation Discussion and Analysis–Executive Compensation Peer Group” on page 45.

In fiscal year 2026, the committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) to help the committee assess whether our director compensation, including the Board Chair’s compensation, is competitive with peer company practices. The committee reviewed, among other things, cash compensation levels, the grant date fair value of restricted share unit awards, compensation trends, and share ownership guidelines. Based on this review and FW Cook’s recommendations, the Board approved an increase in the annual discretionary restricted share unit award value from $200,000 to $235,000 (grant date fair market value) for fiscal year 2026.

Components of Non-Employee Director Compensation Program

Our non-employee director compensation program consists of two components:

•	Annual cash compensation, in amounts that vary based on committee and chair service; and
•	Annual discretionary restricted share unit awards.

Non-employee directors may elect to receive their annual cash compensation, or any portion thereof, in the form of fully vested, unrestricted shares of the Company. This share election option emphasizes equity compensation, which ties director pay to stock price performance. The Board believes this overall pay mix, which is consistent with peer practices, aligns directors’ interests with those of our shareholders.

In addition to their annual compensation, non-employee directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings in person. Directors are also reimbursed for fees to attend continuing education courses, up to $10,000 per director per fiscal year.

We do not pay management directors for Board service in addition to their regular employee compensation. The compensation paid to our management director, Ms. Advaithi, for services provided as our CEO is discussed in the sections of this proxy statement titled “Compensation Discussion and Analysis” and “Executive Compensation.”

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Fiscal Year 2026 Annual Cash Compensation

Under the Singapore Companies Act, we may only provide cash compensation to our non-employee directors for services rendered in their capacity as directors with the prior approval of our shareholders at a general meeting. Our shareholders approved the current cash compensation arrangements for our non-employee directors at certain of our previous annual general meetings, with the most recent modifications approved at our 2017 annual general meeting. The current arrangements include the following annual cash retainers, all of which are paid quarterly in arrears:

Annual Retainer Amount ($)	Role
90,000	Each non-employee director
15,000	Each member of the Audit Committee and the Compensation and People Committee, including the chairs
40,000	Chairs of the Audit Committee and the Compensation and People Committee
8,000	Each member of the Nominating, Governance and Public Responsibility Committee, including the chair
15,000	Chair of the Nominating, Governance and Public Responsibility Committee
50,000	Chair of the Board, in addition to the applicable retainers listed above

For non-employee directors serving less than a full quarter, cash compensation is pro-rated based on days actually served. Non-employee directors do not receive non-equity incentive compensation or participate in any pension or deferred compensation plans.

As noted above, non-employee directors may elect to receive their annual cash compensation in the form of Company shares, cash, or a combination thereof. Accordingly, each non-employee director can elect to receive the annual retainer(s) described above, in whole or in part, in the form of fully vested, unrestricted Ordinary Shares of the Company. A non-employee director making such an election will receive shares having an aggregate value equal to the portion of cash compensation exchanged, with the value based on the closing price of our shares on the date the compensation would otherwise have been paid in cash.

Fiscal Year 2026 Equity Compensation

Yearly Restricted Share Unit Awards

Each non-employee director is eligible to receive grants of restricted share unit awards at the Board’s discretion. In accordance with the compensation program recommended by the Nominating, Governance and Public Responsibility Committee and approved by the Board, each non-employee director receives, following each annual general meeting, a restricted share unit award with a grant date fair market value of $235,000. These awards vest in full on the day immediately prior to the next year’s annual general meeting. In fiscal year 2026, each non-employee director received a restricted share unit award covering 4,713 Ordinary Shares.

Initial Awards

New non-employee directors joining the Board receive a prorated portion of the annual restricted share unit award granted to continuing directors. These initial awards vest on the date immediately prior to our next annual general meeting.

Compensation for the Non-Employee Chair of the Board

The Board Chair receives additional compensation to recognize the significant time commitment and responsibilities of this leadership role. Consistent with our overall director compensation philosophy, the Nominating, Governance and Public Responsibility Committee seeks to provide competitive compensation that aligns the Chair’s interests with shareholders’ long-term interests. In addition to the cash compensation and equity grants described above, our Board Chair is entitled to receive an additional annual restricted share unit award with a grant date fair market value of $100,000. This award is granted following each annual general meeting and vests on the day immediately prior to the next year’s annual general meeting. In fiscal year 2026, the Board Chair received a restricted share unit award covering 2,005 Ordinary Shares.

Non-Employee Director Share Ownership Guidelines

We require our non-employee directors to hold a minimum number of Ordinary Shares valued at five times their annual cash retainer for Board service. Based on the current $90,000 annual retainer, this equals a minimum shareholding requirement of $450,000. Directors have five years from their election date to meet this requirement. All of our current non-employee directors have met this ownership requirement.

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Director Summary Compensation in Fiscal Year 2026

The following table sets forth fiscal year 2026 compensation for our non-employee directors.

Name	Fees Earned or Paid in Cash ($)(1)	Share Awards ($)(2)	All Other Compensation ($)	Total ($)
John D. Harris II	105,000	235,000	—	340,000
Michael E. Hurlston(3)	—	325,000	—	325,000
Erin L. McSweeney	141,000	235,000	—	376,000
Charles K. Stevens, III	153,000	235,000	—	388,000
Maryrose Sylvester	117,000	235,000	—	352,000
Lay Koon Tan(4)	52,500	287,500	34,505	374,505
Patrick J. Ward	120,000	235,000	—	355,000
William D. Watkins(5)	122,250	375,750	—	498,000

(1)	Represents cash compensation earned in fiscal year 2026 for Board and committee service.
(2)	Represents the grant date fair value of restricted share unit awards granted in fiscal year 2026, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The grant date fair value of restricted share unit awards is the closing price of our Ordinary Shares on the date of grant. For additional information regarding the assumptions used in these calculations, see Note 5 to our audited consolidated financial statements for the fiscal year ended March 31, 2026, “Share-Based Compensation and Warrants,” included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2026. No stock option awards were granted in fiscal year 2026.
(3)	In lieu of his cash compensation, Mr. Hurlston elected to receive fully vested Ordinary Shares of the Company under the non-employee director share election program for his Board service. As a result, he received restricted share units covering 1,412 Ordinary Shares which vested immediately upon grant, the value of which is reflected in the table above under “Share Awards.”
(4)	In lieu of half of his cash compensation, Mr. Tan elected to receive fully vested Ordinary Shares of the Company under the non-employee director share election program for his Board and committee service. As a result, he received restricted share units covering 824 Ordinary Shares which vested immediately upon grant, the value of which is reflected in the table above under “Share Awards.” Mr. Tan, a Singapore resident, incurred U.S. federal and Arizona state income taxes for serving on our Board. The Company paid $26,919 in U.S. federal income tax and $987 in Arizona state income tax directly to the relevant taxation authorities on his behalf for taxes related to Mr. Tan’s meeting attendance in Austin, Texas and Sedona, Arizona. The Company also paid $4,785 for third-party tax return preparation and filing services and $1,814 to the I.R.S. related to a 2024 tax year notice. These amounts are included in the “All Other Compensation” column.
(5)	In lieu of his cash compensation for the last fiscal quarter of fiscal year 2026, Mr. Watkins elected to receive fully vested Ordinary Shares of the Company under the non-employee director share election program for his Board and committee service. As a result, he received restricted share units covering 519 Ordinary Shares which vested immediately upon grant, the value of which is reflected in the table above under “Share Awards.”

The following table shows the number of Ordinary Shares underlying unvested restricted share units held by our non-employee directors as of the 2026 fiscal year-end:

Name	Number of Ordinary Shares Underlying Outstanding Restricted Share Units (#)
John D. Harris II	4,713
Michael E. Hurlston	4,713
Erin L. McSweeney	4,713
Maryrose Sylvester	4,713
Charles K. Stevens, III	4,713
Lay Koon Tan	4,713
Patrick J. Ward	4,713
William D. Watkins	6,718

Non-employee directors do not hold any stock options.

Treatment of Unvested Restricted Share Unit Awards upon a Change of Control

All non-employee directors have outstanding restricted share unit awards. For information about how these awards are treated upon a change of control, see the section titled “Potential Payments Upon Termination or Change of Control.”

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Proposals to be Considered at the 2026 Annual General Meeting of Shareholders

Proposal No. 1: Re-election of Directors

Article 94 of our Constitution requires that at each annual general meeting, all of the current directors must retire from office. Retiring directors are eligible for re-election.

Upon the recommendation of our Nominating, Governance and Public Responsibility Committee, the Board of Directors has nominated all nine of our incumbent directors who will retire from office at the 2026 annual general meeting as required by Article 94 of our Constitution, for re-election.

If any nominee under Proposal No. 1 fails to receive the affirmative vote of a majority of the shares present and voting on the resolution to approve his or her re-election (that is, if the number of shares voted “FOR” the director nominee does not exceed the number of votes cast “AGAINST” that nominee), he or she will not be re-elected and the size of the Board will be reduced accordingly. Abstentions, if any, will have no effect.

The Singapore Companies Act provides that we must have at all times at least one director ordinarily resident in Singapore. As Mr. Tan is the only member of our Board of Directors who is ordinarily resident in Singapore, if Mr. Tan is not re-elected at the 2026 annual general meeting, he shall be deemed to continue in his role as a director until we appoint another director to the Board who is ordinarily resident in Singapore.

The proxy holders intend to vote all proxies for the nominees for directors listed below under “Nominees to our Board of Directors.” If any nominee is unable or declines to serve as a director at the time of the 2026 annual general meeting, the proxies will be voted for any nominee designated by the present Board of Directors, in accordance with Article 99 of our Constitution, to fill the vacancy. As of the date of this proxy statement, our Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

The Board recommends a vote “FOR” the re-election of each of the Director nominees.

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Nominees to our Board of Directors - Skills, Qualifications and Backgrounds

Flex is committed to having a predominantly independent Board representing a range of critical skills. Our Nominating, Governance and Public Responsibility Committee is responsible for assessing the composition and performance of the Board and its committees, and for recruiting, evaluating, and recommending director candidates. Our Board believes a wide range of viewpoints is essential to effective board deliberations, corporate governance and oversight. We expect all directors to demonstrate high professional and personal ethics, have an understanding of the Company’s business and industry, advanced education, broad business acumen, and strategic thinking.

For this year’s election, the Board has nominated nine individuals who bring a variety of skills and experiences to the Board and represent the long-term interests of the Company’s shareholders. Three of our nominees (33%) are women and three nominees (33%) are from underrepresented racial or ethnic groups. Our Board balances the in-depth knowledge of longer-serving directors with the fresh perspectives of newer members. Five of our incumbent director nominees have served on the Board for six years or less. Our nominees’ collective experience covers a wide range of geographic regions and industries.

The following matrix highlights the specific experience, skills and qualifications that our director nominees bring to the Company and that are considered when evaluating director candidates.

Environmental and Sustainability
Human Capital Management
Global Operations
Supply Chain
Technology and Innovation
Information Systems and Cybersecurity
Business Development and Strategic Planning
Public Company Board Governance
Financial, Accounting and Audit
Risk and Compliance
Industry Leadership

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Environmental and Sustainability	Experience in environmental and sustainability topics is instrumental to Flex’s sustainability governance and our position as a sustainability leader.
Human Capital Management	Experience in overseeing workforce strategy, including talent development, succession planning, organizational culture, and compensation. Informs oversight of leadership pipeline, employee engagement, and alignment of talent with strategic priorities.
Global Operations	Experience operating in a global context by managing multinational businesses with complex geographic footprints, regulatory environments, and cross-border operations. Informs board-level perspective on global strategy execution, regional risk, organizational complexity, and the governance of internationally integrated enterprises.
Supply Chain	Experience in supply chain networks, logistics, procurement, and operational execution across distributed manufacturing footprints. Informs oversight of cost structure, resilience, productivity, and the Company’s ability to deliver consistently in dynamic and constrained environments.
Technology and Innovation	Experience in the technology sector and driving technological innovation enables our Board to guide Flex’s strategy regarding the design and manufacturing of proprietary products and advanced manufacturing solutions.
Information Systems and Cybersecurity	Experience in understanding enterprise information systems and cybersecurity risks, including threats to data, systems, and digital infrastructure, including as a result of public company board service on a committee with cybersecurity risk oversight responsibilities. Informs oversight of system resilience, data protection, incident preparedness, and enterprise-wide cyber risk management.
Business Development and Strategic Planning	Executive level experience developing and executing strategic initiatives, including market expansion, partnerships, and long-term planning. Informs oversight of enterprise direction, competitive positioning, and alignment between strategy and execution.
Public Company Board Governance	Experience on other public company boards and familiarity with governance frameworks, fiduciary responsibilities, and board best practices in a public company environment. Supports effective oversight, independence, and alignment with shareholder interests.
Financial, Accounting and Audit	Experience in accounting and audit functions and the ability to analyze financial statements and oversee audit processes and budgets provide critical oversight and support of Flex’s public company reporting requirements and responsibility to shareholders and other stakeholders.
Risk and Compliance	Experience identifying, prioritizing, mitigating, and managing enterprise risks, including strategic, operational, and financial risks, allows our Board to effectively fulfill its risk oversight responsibilities and supports resilience and long-term performance.
Industry Leadership	Experience in executive positions within relevant sectors enhances our Board’s ability to oversee management in areas that are fundamental to Flex’s business, strategic plan, and growth. These sectors include advanced manufacturing solutions, data center management and digital infrastructure, automotive, healthcare, and power, energy and electrification.

Director Nominee Demographics

Board Independence

78%
Independent, including our Chair
Independent (7)
Non-Independent (2)

Board Tenure

8.0
Average years of tenure
6 years or less (5)
>10 years (2)
7-10 years (2)

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The Nominating, Governance and Public Responsibility Committee considered the specific experience described below in determining that each individual nominee should serve on our Board of Directors.

Revathi Advaithi
Chief Executive Officer, Flex Ltd. Director Since: 2019 Age: 58 Board Committee(s): • None Other Public Company Boards: • Uber Technologies, Inc. (since 2020)

Career Highlights:

•  Chief Executive Officer of Flex since February 2019

•  President and Chief Operating Officer, Electrical Sector, of Eaton Corporation plc, a power management company (2015 to 2019)

•  President of Electrical Sector, Americas, of Eaton (2012 to 2015)

•  Various positions of increasing responsibility at Eaton between 2008 and 2012, including Vice President and General Manager of the Electrical Components Division

•  Several senior roles within the sourcing and supply chain functions at Honeywell between 2002 and 2008, including Vice President and General Manager of Honeywell’s Field Solutions business

•  Various positions at Eaton between 1995 and 2002, including leading the Electrical Sector in the Americas and Asia-Pacific, with a three-year assignment in Shanghai

Skills and Experience Supporting Nomination:

•  Current service as Flex’s Chief Executive Officer, with a broad and deep understanding of Flex, the industries in which it participates, and the strategic actions necessary to deliver long-term profitable growth, contributes essential knowledge and expertise to our Board

•  Leadership experience in engineering, operations, logistics, and international supply chain management

•  Cybersecurity risk oversight experience as a member of the audit committee of another public company board tasked with such responsibility

•  Globally minded, purpose-driven leader with a deep commitment to our culture and values

John D. Harris II

Retired Vice President of Business Development, Raytheon Company and Chief Executive Officer, Raytheon International, Inc.

Director Since: 2020

Age: 65

INDEPENDENT

Board Committee(s):

•  Audit

Other Public Company Boards:

•  Cisco Systems, Inc. (since 2021)

•  ExxonMobil Corporation (since 2022)

•  Kyndryl Holdings, Inc. (since 2021)

Career Highlights:

•  Vice President of Business Development for Raytheon Company and Chief Executive Officer of Raytheon International, Inc., a wholly-owned subsidiary of Raytheon Company, a global engineering and technology company focused on aviation, space and defense. In this role, he was responsible for worldwide sales and marketing, international business and government relations operations, as well as leading the execution of the company’s global business strategy (2013 to 2020)

•  Joined Raytheon in 1983 and held several leadership positions including Vice President and General Manager of Raytheon’s Intelligence, Information and Services business (2012 to 2013); President, Raytheon Technical Services Company (2010 to 2012); Vice President, Contracts and Supply Chain for Raytheon (2005 to 2010); Vice President, Contracts for Raytheon’s government and defense businesses; and Vice President of Operations and Contracts for Raytheon’s former electronic systems business

•  Served on the Radio Technical Commission for Aeronautics (RTCA) NextGen Advisory Committee, the National Advisory Council on Minority Business Enterprise with the U.S. Department of Commerce, and the Association of the United States Army’s Council of Trustees

Skills and Experience Supporting Nomination:

•  Proven track record in developing and managing large scale global businesses, with leadership in sales and marketing, supply chain, and government relations

•  Technology, digital and cybersecurity experience as former president of Raytheon Technical Services Company and former general manager of Raytheon’s Intelligence, Information and Services business, and as a board member of a public company global leader in information security

•  Competencies in talent management, culture development and strategic planning based on his CEO and functional experience

•  Public and non-profit board experience and government service experience

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Michael E. Hurlston

President and Chief Executive Officer, Lumentum Holdings Inc.

Director Since: 2020

Age: 59

Board Committee(s):

•  None

Other Public Company Boards:

•  Astera Labs Inc. (since 2024)

•  Lumentum Holdings Inc. (since 2025)

Recent Prior Public Company Boards:

•  Synaptics Incorporated (2019-2025)

•  Ubiquiti Networks, Inc. (2016-2021)

Career Highlights:

•  President and Chief Executive Officer of Lumentum Holdings Inc., a designer and manufacturer of innovative optical and photonic products enabling cloud, optical networking, and laser applications worldwide (February 2025 to present)

•  Chief Executive Officer and a member of the board of directors of Synaptics Incorporated, a global leader in IoT semiconductor solutions and human interface solutions combining IoT and AI (2019 to February 2025)

•  Chief Executive Officer and a member of the board of directors of Finisar Corporation, a leader in optical communications (2018 to 2019)

•  From 2001 to 2017, held various senior leadership positions in sales, marketing and general management at Broadcom Limited, a leading developer and supplier of a broad range of semiconductor solutions, and its predecessor corporation, including Senior Vice President and General Manager of the Mobile Connectivity Products / Wireless Communications and Connectivity Division

•  Held senior marketing and engineering leadership positions at Oren Semiconductor, Inc., Integrated Circuit Systems, Inc., MicroPower Systems Inc., Exar Corporation and IC Works Inc. from 1991 to 2001

•  Serves on the Board of Executive Trustees of the UC Davis Foundation

Skills and Experience Supporting Nomination:

•  Current public company CEO experience, and extensive leadership and operational experience from senior executive positions at several technology companies

•  Deep experience in the semiconductor industry provides our Board with valuable perspectives directly relevant to our business

•  Significant technology and global experience, with advanced degrees in electrical engineering and business administration, and a proven track record of growing large businesses to achieve consistent profitable growth and market penetration

•  Experience serving on public company, private company and non-profit boards

Erin L. McSweeney

Executive Vice President and Chief People Officer, UnitedHealth Group Incorporated

Director Since: 2020

Age: 61

INDEPENDENT

Board Committee(s):

•  Compensation and People

Other Public Company Boards:

•  None

Career Highlights:

•  Executive Vice President and Chief People Officer of UnitedHealth Group Incorporated, responsible for developing and implementing the company’s enterprise people and culture strategy (March 2022 to present)

•  Executive Vice President, Chief of Staff for CEO, UnitedHealth Group Incorporated (February 2021 to February 2022)

•  Executive Vice President and Chief Human Resources Officer of Optum, Inc., the global health services platform of UnitedHealth Group Incorporated with 180,000 employees worldwide (January 2017 to February 2021)

•  Several positions of increasing responsibility during her 11-year career at EMC (now Dell EMC), including Executive Vice President and Chief Human Resources Officer (2015 to 2016); Senior Vice President, Human Resources, Products and Marketing (2013 to 2015); and Chief Human Resources Officer and Vice President, Virtual Computing Environment (2009 to 2012)

•  Held several other CHRO roles across various industries

Skills and Experience Supporting Nomination:

•  Highly experienced strategic change agent with a track record of elevating organizational performance and strengthening cultural values, with more than 30 years as a human capital management professional

•  Expertise in leading all strategic and operational aspects of human resources, including organizational design, talent acquisition and management, total rewards, employee development, performance management, and succession planning

•  Background and insights position her to oversee best practices in executive compensation and human capital management

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Charles K. Stevens, III

Retired Executive Vice President and Chief Financial Officer, General Motors Company

Director Since: 2018

Age: 66

INDEPENDENT

Board Committee(s):

•  Audit (Chair)

•  Nominating, Governance and Public Responsibility

Other Public Company Boards:

•  Genuine Parts Company (since 2024)

•  Masco Corporation (since 2018)

Recent Prior Public Company Boards:

•  Eastman Chemical Company (2020-2024)

•  Tenneco Inc. (2020-2022)

Career Highlights:

•  Retired from General Motors Company (GM) in March 2019 after a 40-year career at the global automotive company that designs, manufactures, markets, and distributes vehicles and vehicle parts, and sells financial services

•  Executive Vice President and Senior Advisor of GM (2018 to March 2019)

•  Executive Vice President and Chief Financial Officer of GM, responsible for leading GM’s financial and accounting operations worldwide (2014 to 2018)

•  Chief Financial Officer of GM North America (2010 to 2014); Interim Chief Financial Officer of GM South America (2011 to 2013); led GM’s financial operations for GM Mexico (2008 to 2010) and GM Canada (2006 to 2008)

•  From 1994 to 2005, held several leadership positions in GM’s Asia-Pacific region including China, Singapore, Indonesia, and Thailand

Skills and Experience Supporting Nomination:

•  As former chief financial officer of GM, brings significant leadership experience in financial and accounting operations of a large, global publicly held manufacturing company

•  Provides a valuable understanding of international financial matters, risk evaluation and management, mergers and acquisitions, and consumer goods

•  Extensive experience in the automotive industry provides our Board with valuable perspectives directly relevant to our business

•  Current and past public company board experience, with particular focus on audit committee service and leadership, including cybersecurity risk oversight experience as a member of audit committees of public company boards tasked with such responsibility

Maryrose Sylvester

Retired U.S. Managing Director and U.S. Head of Electrification, ABB Ltd

Director Since: 2022

Age: 60

INDEPENDENT

Board Committee(s):

•  Compensation and People (Chair)

•  Nominating, Governance and Public Responsibility

Other Public Company Boards:

•  Harley-Davidson, Inc. (since 2016)

•  Vontier Corporation (since 2021)

•  Waste Management, Inc. (since 2021)

Career Highlights:

•  U.S. Managing Director and U.S. Head of Electrification of ABB Ltd, a global technology company operating in the areas of electrification, robotics, power, and automation (June 2019 to August 2020)

•  Held a broad range of leadership roles during more than 30 years at GE, including President and CEO of Current, a digital power service business delivering integrated energy systems (2015 to June 2019); President and CEO of GE Lighting, a leading global lighting provider (2011 to 2015); and President and CEO of GE Intelligent Platforms, an industrial automation provider (2006 to 2011)

•  Global supply chain experience during tenure at GE including as Director of Sourcing for GE Lighting in Budapest, Hungary, and Global Sourcing Director for GE Lighting

Skills and Experience Supporting Nomination:

•  Extensive experience in leading and transforming global industrial businesses, focused on innovation, operational improvement, and supply chain and logistics management

•  Significant knowledge and expertise in product development and delivering technology-enabled and energy-efficient, sustainable solutions

•  Experience serving on large public company, private company and non-profit boards

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Lay Koon Tan

Retired President, Chief Executive Officer and member of the Board of Directors, STATS ChipPAC Ltd.

Director Since: 2012

Age: 67

INDEPENDENT

Board Committee(s):

•  Audit

Other Public Company Boards:

•  None

Career Highlights:

•  Founding President and Chief Executive Officer and a member of the board of directors of STATS ChipPAC Ltd., a leading service provider of semiconductor packaging design, bump, probe, assembly, test and distribution solutions (2004 to 2015), after leading the formation of the company, and its predecessor, ST Assembly Test Services Ltd. (2002 to 2004). Mr. Tan joined ST Assembly Test Services Ltd. in 2000 as its Chief Financial Officer.

•  Investment banker with Salomon Smith Barney, the global investment banking unit of Citigroup Inc.

•  Various senior positions in government and financial institutions in Singapore, including the United Overseas Bank Limited

•  Holds a Bachelor of Engineering from the University of Adelaide, Australia where he was a Colombo Plan Scholar, and a Master of Business Administration from the University of Pennsylvania’s Wharton School of Business, where he was a Palmer Scholar

Skills and Experience Supporting Nomination:

•  Deep financial expertise and experience in investment matters and business development

•  Experience in driving innovation and growth through entrepreneurial endeavors in the technology sector, including in the semiconductor industry

•  Executive leadership experience, serving as chief executive officer and chief financial officer of leading global technology-based businesses

Patrick J. Ward

Retired Vice President and Chief Financial Officer, Cummins Inc.

Director Since: 2022

Age: 63

INDEPENDENT

Board Committee(s):

•  Audit

•  Compensation and People

Other Public Company Boards:

•  Corteva, Inc. (since 2019)

•  Solstice Advanced Materials Inc. (since 2025)

Career Highlights:

•  Vice President and Chief Financial Officer of Cummins Inc., a global power leader that designs, manufactures, distributes and services engines and related technologies (2008 to 2019)

•  Held a broad range of financial leadership positions after joining Cummins in 1987, including serving as vice president, engine business controller, and executive director, power generation business controller

•  Prior to joining the Board of Corteva, Inc., Mr. Ward served as a director of E.I. du Pont de Nemours and Company, Inc. and remained a board member through its merger with DowDuPont Inc.

Skills and Experience Supporting Nomination:

•  Broad experience across finance, risk management and strategy from his extensive experience as a chief financial officer and executive of a global public company

•  Significant financial expertise, including in financial reporting, public accounting, capital markets, investment management and investor relations, through a broad range of global financial leadership positions including as a public company chief financial officer

•  Several years of experience serving on public company boards, with particular focus on audit committee service and leadership, including cybersecurity risk oversight experience as a member of the audit committee of another public company board tasked with such responsibility

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William D. Watkins, Independent Chair of the Board

Retired Chief Executive Officer, Imergy Power Systems, Inc.

Director Since: 2009

Age: 73

INDEPENDENT

Board Committee(s):

•  Nominating, Governance and Public Responsibility (Chair)

Other Public Company Boards:

•  Nextpower Inc. (since 2023)

Recent Prior Public Company Boards:

•  Avaya Holdings Corp. (2017-2023)

•  Maxim Integrated Products, Inc. (2008-2021)

Career Highlights:

•  Chief Executive Officer (2013 to 2016) and Chairman of the Board (2015 to 2016) of Imergy Power Systems, Inc., a leading innovator in cost-effective energy storage solutions

•  Chairman of the Board (February 2013 to December 2013) and Chief Executive Officer (2010 to February 2013) of Bridgelux, Inc., a leading light emitting diode (LED) developer

•  Chief Executive Officer (2004 to 2009) and President and Chief Operating Officer (2000 to 2004) of Seagate Technology, a provider of electronic data storage solutions and systems, responsible for Seagate’s hard disc drive operations, including recording heads, media, and other components, and related R&D and product development organizations

•  Various other positions with Seagate Technology (1996 to 2000)

Skills and Experience Supporting Nomination:

•  Extensive operational and management experience, including as CEO and COO, leading technology manufacturing businesses on a global scale

•  Deep understanding of the electronics and semiconductor industries provides our Board with valuable perspectives directly relevant to our business

•  Technology, digital and cybersecurity experience as an executive serving businesses in encryption, enterprise, desktop, mobile computing, and electronics industries

•  Current and past board experience as a director of various public companies

The Board believes that Mr. Watkins’ extensive experience and tenure on our Board makes him well suited to serve as the independent Chair of our Board.

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Proposal No. 2: Re-Appointment of Independent Auditors for Fiscal Year 2027 and Authorization of our Board to Fix Their Remuneration

Our Audit Committee has approved, subject to shareholder approval, the re-appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit our financial statements and records for the fiscal year ending March 31, 2027, and to perform other appropriate services. In addition, pursuant to Section 205(16) of the Singapore Companies Act, our Board of Directors is requesting that the shareholders authorize the directors, upon the recommendation of the Audit Committee, to fix the auditors’ remuneration for services rendered through the 2027 annual general meeting. We expect that a representative from Deloitte & Touche LLP will attend the 2026 annual general meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

Deloitte & Touche LLP has been the Company’s independent registered public accounting firm since 2002. The Company has been advised by Deloitte & Touche LLP that neither it nor any of its associates has any direct or material indirect financial interest in the Company.

Principal Accountant Fees and Services

Set forth below are the aggregate fees billed by Deloitte & Touche LLP, a member firm of Deloitte Touche Tohmatsu, and its respective affiliates, for services performed during fiscal years 2026 and 2025. Fees for fiscal year 2026 reflect incremental services in connection with the previously announced planned spin-off of the CPI segment (the “Spin-off”) and other strategic transactions. All audit and permissible non-audit services reflected in the fees below were pre-approved by the Audit Committee in accordance with established procedures.

	Fiscal year
(in millions)	2026 ($)	2025 ($)
Audit Fees	18.6	12.1
Audit-Related Fees	—	0.3
Tax Fees	5.0	0.9
All Other Fees	2.5	—
Total	26.1	13.3

Audit Fees consist of fees for professional services rendered by our independent registered public accounting firm for the audit of our annual consolidated financial statements included in our Annual Report on Form 10-K (including services related to rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and the review of our consolidated financial statements included in our Quarterly Reports on Form 10-Q. These fees include fees for services that are normally incurred in connection with statutory audits for the fiscal year ended March 31, 2026 that were approved during the fiscal year and regulatory filings or engagements, such as comfort letters, statutory audits, and consents and the review of documents filed with the SEC. Audit Fees for fiscal year 2026 include approximately $6.4 million of fees associated with the Spin-off.

Audit-Related Fees consist of fees for assurance and related services by our independent registered public accounting firm that are reasonably related to the performance of the audit and not included in Audit Fees.

Tax Fees consist of fees for professional services rendered by our independent registered public accounting firm for tax compliance, tax advice, and tax planning services, including assistance regarding federal, state and international tax compliance, return preparation, tax audits and customs and duties. Tax Fees for fiscal year 2026 include approximately $3.9 million of fees related to the Spin-off.

All Other Fees consist of fees for professional services rendered by our independent registered public accounting firm for permissible non-audit services. All Other Fees for fiscal year 2026 consist of approximately $0.8 million related to advisory services rendered in connection with the Spin-off and other mergers and acquisitions activity, including financial due diligence.

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Audit Committee Pre-Approval Policy

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services. The Audit Committee has delegated to its Chair pre-approval authority subject to predefined financial limits set by the Audit Committee, provided that any such decisions are required to be reported to the Audit Committee at its next regularly scheduled meeting. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee also may pre-approve particular services on a case-by-case basis.

Our Audit Committee has determined that the provision of non-audit services under appropriate circumstances may be compatible with maintaining the independence of Deloitte & Touche LLP, and that all such services provided by Deloitte & Touche LLP to us in the past were compatible with maintaining such independence. The Audit Committee is sensitive to the concern that some non-audit services, and related fees, could impair independence. However, the Audit Committee also recognizes that in some areas, services that are identified by the relevant regulations as “tax fees” or “other fees” are sufficiently related to the audit work performed by Deloitte & Touche LLP that it would be highly inefficient and unnecessarily expensive to use a separate firm to perform those non-audit services. The Audit Committee intends to evaluate each such circumstance on its own merits, and to approve the performance of non-audit services where it believes efficiency can be obtained without meaningfully compromising independence.

The Board recommends a vote “FOR” the re-appointment of Deloitte & Touche LLP as our independent auditors for fiscal year 2027 and authorization of the Board, upon the recommendation of the Audit Committee, to fix their remuneration.

Message from the Audit Committee

We, the members of Flex’s Audit Committee, assist our Board of Directors in overseeing financial accounting and reporting processes; systems of internal controls; the appointment, compensation and oversight of our external auditor; and our compliance with legal and regulatory requirements. We are committed to the values of independence and transparency in the discharge of our duties.

In furtherance of independent oversight, our Audit Committee is composed entirely of independent and financially literate directors, including four audit committee financial experts. Further, we annually assess the independence of our external auditors considering any non-audit fees or services and the tenure of our lead audit partner.

We also take measures to ensure transparency between ourselves, members of management, and our external auditors including holding regular private sessions with external auditors, maintaining open lines of communication with members of management, and performing annual assessments of the qualifications and work quality of our external auditors.

We typically hold at least 8 meetings each fiscal year, in connection with regularly scheduled Board meetings and the filing of quarterly and year-end financial results. Additionally, we meet as needed to address emerging concerns including financial and accounting practices and ethics and compliance concerns. Specifically, in discharging our oversight duties at each regularly scheduled Audit Committee meeting, we:

•	review and discuss with management and Deloitte & Touche LLP our quarterly earnings press releases, related periodic reports filed with the SEC, and our audited financial statements for the fiscal year, as well as the overall quality of our financial reporting process;
•	receive updates from Flex’s Chief Ethics and Compliance Officer (“CECO”) regarding legal and compliance matters including reports about the receipt and resolution of employee or other concerns raised regarding financial reporting and other compliance matters, and annually review the performance of the CECO;
•	receive updates from Flex’s Vice President of Internal Audit regarding internal audit and risk management matters including the Audit and Risk Management Services reports, and annually review the performance of the Vice President of Internal Audit;
•	review and discuss accounting and tax regulatory, procedural, and program updates;
•	review and discuss with management, internal audit and Deloitte & Touche LLP the evaluation, execution, and effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002;

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•	review and discuss topics regarding information security and cybersecurity risks, which includes receiving regular updates from Flex’s Chief Information Officer and/or Chief Information Security Officer, and the Company’s strategy to mitigate these risks; and
•	review and discuss with management significant business, operational and reporting risks and assess the steps management is taking to control these risks, including specific critical risks identified by our enterprise risk management program.

For an exhaustive discussion of our responsibilities, we invite you to review our Audit Committee charter which we assess on an annual basis and revise, if necessary.

Audit Committee Report

The Audit Committee has reviewed and discussed with management and with our independent auditors, Deloitte & Touche LLP, our audited consolidated financial statements for the fiscal year ended March 31, 2026. The Audit Committee has also reviewed management’s assessment and the auditors’ evaluation of the effectiveness of our internal control over financial reporting as of March 31, 2026. Flex management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles (GAAP).

The Audit Committee discussed with our independent auditors the matters required under applicable rules of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee also discussed with the auditors the firm’s independence from Company management and the Company, and reviewed the written disclosures and letter required by applicable PCAOB requirements regarding auditor independence communications. The Audit Committee considered whether the provision of non-audit services by our independent auditors is compatible with maintaining auditor independence. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. The Audit Committee pre-approved all audit and permissible non-audit services performed by our independent auditors during fiscal years 2026 and 2025 in accordance with established procedures.

Our independent auditors perform an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and express an opinion on these statements. The independent auditors express their own opinion on the effectiveness of our internal control over financial reporting. The Audit Committee monitors these processes.

Based on the Audit Committee’s discussions with management and our independent auditors and based on the Audit Committee’s review of the audited consolidated financial statements, together with the auditors’ reports and management’s representations, the Audit Committee recommended to the Company’s Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2026, which was filed with the SEC on May 20, 2026.

Submitted by the Audit Committee of the Board of Directors:

Charles K. Stevens, III	John D. Harris II	Lay Koon Tan	Patrick J. Ward

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Proposal No. 3: Non-Binding, Advisory Resolution on Executive Compensation

We are asking our shareholders to approve, in a non-binding, advisory vote, the compensation of our named executive officers (NEOs) as reported in this proxy statement in the “Compensation Discussion and Analysis” and the compensation tables and accompanying narrative disclosure under “Executive Compensation.”

Flex’s compensation philosophy is that pay should be meaningfully aligned with performance. Our pay programs are designed to tie actual pay delivery for our executives to performance against the Company’s short-term and long-term performance goals and the creation of shareholder value. A key objective of our compensation programs is to attract, retain and motivate superior executive talent by providing competitive pay opportunities and then paying for the achievement of rigorous Company objectives, while balancing the need to avoid excessive or inappropriate risk-taking and maintaining an appropriate cost structure.

We strongly encourage shareholders to read the Compensation Discussion and Analysis section of this proxy statement in detail. This section describes how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives and shows the link between our performance and our executives’ incentive compensation. We also encourage shareholders to review the Summary Compensation Table and the other related compensation tables and narrative, which provide detailed information on the compensation of our NEOs.

While the vote on this resolution is advisory and not binding on the Company, each member of the Compensation and People Committee, along with the Board, values the perspectives of our shareholders and will consider the results of this vote when making decisions regarding future executive compensation arrangements. We have held a say-on-pay advisory vote on an annual basis since 2011, with the next vote anticipated to occur at our 2027 annual general meeting.

The Board recommends a vote “FOR” the approval of the non-binding, advisory resolution on executive compensation.

Compensation and People Committee Report

The Compensation and People Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis that follows this report. Based on this review and discussion, the Compensation and People Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in the Company’s proxy statement for the 2026 annual general meeting of shareholders.

Submitted by the Compensation and People Committee of the Board of Directors:

Maryrose Sylvester	Erin L. McSweeney	Patrick J. Ward

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Compensation Discussion and Analysis

This CD&A is organized into the following key sections:
Executive Summary	39
Compensation Philosophy	42
Compensation-Setting Process and Decisions for Fiscal Year 2026	44
Fiscal Year 2026 Executive Compensation	46

Introduction

In this Compensation Discussion and Analysis (CD&A) section, we discuss the material elements of our compensation programs and policies, including our overall compensation philosophy and program objectives, and how and why the Compensation and People Committee arrived at specific compensation policies and decisions involving our NEOs. Our NEOs for fiscal year 2026 were:

Name	Position
Revathi Advaithi	Chief Executive Officer
Kevin Krumm	Chief Financial Officer
Kwanghooi (Hooi) Tan	Chief Operating Officer
Michael P. Hartung	President, Chief Commercial Officer
Scott Offer	Executive Vice President, General Counsel

Executive Summary

Our pay programs align executive compensation with Company performance and shareholder value creation. We use a mix of performance metrics that reward different aspects of Company achievement across short-term and long-term objectives.

Performance and Company Highlights for Fiscal Year 2026

During fiscal year 2026, we delivered another year of strong performance, finishing in a position of strength with record margins, robust cash flow, and growth across critical end markets that created meaningful value for our shareholders.(A)

•	One-year and three-year Flex TSR of 98% and 291%, respectively.
•	Adjusted operating profit (OP) grew by 21% year-over-year, following 15% growth in fiscal year 2025 over 2024. Fiscal year 2026 adjusted OP performance was very strong, driven by favorable portfolio mix and operational efficiency.
•	Closed the year at a cash position of $2.4 billion.
•	Returned $944 million to our shareholders through stock repurchases.
•	In addition to the above performance, in fiscal year 2026, the Company achieved adjusted gross margin of 9.5% and GAAP gross margin of 9.2%, adjusted operating margin of 6.3% and GAAP operating margin of 4.9%, and adjusted earnings per share (EPS) of $3.30 and GAAP EPS of $2.33.

(A)	Adjusted OP, adjusted gross margin, adjusted operating margin and adjusted EPS are non-GAAP financial measures. See Annex A to this proxy statement for a reconciliation of GAAP to non-GAAP financial measures.

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The short-term incentive program for the NEOs in fiscal year 2026 used the following financial metrics: revenue, adjusted OP, and adjusted free cash flow (FCF). For fiscal year 2026, we continued our performance share unit (PSU) program tied to relative TSR and adjusted EPS growth as a long-term incentive (LTI) vehicle. These are the same metrics we focused on in our quarterly performance updates to shareholders. Our recent history of performance on these four metrics is shown below.

Our adjusted FCF performance and improved profitability supported our return of capital to shareholders through our share repurchase program, as shown below.

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Compensation Highlights for Fiscal Year 2026

Our pay-for-performance philosophy links actual compensation to results. We believe above-target performance should be rewarded when achieved, and below-target performance should lead to reduced compensation, including zero payouts for incentive elements when performance thresholds are not met. We also deliver a significant portion of executive pay in the form of equity awards, directly aligning executives’ interests with our shareholders.

No base salary increases for any of our NEOs for FY26.
FY26 bonus targets maintained for all of our NEOs.
Bonus payouts ranged from 171% to 181% of target for our NEOs.
PSU achievements and payouts: Maximum payout of 200% was earned for the PSUs tied to relative total shareholder return (rTSR) covering the three-year performance period ending in fiscal year 2026 (vested in June 2025). Final payout of the rTSR PSUs was based on achieving 75th+ percentile TSR relative to the peer group for the one-, two-, and three-year performance periods, including an absolute three-year TSR growth of 228.45%. For the PSUs tied to adjusted EPS growth, a maximum payout of 200% was earned for the three-year performance period ending on March 31, 2026, based on achieving average adjusted EPS growth of 18.9% (excluding the impacts of acquisitions and divestitures).

Summary of Compensation Program Changes for Fiscal Year 2026

For fiscal year 2026, the Company made the following refinements to the design of its compensation program, as described below.

Program Element	Fiscal Year 2026 Design Changes	Rationale for Change
Long-Term Incentive Equity Award Mix	Increased the weighting of PSUs to 67% (from 50%), and decreased RSUs to 33% (from 50%)	To place a greater emphasis on driving performance and delivering shareholder value
Long-Term Incentive EPS PSU Payout Scale	Increased the maximum payout potential to 250% of target (from 200%); capped at 200% of target when relative TSR is in the bottom quartile of the peer group	To incentivize exceptional EPS performance over a three-year period, while ensuring payouts are supported by adequate shareholder returns
Annual Incentive Bonus Metrics	Removed the sustainability modifier from the bonus plan	NEOs and functional leaders incorporate sustainability goals into their individual objectives for the year. This realignment supports coordinated execution across the pillars of our sustainability program and promotes shared, team-based accountability.

Fiscal Year 2026 Executive Compensation Summary

Our executive compensation program is structured to be competitive and allow us to attract and retain a high-caliber leadership team. Further, it is intended to provide direct alignment between pay and performance. The illustrations below show the key elements of direct compensation for our NEOs in fiscal year 2026 and how those elements were allocated. A majority of target pay is performance-based, with 92% at-risk for our CEO and 83% at-risk for our other NEOs (on average), as detailed below.

(1)	PSUs are shown at face value (the target number of shares awarded multiplied by the closing stock price on the grant date).
(2)	Excludes Supplemental Equity Award granted to Ms. Advaithi in fiscal year 2026, further described on page 55.
(3)	Represents an average for Messrs. Krumm, Hartung, Tan and Offer.

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Variable Compensation Element	Description
Short-Term Incentive

Corporate executives are measured entirely on Flex financial objectives.

Segment NEO metrics measured 60% based on corporate results and 40% on segment results (16% on segment revenue and 24% on segment OP).

All NEOs are measured against individual goals that can modify bonus payouts.
Long-Term Incentive

20% are PSUs that may be earned based on Flex’s TSR relative to that of the TSR peer group over 12-, 24- and 36-month periods, with earned shares vested and delivered at the end of the 36-month performance period.

47% are PSUs that may be earned based on Flex’s Adjusted EPS growth over three annual periods, with earned shares vested and delivered at the end of the 36-month performance period.

PSUs tied to Adjusted EPS growth are capped at 200% of target when relative TSR is in the bottom quartile of the peer group.

33% are RSUs that vest in equal annual installments over a three-year period.

Deferred Compensation

Long-term cash incentives under our Deferred Compensation Plan have a target value equal to 30% of salary for each NEO, with 50% of funding fixed and 50% of funding linked to corporate bonus payout achievement.

Compensation Philosophy

Flex’s compensation philosophy centers on meaningful pay-for-performance alignment. Our programs link executive pay to the Company’s short-term and long-term objectives and the creation of shareholder value. We design our compensation programs to attract, retain, and motivate top executive talent by offering competitive pay opportunities tied to rigorous performance goals, while balancing the need to avoid excessive risk-taking and maintaining cost discipline. We actively manage our pay-for-performance philosophy as described below.

Program Feature	Overview
Competitive pay

•  We regularly benchmark pay against a set of industry peers.

•  Base salaries and target cash compensation are competitively positioned for our NEOs to manage fixed costs and emphasize paying for performance.

Substantial emphasis on at-risk compensation

•  Programs are designed to link pay delivery to the achievement of pre-determined performance goals that directly correlate with enhanced shareholder value.

•  92% of Ms. Advaithi’s fiscal year 2026 target total direct compensation was at-risk (excluding the one-time supplemental performance-based equity award granted in fiscal 2026) and, on average, 83% of target total direct compensation for our other NEOs was at-risk.

•  At-risk compensation is based on the achievement of core financial metrics and/or is subject to market risk based on stock price and/or relative TSR performance. Incentive outcomes are based on a formulaic calculation of results against pre-determined financial or TSR-based performance targets.

•  Formulaic funding results under the annual incentive plan are modified based on individual performance (+/-10 percentage points).

•  The Board, or the Compensation and People Committee if so delegated by the Board, maintains the authority to adjust annual incentive bonus payouts if such payouts do not align with the Company’s overall performance.

Focus on long-term performance

•  While measurement of short-term results maintains day-to-day focus, we believe that shareholder value is built over the long term.

•  For Ms. Advaithi’s fiscal year 2026 target total direct compensation, 78% was in the form of long-term incentives, two-thirds of which are linked to the achievement of relative TSR performance or adjusted EPS growth goals (excluding the one-time supplemental performance-based equity award granted in fiscal 2026). On average, 64% of target total direct compensation for our other NEOs was in the form of long-term incentives, tied to achievement of the same objectives as Ms. Advaithi. For additional information on Ms. Advaithi’s one-time supplemental performance-based equity award, see the section titled “Other Long-Term Incentive Compensation Award Granted during FY26” on page 55.

•  We emphasize the NEOs’ alignment with our shareholders’ long-term interests by enforcing rigorous share ownership guidelines.

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Our compensation program is highly responsive to changes in our operating and stock price performance, as illustrated below with respect to our CEO’s total direct compensation.

Fiscal Year 2026 CEO Compensation Performance Scenario Comparisons (Illustrative)(1)

$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
+90%
$30,479
100%
$16,011
-59%
$6,574
$2,093
$2,062
$1,093
$1,325
$8,375
$4,125
$2,186
$1,325
$19,687
$6,187
$3,279
$1,325
Low Performance Scenario
Grant Date Target Pay
High Performance Scenario
PSU*
RSU
Bonus
Salary

(1) Excludes the one-time supplemental performance-based equity award granted in fiscal year 2026.
* Grant date value of PSUs is based on the closing stock price on the date of grant (face value).

Illustrative Assumptions	Bonus & RSU Payouts	Stock Price
Low Performance Scenario	50% of Target	$21.79 (Grant Price -50%)
High Performance Scenario	150% of Target	$65.36 (Grant Price +50%)

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Compensation-Setting Process and Decisions for Fiscal Year 2026

Alignment with Compensation and Corporate Governance Best Practices

The Compensation and People Committee regularly reviews our compensation programs, peer company data, and best practices in executive compensation. We have adopted corporate governance and compensation practices and policies that our Compensation and People Committee, along with our Board, believes help to advance our compensation goals and philosophy.

What We Do	What We Do Not Do

Our Compensation and People Committee is composed entirely of independent members with a robust review process.

We use a pay-for-performance executive compensation model that focuses primarily on corporate performance, with the majority of executive compensation at-risk and long-term.

We maintain a recoupment policy so we can clawback compensation paid to an executive officer in the event of a material restatement of financial results.

Our Compensation and People Committee retains an independent compensation advisor.

We conduct regular shareholder outreach and consider shareholder advisory votes and views in determining executive compensation strategies.

We maintain robust share ownership guidelines for NEOs and Directors.

We do not enter into NEO employment agreements.

We do not pay severance in the event of an executive’s voluntary resignation or retirement.

We do not allow hedging or short sales of Company equity, and we do not permit using our shares as collateral for margin accounts or pledging of Company equity as collateral for loans.

We do not provide excise tax gross-ups with respect to compensation provided in connection with a change of control event.

We do not have automatic single-trigger accelerated vesting of equity awards upon a change of control.

We do not provide excessive or non-customary executive perquisites.

We do not pay dividends or dividend equivalents on our unvested equity awards.

We do not permit option/SAR repricing (including cash buyouts) under our equity incentive plan without shareholder approval.

Compensation and People Committee

The Compensation and People Committee oversees compensation of our CEO, all other NEOs, and our other executive officers, recommending appropriate pay levels to our Board. The Committee also administers our equity compensation plans, evaluates the effectiveness of our executive compensation programs, monitors say-on-pay results, and reviews talent assessment and succession planning.

The Compensation and People Committee regularly assesses our compensation programs to ensure they support our business and human capital strategies. It also monitors market trends and changes in competitive pay practices. Based on these reviews, the Committee may approve program changes or recommend such changes to our Board.

Say-on-Pay Vote

The Compensation and People Committee believes our executive compensation program reflects our pay-for-performance philosophy and properly aligns executive incentives with long-term shareholder value creation. Each year, we evaluate our program considering the Company’s strategic direction, market conditions, shareholder views (including our say-on-pay results), and governance considerations.

At our 2025 annual general meeting, we had strong support for the compensation of our NEOs, with 95.8% of the votes cast in favor of our say-on-pay resolution. We continue to evaluate our compensation program by taking into account the voting results, shareholder feedback, and other factors used in assessing the program as discussed in this CD&A.

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Independent Consultants and Advisors

The Compensation and People Committee has the authority to retain and terminate any independent, third-party compensation consultants and to obtain advice and assistance from internal and external legal, accounting, and other advisors. During fiscal year 2026, the Compensation and People Committee retained FW Cook as its independent compensation consultant.

FW Cook furnished the Compensation and People Committee reports on the following topics: peer group composition, compensation data and analysis relating to the compensation of our NEOs, short- and long-term compensation program design, compensation program risk assessment, annual share utilization and shareholder dilution levels resulting from equity plans, executive share ownership and retention values, perquisites reviews, and regulatory updates.

The Compensation and People Committee confirmed that there are no personal or business relationships between any FW Cook employee and any member of the Compensation and People Committee or any NEO beyond the Flex relationship. Based on this information and other factors, including the factors set forth under Rule 10C-1 under the Exchange Act, the Compensation and People Committee assessed the independence of FW Cook and concluded that no conflict of interest exists that would prevent FW Cook from independently advising the Compensation and People Committee. Outside of engaging on executive and Board member compensation and related matters, FW Cook does not provide any other services to the Company.

Role of Executive Officers in Compensation Decisions

The Compensation and People Committee meets with our CEO and other executives to obtain recommendations with respect to the structure of our compensation programs. The CEO and certain other executives also assess the performance of other individual executives and make recommendations regarding their compensation. Decisions related to the compensation of the CEO (including recommendations to the Board regarding the same) are made independently by the Compensation and People Committee, without input from management. In addition, our CEO and other executives develop recommendations for performance measures and target performance goals under our incentive plans based on management’s business forecast—both at the Company and segment levels. These recommendations are approved by the Compensation and People Committee as well as by our Board when appropriate.

Executive Compensation Peer Group

Relying upon data provided by our independent compensation consultant, the Compensation and People Committee undertakes a review, on an annual basis, of the compensation peers that we use to provide insight into market-competitive executive pay programs, levels and practices. The criteria used to develop the peer group were largely unchanged from fiscal year 2025, continuing with revenue and market cap as the financial measures, as well as similar industry focus and publicly listed companies with headquarters in the U.S. as the other selection criteria. Applying these criteria, carried over from fiscal year 2025, did not result in any peer group changes – Flex continued with the same 14 peer companies as in fiscal year 2025.

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Our peer group for fiscal year 2026 compensation decisions consisted of the following companies:

Arrow Electronics, Inc.	Jabil Inc.	TD SYNNEX Corporation
Avnet, Inc.	PACCAR Inc.	Textron Inc.
Corning Incorporated	Parker Hannifin Corporation	Western Digital Corporation
Cummins Inc.	Sanmina Corporation	Xerox Holdings Corporation
Hewlett Packard Enterprise Company	Seagate Technology Holdings plc

The peer group revenue and market cap summary statistics, as of the time of the analysis, are shown below.

In addition to our peer group companies, the Compensation and People Committee reviews standardized surveys of large technology and manufacturing firms to evaluate the competitiveness of Flex’s compensation programs in the context of broader market practices.

Fiscal Year 2026 Executive Compensation

Base Salary

The Compensation and People Committee typically reviews base salaries every year and makes recommendations to the Board of Directors about adjusting or maintaining salary levels to reflect competitive market data, individual performance, internal equity and promotions or changes in responsibilities.

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The following table sets forth the base salaries of our NEOs serving on the last day of fiscal year 2026. None of our NEOs’ base salaries were increased in fiscal year 2026 from fiscal year 2025.

Name and Title	Annualized Base Salary for Fiscal Year 2025 ($)	Annualized Base Salary for Fiscal Year 2026 ($)	Percentage Change
Revathi Advaithi Chief Executive Officer	1,325,000	1,325,000	0.0%
Kevin Krumm Chief Financial Officer	832,000	832,000	0.0%
Hooi Tan Chief Operating Officer	735,000	735,000	0.0%
Michael P. Hartung President, Chief Commercial Officer	735,000	735,000	0.0%
Scott Offer Executive Vice President, General Counsel	663,000	663,000	0.0%

Incentive Bonus Plan

In designing the incentive bonus plan, our Chief Executive Officer and management team develop and recommend performance metrics, weightings and targets, which are reviewed and are subject to final approval by the Compensation and People Committee. Fiscal year 2026 corporate level performance metrics and weightings, which were unchanged from fiscal year 2025, except for the removal of the sustainability modifier, were as follows:

Metrics	Fiscal Year 2026 Weightings
Adjusted OP	40%
Adjusted FCF	35%
Revenue	25%
Individual Performance	Used as an additive modifier (+/– 10%)

The adjusted OP, adjusted FCF, and revenue metrics and weightings remained the same from fiscal year 2025 to fiscal year 2026 and focus on profitability, conversion of profit into free cash flow through working capital and inventory management, and top line growth.

Adjusted OP acts as both a metric within the plan, and the overall funding metric of our global bonus program, as illustrated below on page 50. Adjusted OP achievement generates an enterprise-wide funding pool based on the same adjusted OP targets as used for the Corporate NEO bonus plan, which acts to ensure affordability and alignment to shareholder returns. The Company uses a range around OP, where aggregate bonus payouts must be within +/-20% of Corporate adjusted OP achievement. This maintains the connection between enterprise-wide bonus plan results and payouts as well as pay for performance alignment.

Performance for our Chief Commercial Officer, Mr. Hartung, was measured at both the Corporate and segment levels – 60% and 40%, respectively. This 60%/40% weighting emphasizes the importance of enterprise-wide performance and encourages a balanced approach between accountability for segment performance and cooperation across the enterprise. The 40% weighting for commercial segment performance was split evenly between the Agility and Reliability segments, with performance metrics consisting of adjusted OP and revenue, weighted 60% and 40%, respectively.

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The Company continued with an individual performance modifier to the incentive bonus plan for fiscal year 2026, which can adjust the final bonus payout +/- 10 percentage points. Final bonus payouts are subject to the bonus plan cap of 200% of target.

The following table summarizes the key features of our fiscal year 2026 incentive bonus plan.

Feature	Component	Objectives
Performance targets	• Based on key short-term Corporate and segment financial metrics	• Aligns executive incentives with performance • Rewards achievement of short-term objectives
Performance measures

•

Revenue and adjusted OP at the Company and segment level, and adjusted FCF at the Company level

•

Weightings for these metrics are fixed and measured at the corporate and segment levels for the applicable executives

•

Adjusted OP measured at the Company level is also used as the funding metric for aggregate bonus payouts across the Company

•

Emphasizes pay-for-performance by linking individual compensation to performance on metrics that are key drivers of shareholder value

•

Promotes accountability by tying payouts to achievement of minimum performance thresholds

•

Ties aggregate payouts to the Company’s overall profitability, helping to ensure affordability

Bonus modifier	• Individual performance	• Enables the Committee to differentiate pay based on individual NEO’s performance
Bonus payments

•

Based on achievement of financial performance objectives and individual performance

•

Target bonus opportunities set at percentage of base salary, based on executive’s level of responsibility

•

Additive individual performance modifier can adjust bonus payouts by up to +/-10 percentage points

•

Annual incentive bonuses range from 0% of target to a maximum of 200% of target

•

No payout awarded for any measure where threshold performance is not achieved

•

If threshold performance is not achieved for all metrics, bonus payout is capped at 100%

•

The Board, or the Compensation and People Committee if so delegated by the Board, has the authority to adjust bonus payouts if appropriate in the context of the Company’s overall performance

•

Reflects the Company’s emphasis on pay-for-performance by linking individual compensation to financial performance

•

Encourages accountability for all financial performance goals by conditioning bonus payments on the achievement of at least the minimum thresholds on all measures and capping funding at 100% if performance is not above threshold on all financial goals

Non-GAAP Adjustments

We used adjusted non-GAAP performance measures (adjusted OP and adjusted FCF) for our incentive bonus plan in fiscal year 2026, and adjusted EPS in our fiscal 2026 adjusted EPS growth PSU grants. Using adjusted measures eliminates the distorting effect of certain unusual income or expense items. The adjusted performance measures are consistent with those used in our quarterly earnings releases. The adjustments are intended to align award payout opportunities with the underlying growth of our business and avoid misalignment in outcomes based on unusual items.

In calculating non-GAAP financial measures, we excluded certain items to make it easier to compare the Company’s operating performance on a period-to-period basis because such items are not, in the Compensation and People Committee’s view, related to the Company’s ongoing operational performance. The non-GAAP measures are used to more accurately evaluate the Company’s operating performance, to calculate return on investment, and to benchmark performance against competitors. For fiscal year 2026, non-GAAP adjustments consisted of excluding intangible amortization, customer-related asset impairments (recoveries); restructuring charges; after-tax stock-based compensation expense; one-time legal impacts; investment impairments; equity in earnings; and other tax impacts. All adjustments are subject to approval by the Compensation and People Committee to ensure that payout levels are consistent with performance. See Annex A to this proxy statement for a reconciliation of GAAP to non-GAAP financial measures. For purposes of calculating performance under our incentive bonus plan in fiscal year 2026, we have excluded the impact from extraordinary items or events that would have had an unanticipated impact, corporate transactions (including acquisitions or dispositions), and other unusual or nonrecurring items.

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Target Incentive Awards

Fiscal year 2026 bonus targets for the NEOs as a percent of base salary are shown below. They were not increased from fiscal year 2025.

Name and Title	Fiscal year 2026 Target Bonus (% of Salary)	Fiscal year 2026 Target ($)
Revathi Advaithi Chief Executive Officer	165%	2,186,250
Kevin Krumm Chief Financial Officer	115%	956,800
Hooi Tan Chief Operating Officer	110%	808,500
Michael P. Hartung President, Chief Commercial Officer	110%	808,500
Scott Offer Executive Vice President, General Counsel	100%	663,000

Incentive Payouts for NEOs Other than Chief Commercial Officer

The table below sets forth the payout opportunities that were available to Ms. Advaithi and Messrs. Krumm, Tan and Offer based on different levels of corporate performance. These targets are considered rigorous and were validated within the context of analyst expectations. Mr. Hartung’s bonus was based on the bonus design in his role as President, Chief Commercial Officer.

Performance targets are determined based on Board-approved financial plans—both at Company and segment levels. Maximum payout levels were tied to “stretch” levels of performance.

OP Funding Factor

The fiscal year 2026 adjusted OP funding factor was 101%. Formulaic funding of all Flex bonus plans was lower in aggregate than what funding would have been if based on Corporate OP. Per the mechanics of the executive bonus plans, funding of the bonus plans was adjusted based on positive OP performance.

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Individual Performance Modifier

An additive individual performance bonus modifier was included in the bonus plan for NEOs in fiscal year 2026. The modifier can adjust bonus payouts by up to +/-10 percentage points. Based on the year-end assessment of individual performance, bonuses were positively adjusted as denoted below for Ms. Advaithi and Messrs. Krumm, Hartung, and Tan.

NEO	Fiscal Year 2026 Individual Performance Highlights	Individual Performance Modifier Adjustment
Revathi Advaithi

•

Delivered strong operational performance during fiscal year 2026, as highlighted above

•

Positioned the Company to capitalize on the generational transformation in electrical infrastructure and accelerating AI data center demand

•

Executed strategic initiatives that drove significant shareholder creation

•

Expanded key portfolio segments while advancing plans to spin off the Cloud and Power Infrastructure (CPI) segment

+10%
Kevin Krumm

•

Significant efforts and contributions that yielded very strong fiscal year 2026 financial results, and led the implementation of a new segment reporting structure to enhance investor transparency

•

Successfully transitioned into the CFO role while strengthening and scaling the finance organization to support evolving business needs

•

Played a key role in advancing the planned spin-off of our CPI segment

+10%
Michael Hartung

•

Significant efforts and contributions that yielded very strong fiscal year 2026 financial results, including meaningful segment margin expansion

•

Led disciplined commercial execution and deepened customer engagement across key end markets

+10%
Hooi Tan

•

Significant efforts and contributions that yielded very strong fiscal year 2026 financial results, including operational efficiency improvements while maintaining business continuity amid geopolitical challenges

•

Played a key role in advancing the planned spin-off of our CPI segment

+10%

For fiscal year 2026, the Company’s performance resulted in payouts as shown below:

Incentive Payout for Chief Commercial Officer

Targets for segment performance measures are treated as confidential and not publicly disclosed. As noted above, Mr. Hartung’s bonus was determined in accordance with the bonus framework for his role as President, Chief Commercial Officer. In addition, upon management’s recommendation, the Compensation and People Committee exercised negative discretion by reducing segment funding under the bonus plan from 176% to 168% (before application of the OP funding factor and individual performance modifier) to better align achievement levels with those of the other NEOs, despite overperformance against both revenue and adjusted OP targets. Taking this into account, along with the OP funding factor and individual performance modifier, Mr. Hartung’s final payout was 180.68% of target.

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Final Incentive Awards for the NEOs

The fiscal year 2026 bonus payout levels for our NEOs were as follows:

Name	Fiscal Year 2026 Annual Incentive Bonus Target (Potential Bonus as a percentage of Base Salary)	Fiscal Year 2026 Annual Incentive Actual Bonus ($)	Fiscal Year 2026 Actual Annual Incentive Bonus as a Percentage of Full Year Target Bonus
Revathi Advaithi	165%	3,950,117	180.68%
Kevin Krumm	115%	1,728,746	180.68%
Hooi Tan	110%	1,460,798	180.68%
Michael P. Hartung	110%	1,460,798	180.68%
Scott Offer	100%	1,131,608	170.68%

Long-Term Share-Based Incentive Compensation

In June 2025, the Board, upon the recommendation of the Compensation and People Committee, granted share-based long-term incentives to our senior executives as an incentive to maximize the Company’s long-term performance and drive shareholder value creation. These awards are designed to align the interests of NEOs with those of our shareholders and to give each NEO a significant incentive to manage the Company from the perspective of an owner with a direct stake in the business. Long-term equity awards are also intended to promote retention, since unvested shares are forfeited if an executive voluntarily leaves the Company.

One-third of the long-term incentive value was delivered in the form of service-based RSUs. rTSR PSUs represent 20% of our NEOs’ share-based long-term incentive awards (based on face value of the awards) in fiscal year 2026 and the remaining 47% was delivered in the form of adjusted EPS growth PSUs. The actual grant value mix disclosed in the tables of this proxy statement may deviate from this 33/20/47 RSU/rTSR PSU/EPS PSU mix due to the Monte Carlo accounting valuation required by SEC rules to be used for the tabular disclosure of rTSR PSUs. The Compensation and People Committee believes this targeted one-third/two-thirds allocation between RSUs and PSUs links long-term compensation to the Company’s long-term performance and shareholder outcomes and promotes retention.

In addition to the awards granted in June 2025 under the fiscal year 2026 long-term incentive compensation program, the Board, upon the recommendation of the Compensation and People Committee, granted a performance-based long-term incentive equity award to our CEO for the achievement of rigorous performance goals related to the Company’s data center business. See below section titled “Other Long-Term Incentive Compensation Award Granted During FY26” on page 55.

Restricted Share Unit Awards (RSUs)

One-third of each NEO’s fiscal year 2026 share-based long-term incentive award is in the form of RSUs. These service-based RSUs vest in three equal installments on the first three anniversaries of the grant date, subject to continued employment. Payouts are made in shares and the value of an RSU award increases or decreases based on share price performance from the grant date, further aligning the interests of the executive with long-term shareholder value creation. Before an RSU vests, the holder has no ownership rights in the shares and is not entitled to dividends or dividend equivalents.

rTSR PSUs

Twenty percent of each NEO’s fiscal year 2026 share-based long-term incentive award is in the form of rTSR PSUs. The rTSR PSU awards granted in fiscal year 2026 will be earned (or not), at up to a maximum of 200% of target, based upon Flex’s percentile rank of TSR over a three-year period compared to the rTSR peer group companies (described below). Performance is measured over three discrete measurement periods—of 12-, 24-, and 36- months—within each three-year cycle, as illustrated below. The rTSR PSU final payout will be based on the average payouts of these three performance periods and does not occur until after the conclusion of the full 36-month performance period.

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The use of discrete measurement periods is intended to minimize the potential impact of short-term share price volatility at the end of the performance period. In addition, having vesting occur following conclusion of the final three-year performance period aligns value delivery with longer-term absolute TSR performance. The Compensation and People Committee believes that this approach encourages NEOs to focus on generating long-term shareholder returns and results in payouts that more accurately reflect the shareholder experience over the full three-year cycle.

The number of shares earned is dependent on the percentile rank achieved, within each of the 12-, 24- and 36-month periods, as shown below.

Flex TSR vs TSR Peer Group (FY 2026 PSU Grant)
Shares Earned
(% of Target)
200%
100%
25%
0%
30th
50th
75th
100th
TSR Peer Group Percentile Rank

Note: Straight-line interpolation is used to determine shares earned when results are between targets.

The TSR peer group is reviewed and updated annually based on the filtering criteria below.

1.	Reflect likely competitors for investor funds
2.	Focus on the same or similar industries to Flex and subject to similar macroeconomic forces
3.	Approximate the margin range for electronic manufacturing industry

These considerations resulted in the following selection methodology:

Fourteen companies in the compensation peer group at the time of selection, together with companies that met all of the following criteria:

1.	Industry membership in Technology Hardware & Equipment (GICS code 4520) and Capital Goods (2010)
2.	Trailing four quarter revenue is between 0.2x-to-5.0x Flex’s
3.	12-month average market cap is between 0.2x-to-6.0x Flex’s
4.	Three-year average operating margin is 10% or less

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Based on the selection methodology listed above, our fiscal year 2026 TSR peer group is comprised of the following:

Acer Inc.	GE Vernova, Inc.	Rush Enterprises
AECOM	Giga-Byte Technology	Sandisk Corporation
APi Group	GMS	Sanmina Corporation*
Arrow Electronics, Inc.*	Hewlett Packard Enterprise*	Seagate Technology Holdings plc*
ASUSTek Computer Inc.	HP Inc.	Spirit AeroSystems
AtkinsRéalis	Huntington Ingalls Industries	StandardAero
AUO Corporation	Icahn Enterprises L.P.	Stanley Black & Decker, Inc.
Avnet, Inc.*	Ingram Micro Holding Corporation	Super Micro Computer, Inc.
Beacon Roofing Supply, Inc.	Innolux Corporation	Synnex Technology International Corp.
Bombardier Inc.	Insight Enterprises Inc.	TD SYNNEX Corporation*
CDW Corporation	Intevac Corporation	Textron Inc.*
Celestica Inc.	Jabil Inc.*	UFP Industries, Inc.
Coherent Corp	MasTec Inc.	Walsin Lihwa Corp.
Comfort Systems USA	Micro-Star International	WESCO International, Inc.
Compal Electronics, Inc.	Oshkosh Corporation	Western Digital Corporation*
Corning Incorporated*	PACCAR Inc.*	Wistron Corporation
Cummins Inc.*	Parker-Hannifin Corporation*	Wiwynn Corp.
EMCOR Group, Inc.	Pegatron Corporation	WPG Holdings
Far Eastern New Century	Primoris Services	WSP Global Inc.
Ferguson Enterprises	Quanta Computer Incorporated	WT Microelectronics Co. Ltd.
Finning International Inc.	Quanta Services	Xerox Holdings Corporation*
Fluor Corporation	Resideo Technologies	Zhen Ding Technology
*	Denotes an existing compensation peer group company

The TSR peer group contains companies headquartered and listed in the U.S., Canada and Taiwan as a reflection of the global nature of the industry in which Flex operates.

Adjusted EPS Growth PSUs

We have incorporated adjusted EPS growth PSUs into our LTI program since fiscal year 2022 to support continued focus on achieving our long-term financial strategy. For FY26, these PSUs represent 47% of our participating NEOs’ share-based long-term incentive awards (based on the target value of the awards as described below) and will be earned (or not), at up to a maximum of 250% of target, based upon Flex’s achievement of adjusted EPS growth targets. Further, to the extent that Flex’s rTSR is in the bottom quartile of the peer group, as described above, EPS Growth PSU funding is capped at 200% of target.

In setting the adjusted EPS growth targets, the Compensation and People Committee considered the following inputs:

•	Flex’s historical EPS growth performance;
•	Peer company (both compensation and US-based TSR peers) historical non-GAAP EPS growth performance;
•	the Company’s long-term financial strategy; and
•	the Company’s investor guidance for fiscal year 2026.

Performance is measured over a three-year period in three discrete annual measurements, as illustrated below. Performance for each year is averaged at the end of the three-year period to determine the final percentage of shares that vest (as a percent of target).

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Adjusted EPS growth rates will be calculated using non-GAAP adjustments summarized on page 48 of this proxy statement. Adjusted EPS used for purposes of adjusted EPS growth PSU performance calculations will exclude the impact of extraordinary items or events that have an unanticipated impact, corporate transactions (including acquisitions or dispositions), and other unusual or nonrecurring items. For purposes of adjusted EPS, the impact of unplanned share repurchases attributable to corporate transactions (including acquisitions or dispositions) will also be excluded. The rationale for excluding the impact of significant items or events that have an unanticipated impact is to focus participants on factors within their control and preserve the incentive orientation of the plan in the face of significant, unforeseen business disruptions or other events. The objective of excluding the impact of M&A is to measure performance on the same basis and business composition as in place at the start of the performance period. See also Annex A to this proxy statement for a reconciliation of GAAP to non-GAAP financial measures.

Grants During Fiscal Year 2026

The Compensation and People Committee and the Board considered the following factors when determining the value of the fiscal year 2026 NEO equity awards:

•	Peer group compensation data for similarly situated executives;
•	Future potential to contribute to the Company’s growth and potential to grow in current role and expand scope of responsibility and contribution over time; and
•	Individual performance and internal equity.

Awards Granted under FY26 Long-Term Incentive Compensation Program

The table below summarizes the approved fiscal year 2026 PSU and service-based RSU awards granted in June 2025 to our NEOs under our long-term incentive compensation program.

NEO	Target rTSR-Based PSUs (Shares)	Target Adjusted EPS Growth- Based PSUs (Shares)	Service-Based RSUs (Shares)	Target Total Equity Award Value ($)
Revathi Advaithi	57,378	134,840	94,675	12,500,000
Kevin Krumm	13,311	31,282	21,964	2,900,000
Hooi Tan	13,311	31,282	21,964	2,900,000
Michael P. Hartung	13,311	31,282	21,964	2,900,000
Scott Offer	12,164	28,586	20,071	2,650,000

The target award values shown above vary from the values shown in the Summary Compensation Table and Grants of Plan-Based Awards Table because the accounting cost of our rTSR PSUs is based on a Monte Carlo valuation. The target award value is determined and then allocated among various award types. The number of shares is calculated by dividing the target value by the share price on the grant date, rounded down to the nearest whole share. The actual value ultimately earned will depend on Flex’s multi-year TSR performance relative to the TSR peer group, its adjusted EPS growth performance, as well as its stock price performance.

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Other Long-Term Incentive Compensation Award Granted During FY26

On June 19, 2025, the Board of Directors, upon the recommendation of its Compensation and People Committee, approved the grant of a one-time supplemental equity award (the “Supplemental Equity Award”) to the Company’s CEO Revathi Advaithi. The grant is 100% performance-based with a target value of $25 million and can only be earned for the achievement of highly rigorous goals for the Company’s data center business over a multi-year period, with funding subject to a payout cap tied to the Company’s rTSR for further accountability to our shareholders.

Rationale and Considerations for Granting the Supplemental Equity Award

The Committee and the Board determined that granting this one-time Supplemental Equity Award is in the best interests of the Company and its shareholders and that the amount and terms of the award have been carefully tailored to fit the Company’s strategic objective of growing its data center business which is a key opportunity for Flex, as well as the Company’s consistent long-term goal of incremental shareholder value creation. The Supplemental Equity Award was approved with the advice and input of the Committee’s independent compensation consultant, which included a review of relevant benchmarking data.

Award Size and Structure

The Supplemental Equity Award for Ms. Advaithi has a grant date fair value at target of $25 million and consists entirely of at-risk PSUs.

The Supplemental Equity Award cliff vests after performance is certified following the end of the performance period, subject to Ms. Advaithi’s continued service through such date. The number of PSUs earned, if any, will be primarily based on the performance of the Company’s data center business measured at the end of fiscal year 2028, with payouts ranging from 0% to 250% of the target PSUs granted. The underlying performance goals are rigorous and, if achieved, are expected to drive significant shareholder value creation.

Further, to strengthen alignment to our shareholders’ experience, the Supplemental Equity Award is subject to an overall payout cap based on the Company’s rTSR over a three-year period beginning on June 19, 2025 and ending on June 19, 2028. The maximum number of PSUs underlying the Supplemental Equity Award is capped at:

•	250% of target if rTSR is at or above the median,
•	200% of target if rTSR is below the median, and
•	100% of target if rTSR is below the 25th percentile.

Shareholder Value Creation Since Grant Date

Since the grant date of the Supplemental Equity Award on June 19, 2025, Flex has meaningfully outperformed relevant benchmarks with respect to share price performance. The Company’s +221% TSR through June 1, 2026 has delivered superior returns to our shareholders, compared to the S&P 500 (+29%) and our compensation peer group (+92%) over the same period.

Indexed Price/Total Shareholder Return
$350
$300
$250
$200
$150
$100
$320.51
+221% TSR
$191.85
+92% TSR
$128.51
+29% TSR
6/19/25
8/19/25
10/19/25
12/19/25
2/19/26
4/19/26
6/01/26
Flex
S&P 500 Total Gross Return
Median FY26 Compensation Peer group

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As discussed above, the Supplemental Equity Award was granted with the Board’s consistent long-term goal of incremental shareholder value creation, which has already borne fruit. Flex’s superior TSR performance since the grant date of the Supplemental Equity Award through June 1, 2026 has resulted in $37.0 billion in incremental value creation for our shareholders. In addition, since the Company’s announcement on May 5, 2026 of the planned spin-off of its Cloud and Power Infrastructure segment through June 1, 2026, Flex shareholders have experienced $18.8 billion in incremental value creation.

The Board of Directors believes that the Company’s superior performance since the date of grant, as well as the overwhelmingly positive market reaction to the announcement of the spin-off, are clear indications that the Supplemental Equity Award is working as intended – focusing on the strategic objective of growing the data center business, as well as creating incremental value for our shareholders.

Termination Provisions

To further enhance its retentive effect, the Supplemental Equity Award is subject to continued service requirements that are more restrictive than those applicable to the Company’s standard equity awards. Unlike other outstanding equity awards held by Ms. Advaithi, if Ms. Advaithi retires, such retirement will not entitle her to accelerated or continued vesting of the Supplemental Equity Award. Moreover, unlike other outstanding equity awards held by Ms. Advaithi, if Ms. Advaithi’s employment with the Company is terminated due to her Disability (as such term is defined in the Plan), such termination will not entitle her to accelerated or continued vesting of the Supplemental Equity Award.

The agreement evidencing the Supplemental Equity Award provides that if Ms. Advaithi’s employment with the Company is terminated (i) by the Company without “cause” or (ii) due to a voluntary termination for “good reason” (as each such term is defined in the award agreement), in either case absent a change of control of the Company, Ms. Advaithi is entitled to ratable vesting of the Supplemental Equity Award determined by multiplying (x) the number of shares vesting based on actual performance measured at the conclusion of the three-year performance period by (y) a fraction, the numerator of which is the number of days Ms. Advaithi provided services to the Company from the date of grant until her termination of employment, and the denominator of which is the total number of days from the date of grant through the completion of the three-year performance period. The treatment of the Supplemental Equity Award in the event of Ms. Advaithi’s death will be the same as for other awards of PSUs granted to the Company’s executive officers, as previously disclosed.

Additionally, if Ms. Advaithi’s employment is terminated (i) by the Company without “cause” or (ii) due to a voluntary termination for “good reason”, in either case during the period beginning on the consummation of a change of control of the Company and ending 24 months following such change of control, Ms. Advaithi is entitled to 100% accelerated vesting of the Supplemental Equity Award based upon (x) actual performance if the three-year performance period is complete as of the date of such termination, or (y) target performance if the three-year performance period is incomplete as of such termination.

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Payouts of Prior PSUs

The performance period for the rTSR PSUs granted in fiscal year 2023 ended in fiscal year 2026. The fiscal year 2023 rTSR PSU grants measured our TSR relative to a custom peer group from June 1, 2022 (the grant date), through June 2, 2025 (the performance period end), using a trailing 20-day average trading price for both the beginning and the end of the performance period. Performance is measured over a three-year Performance Period with three discrete measurement periods—of 12-, 24-, and 36- months—using an average of the three measurement periods to determine the final performance. The percentile ranking for the three measurement periods was an average of 88.83%, which was above the 75th percentile, resulting in a 200% of target (maximum) payout for this award.

The performance period for the adjusted EPS growth-based PSUs granted in fiscal year 2024 ended in fiscal year 2026. Vesting was based on the Company’s adjusted EPS growth, measured over a three-year period (April 1, 2023, through March 31, 2026) in three discrete annual fiscal year measurements during the three-year performance period, and averaged with respect to all three adjusted EPS measurement periods. Our fiscal year 2024 to 2026 adjusted EPS growth maximum goal was 12%. The actual adjusted EPS growth average was 18.9% over the three-year performance period, resulting in a maximum 200% of target payout for this award.

Timing of Equity Award Grants

The Compensation and People Committee approves all equity awards granted to our NEOs on or before the grant date. Annual equity awards are typically granted to our NEOs in June following the completion and release of financial results for the preceding fiscal year. The Compensation and People Committee may also grant equity awards at other times during the year due to special circumstances, including to new executive officers upon hire or promotion or a change in an executive officer’s role or scope of responsibilities.

As a matter of good corporate governance, we do not grant equity awards in anticipation of the release of material nonpublic information and, in any event, we do not time the release of material nonpublic information in coordination with grants of equity awards in a manner that intentionally benefits our NEOs.

Benefits

Non-qualified Deferred Compensation Awards

Each NEO participates in the 2010 Deferred Compensation Plan, as amended and restated on June 6, 2025 (the “NQDC Plan”), which promotes retention by providing a long-term savings opportunity on a tax-efficient basis. In addition to being eligible to defer voluntary contributions, Flex makes annual awards to NEOs under the NQDC Plan, the key terms of which are summarized below.

NQDC Plan Design Element	Description
Annual Targeted Amount

•   Target amount is 30% of each participant’s base salary (for ongoing contributions).

•   Maximum amount is 37.5% of each participant’s base salary, if the performance-based portion is funded at maximum.

•   Subject to approval of Compensation and People Committee

•   Subject to offsets for non-U.S. executives’ pension and other benefits

Targeted Contributions

•   50% of the targeted contributions (15% of salary at target) is based on the corporate funding level of the annual corporate bonus plan.

•   50% of the targeted contributions (15% of salary) is fixed and not tied to performance.

Vesting Schedule	• Flex’s contributions, together with earnings on those contributions, will vest in full after four years, provided the participant remains employed by the Company.
Investment of Balances

•   Deferred balances in a participant’s account are deemed to be invested in hypothetical investments designated by the participant.

•   Investment options generally mirror those available under the Company’s tax-qualified 401(k) plan.

•   The appreciation, if any, in the account balances is due solely to the performance of these underlying investments.

Distribution Options

•   Vested balances are generally distributed in a lump-sum payment on the applicable vesting date.

•   Modifications to the distribution date are subject to compliance with Section 409A of the Internal Revenue Code.

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The deferred account balances are unfunded and unsecured obligations of the Company, receive no preferential standing, and are subject to the same risks as any of the Company’s other general obligations.

The Company may make an additional discretionary matching contribution in connection with voluntary deferrals to reflect limitations on our matching contributions under our 401(k) plan.

Company Deferred Compensation Awards for Fiscal Year 2026

During fiscal year 2026, Ms. Advaithi and Messrs. Krumm, Hartung, Tan and Offer each received deferred compensation awards with a value that was 34.7% of their respective fiscal year 2025 base salaries; with Mr. Krumm’s value pro-rated to his hire date in January 2025. The award values are reflected as Company contributions to the NEOs’ deferral accounts, with half of the contributions being based on the performance of the fiscal year 2025 Corporate annual incentive plan.

Voluntary Contributions

Under the NQDC Plan, participants may defer up to 70% of their base salary and bonus, net of certain statutory and benefit deductions. Participants are 100% vested in their own deferrals at all times.

Additional Information

For additional information about the NEOs’ contributions to their respective deferral accounts, Company contributions to the NEOs’ deferral accounts, earnings on the NEOs’ deferral accounts, withdrawals from the NEOs’ deferral accounts, and deferral account balances as of the end of fiscal year 2026, see the section titled “Executive Compensation—Nonqualified Deferred Compensation in Fiscal Year 2026.”

Executive Perquisites

Perquisites represent a small part of the overall compensation program for the NEOs. In fiscal year 2026, the Company paid premiums on long-term disability insurance for all of our NEOs.

Under our Corporate Aircraft Use Policy, we permit our CEO Ms. Advaithi to fly on a Company-provided aircraft for personal travel subject to availability, subject to an annual cap, above which reimbursement to the Company is required. We provide this benefit to Ms. Advaithi for additional security, as well as for efficiency, so she can use her travel time more productively for the Company. Our CEO is taxed on the value of this personal usage according to applicable tax rules. There is no tax gross-up paid on the income attributable to this value. During fiscal year 2026, the aggregate incremental cost to the Company for Ms. Advaithi’s personal aircraft use was $118,940, which is detailed in the Summary Compensation Table.

During fiscal year 2026, the Compensation and People Committee approved executive financial planning and tax preparation services valued at up to $18,000 per year per participant. The Compensation and People Committee believes that providing these services enables our executives to concentrate on their responsibilities without the distraction of managing their personal finances and assists in attracting and retaining top talent. Participating executives are responsible for the taxes related to the imputed income associated with this benefit; the Company does not provide any tax gross-up.

Executive Security

The Board believes that our executives should not be exposed to personal security risks arising from their roles at the Company and that providing appropriate security measures is in the best interests of the Company and its shareholders. At the Board’s direction, during fiscal year 2026 the Company engaged an independent, third-party security firm to conduct a comprehensive security assessment of risks applicable to our CEO and certain other senior executives. The assessment provided recommendations focused on personal and residential protection measures.

During fiscal year 2026, the Company incurred limited personal security costs for our CEO in connection with one trip that included a personal component. The incremental cost associated with this personal security support is included in the “All Other Compensation” column of the Summary Compensation Table. No other named executive officer incurred reportable personal security costs during fiscal year 2026.

Beginning in fiscal year 2027, the Company plans to implement additional recommendations from the security assessment relating to our CEO’s residential security, including home security system enhancements, monitoring, and maintenance. These costs may fluctuate year-over-year depending on security recommendations, travel schedules, and other circumstances. Going forward, the Compensation and People Committee will periodically review the executive security program and evaluate the appropriateness of the security measures in place. The Company does not consider such security costs to be personal benefits because they arise from the nature of our executives’ roles and are required by the Company. While the Company believes that these costs are necessary and appropriate business expenses, in accordance with SEC rules, we report the incremental costs of personal security support in the Summary Compensation Table. Our CEO does not receive any tax gross-up in connection with security-related benefits.

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Relocation Assignments

In accordance with our executive relocation policy, we agreed to reimburse documented and reasonable expenses that Mr. Krumm incurred in connection with his relocation to the Austin,Texas area where Flex has corporate offices. In fiscal year 2026, these expenses were $131,212. Additional relocation expenses will be paid in fiscal year 2027 given that elements of his relocation were not completed by the end of fiscal year 2026. These benefits are quantified under the “All Other Compensation” column in the Summary Compensation Table.

401(k) Plan

Under our 401(k) plan, all of our U.S. employees, including our NEOs, are eligible to receive matching contributions. We also offer annual discretionary matching contributions based on Company performance and other economic factors as determined at the end of the fiscal year. For fiscal year 2026, we elected not to make discretionary contributions on behalf of any NEO.

Other Benefits

NEOs are eligible to participate in all of the Company’s employee benefit plans, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance, in each case on the same basis as other U.S. employees, subject to applicable law.

Termination and Change of Control Arrangements

The Board and the Compensation and People Committee believe severance and change of control arrangements are important components of the overall executive compensation program. Severance arrangements help attract and retain executives with the experience needed to drive our success. Change of control provisions help to secure the continued employment and dedication of our NEOs, to reduce any concern that they might have regarding their own continued employment prior to or following a change of control of Flex and to promote continuity of management during a corporate transaction. Accordingly, we maintain certain arrangements, described below, pursuant to which the NEOs are entitled to certain severance and change of control protections. The benefits under these arrangements are described and quantified under the section titled “Executive Compensation—Potential Payments Upon Termination or Change of Control.” We do not have employment agreements with any of our current NEOs.

The following chart describes the benefits that would be provided to our NEOs under the Flex Ltd. Executive Severance Plan, as amended and restated on March 5, 2025 (the “Executive Severance Plan”) and the Flex Ltd. 2017 Equity Incentive Plan (as amended and restated in 2023, and as subsequently amended, the “2017 Equity Incentive Plan”) in the event of a qualifying termination generally (that is, a qualifying termination outside a change of control), and the benefits that would be provided in the event of a qualifying termination within 24 months after a change of control. Benefits under the Executive Severance Plan are contingent upon the participant entering into and complying with the terms of a transition agreement (“Transition Agreement”) and/or a release of claims, including any customary non-competition, non-solicitation, non-disclosure, non-disparagement, and cooperation provisions:

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Executive Severance Plan Termination Benefit	General Severance Provisions (Qualifying Termination Outside a Change of Control)	Change of Control Severance Provisions (Qualifying Termination within 24 Months after a Change of Control)
Salary and Bonus

•   For the CEO, two years’ continued payment of base salary and two years of her target annual bonus amount

•   For the other NEOs, base salary continuation during the transition period provided in the Transition Agreement, and a pro-rated annual bonus for the fiscal year in which the transition period begins, based on actual performance through the end of the fiscal year

•   For the CEO, lump sum payment of 2.99 times the sum of base salary and target annual bonus amount

•   For the other NEOs, lump sum payment of two times the sum of base salary and target annual bonus amount

Equity and Deferred Compensation (NQDC) Vesting

•   For the CEO, two years’ continued vesting of outstanding equity awards and deferred compensation awards

•   For the other NEOs:

•   Outstanding equity awards (including, but not limited to, time-based RSUs and PSUs), and deferred compensation awards continue vesting during the transition period, and

•   Following the transition period, accelerated vesting of RSUs (but not PSUs) and deferred compensation awards that would have vested during the one-year period following the transition period, subject to the participant signing an additional release of claims and compliance with post-termination covenants under the Transition Agreement

• For the CEO and other NEOs, accelerated vesting of any unvested service-based equity awards in accordance with the 2017 Equity Incentive Plan and accelerated vesting of any unvested deferred compensation. PSU vesting will accelerate with funding based upon actual performance for completed periods during the measurement period and target performance for unfinished periods during the measurement period
Benefits Continuation	• For the CEO, benefits coverage continuation for two years • For the other NEOs, benefits coverage continuation for duration of transition period provided in the Transition Agreement	• For the CEO, benefits coverage continuation for three years • For the other NEOs, benefits coverage continuation for two years

The following are death, disability and retirement benefits applicable for all NEOs with respect to RSU, PSU and NQDC awards.

Termination Scenario	Description of RSU, PSU and NQDC Treatment
Death or Disability

•   RSU and NQDC vesting will accelerate upon the occurrence of these events

•   PSU vesting will accelerate with funding based upon actual performance for completed periods during the measurement period and target performance for unfinished periods during the measurement period, and pro-rated for length of time employed during the performance period

Retirement

•   Retirement is defined as:

•   Sum of age and service credits is equal to at least 65

•   Minimum length of service is 5 years

•   Minimum age is 55

•   Unvested RSUs and NQDC would continue to vest, with PSUs vesting based on actual performance at the end of the performance cycle

•   Unvested PSUs would be pro-rated for length of time employed during the performance period

•   The retirement provision is not applicable to the Supplemental Equity Award granted to Ms. Advaithi on June 19, 2025

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Executive Share Ownership Guidelines

We maintain robust share ownership guidelines in order to closely align the interests of senior management with those of our shareholders. The ownership guidelines for our NEOs are summarized below.

Ownership Guideline Design Element	Description
Targeted Ownership Value	• CEO – 6x salary • CFO – 3.5x salary • Other NEOs – 2.5x salary
Forms of Ownership Counted Toward Guideline	• All Ordinary Shares held outright by our executives • Unvested service-based RSUs
Compliance Period

•   Five years for newly hired or newly promoted executives

•   If an executive’s stock ownership requirement is increased, a three-year compliance transition period will be provided to acquire the incremental shares

Unearned performance-based equity awards and shares underlying unexercised stock options (whether vested or unvested, whether time- or performance-based and whether in-the-money or not) do not count as stock owned for purposes of the guidelines.

Our Compensation and People Committee and our Nominating, Governance and Public Responsibility Committee both monitor the share ownership of management. The Company has determined that the NEOs are in compliance with the applicable ownership requirements.

Executive Incentive Compensation Recoupment Policy

Effective October 2, 2023, our Board, upon the recommendation of the Compensation and People Committee, adopted an amended and restated Executive Incentive Compensation Recoupment Policy (the “Recoupment Policy”), as required by the Dodd-Frank Wall Street Reform & Consumer Protection Act and corresponding listing standards recently adopted by Nasdaq regarding compensation recovery.

Our Recoupment Policy applies in the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (a “Financial Restatement”). Pursuant to our Recoupment Policy, we will promptly recover any erroneously awarded incentive-based compensation, on a no-fault basis, received by any current or former executive officer of the Company, including our NEOs, during the three completed fiscal years immediately preceding the date on which we are required to prepare a Financial Restatement.

In addition to erroneously awarded incentive-based compensation, under our Recoupment Policy, the Compensation and People Committee, as administrator of our Recoupment Policy, may, to the extent it deems appropriate, cancel outstanding equity awards, including time- or performance-based awards, where the Board or the Compensation and People Committee took into account the financial performance of the Company in granting such awards and the financial results were subsequently reduced due to a Financial Restatement. The Recoupment Policy also provides that incentive compensation may be recovered from certain other direct reports of our CEO under certain specified circumstances if deemed appropriate by the Compensation and People Committee.

A copy of the Recoupment Policy is included as Exhibit 97.01 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2026.

Prohibition on Hedging and Pledging of Company Securities

We have an insider trading policy (“Insider Trading Policy”) that prohibits short-selling, trading in options or other derivatives on our shares, and engaging in hedging transactions by all employees (including executive officers) and directors. Our insider trading policy also prohibits our employees (including executive officers) and directors from using our shares as collateral for margin accounts or pledging our shares as collateral for loans. We believe that the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us. A copy of our Insider Trading Policy is included as Exhibit 19.01 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2026.

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Compensation Risk Assessment

With the assistance of FW Cook, the Compensation and People Committee reviewed our compensation policies and practices and determined that our compensation programs do not encourage excessive or inappropriate risk-taking. The Compensation and People Committee believes that the design and mix of our compensation programs appropriately encourage our executive and senior officers to focus on the creation of long-term shareholder value. In its review, the Compensation and People Committee noted the following features:

•	The Company’s pay levels are generally aligned with market.
•	The Company’s compensation programs utilize best practices designed to mitigate risk, including:
•	Balanced mix of short-term cash and long-term equity pay;
•	Incentive programs that pay out based on a mix of performance metrics over varying time frames;
•	Long-term incentive program that includes both service-based RSUs and performance-based PSUs;
•	Incentive programs that have payout caps and reasonable leverage;
•	Share ownership guidelines and anti-hedging/pledging policies that encourage long-term equity ownership;
•	Compensation and People Committee having the ability to exercise discretion over formulaic incentive plan outcomes; and
•	Board-adopted incentive compensation recoupment policy.

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Executive Compensation

The following table sets forth the fiscal years 2024, 2025 and 2026 compensation for:

•	Revathi Advaithi, our Chief Executive Officer;
•	Kevin Krumm, our Chief Financial Officer; and
•	Hooi Tan, Michael P. Hartung and Scott Offer.

The executive officers included in the Summary Compensation Table are referred to in this proxy statement as our NEOs. A detailed description of the plans and programs under which our NEOs received the following compensation can be found in the section titled “Compensation Discussion and Analysis” of this proxy statement. Additional information about these plans and programs is included in the additional tables and discussions that follow the Summary Compensation Table.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(3)	Bonus ($)(4)	Share Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)(9)	Total ($)(10)
Revathi Advaithi Chief Executive Officer	2026	1,325,000	—	38,446,348	3,950,117	68,487	601,186	44,391,138
	2025	1,326,183	—	11,353,074	3,156,726	80,649	505,504	16,422,136
	2024	1,325,000	—	11,382,142	1,858,313	73,545	479,251	15,118,250
Kevin Krumm Chief Financial Officer(1)	2026	832,000	—	3,099,287	1,728,746	—	219,906	5,879,939
	2025	198,545	3,500,000	5,799,990	310,584	2,706	457,217	10,269,043
Hooi Tan Chief Operating Officer(2)	2026	735,000	—	3,099,287	1,460,798	83,489	102,788	5,481,362
	2025	723,333	—	7,086,812	1,148,812	16,785	235,125	9,210,868
	2024	700,000	—	2,167,992	731,500	56,846	270,977	3,927,315
Michael P. Hartung President, Chief Commercial Officer	2026	735,000	—	3,099,287	1,460,798	38,076	274,124	5,607,285
	2025	735,000	—	7,046,151	1,099,657	44,469	223,156	9,148,433
	2024	735,000	—	1,951,184	548,237	37,816	262,672	3,534,909
Scott Offer Executive Vice President, General Counsel	2026	663,000	—	2,832,188	1,131,608	122,450	248,370	4,997,616
	2025	663,000	—	1,946,182	957,306	58,502	202,292	3,827,282
	2024	663,000	—	1,951,184	563,550	81,251	239,141	3,498,126

(1)	Mr. Krumm was appointed as Chief Financial Officer effective January 6, 2025.
(2)	A portion of Mr. Tan’s compensation in fiscal year 2025 was paid in Singapore dollars. We converted such amounts to U.S. dollars using a conversion rate of 1.34, which is the average of the monthly translation rates for fiscal year 2025.
(3)	The reported salary amounts in any year may differ from the annual base salary amount reported due to the timing of payroll periods and/or the effective date of the change in base salary.
(4)	The amount shown for Mr. Krumm is a sign-on bonus paid upon commencement of employment with the Company, which he is required to repay if, within 24 months of the employment commencement date, he either voluntarily terminates his employment with the Company (other than for “good reason”) or the Company terminates his employment for “cause” (as such terms are defined in the Company’s Executive Severance Plan).
(5)	Share awards consist of service-based RSUs, adjusted EPS growth PSUs, rTSR PSUs, and Supplemental Equity Award PSUs (for Ms. Advaithi only). The amounts in this column do not reflect compensation actually received by the NEOs, nor do they reflect the actual value that will be realized by the NEOs. Instead, the amounts reflect the grant date fair value for grants made by us in fiscal years 2024, 2025 and 2026, calculated in accordance with FASB ASC Topic 718. The adjusted EPS growth and rTSR PSUs included in this column are at the target number of shares as follows for fiscal year 2026: 192,218 PSUs or $9,234,461 for Ms. Advaithi; 44,593 PSUs or $2,142,316 for Mr. Krumm; 44,593 PSUs or $2,142,316 for Mr. Tan; 44,593 PSUs or $2,142,316 for Mr. Hartung; and 40,750 PSUs or $1,957,694 for Mr. Offer. The Supplemental Equity Award PSUs included in this column are at the target number of shares as follows for fiscal year 2026: 543,124 PSUs or $25,086,898 for Ms. Advaithi. The maximum number of shares for the adjusted EPS growth PSUs are as follows for fiscal year 2026: 337,100 PSUs or $14,687,447 for Ms. Advaithi; 78,205 PSUs or $3,407,392 for Mr. Krumm; 78,205 PSUs or $3,407,392 for Mr. Tan; 78,205 PSUs or $3,407,392 for Mr. Hartung; and 71,465 PSUs or $3,113,730 for Mr. Offer. The maximum number of shares for the Supplemental Equity Award PSUs for fiscal year 2026: 1,357,810 PSUs or $62,717,244 for Ms. Advaithi. For additional information regarding the assumptions made in calculating the amounts reflected in this column, see Note 5 to our audited consolidated financial statements, “Share-Based Compensation,” included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2026.

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(6)	The amounts in this column represent incentive cash bonuses earned in fiscal year 2026. For additional information, see the section titled “Compensation Discussion and Analysis—Fiscal Year 2026 Executive Compensation—Incentive Bonus Plan” of this proxy statement.
(7)	The amounts in this column represent the above-market earnings on the vested portions of the nonqualified deferred compensation accounts of our NEOs. None of our NEOs participated in any defined benefit or actuarial pension plans in any period presented. For additional information, see the table below entitled “Nonqualified Deferred Compensation in Fiscal Year 2026.” Amounts previously reported in this column of the Summary Compensation Table for fiscal year 2024 were inadvertently understated as a result of a vendor administrative issue. Accordingly, the amounts reported in this column have been updated to include the previously understated amounts for fiscal year 2024 of $7,153 for Ms. Advaithi; $3,635 for Mr. Hartung; and $1,761 for Mr. Offer, respectively.
(8)	The following table provides a breakdown of compensation included in the “All Other Compensation” column for fiscal year 2026.

Name	Pension/ Savings Plan Company Match Expenses/ Social Security ($)(a)	Medical/ Enhanced Long-Term Disability ($)(b)	Tax Preparation Expenses ($)(c)	Personal Aircraft Usage ($)(d)	Other ($)(e)	Total ($)
Revathi Advaithi	473,688	7,217	—	118,940	1,341	601,186
Kevin Krumm	82,436	6,258	—	—	131,212	219,906
Hooi Tan	97,162	—	5,626	—	—	102,788
Michael P. Hartung	268,172	5,951	—	—	—	274,124
Scott Offer	243,917	4,453	—	—	—	248,370
	(a)	The amounts in this column represent the Company’s regular employer matching contributions to the 401(k) saving plan accounts and employer contributions to the deferral accounts (i.e., deferred compensation awards) under the deferred compensation plan.
• 401(k) contributions for Ms. Advaithi and Messrs. Krumm, Hartung, and Offer were $13,800, $15,187, $13,065 and $13,800, respectively.
The amount of $13,673 for Mr. Tan represents the contribution to the Singapore Provident fund.
• Deferred compensation plan awards for Ms. Advaithi and Messrs. Krumm, Tan, Hartung, and Offer were $459,888, $67,249, $255,107, $255,107 and $230,117, respectively.
	(b)	The amounts in this column represent the Company’s contributions to the executive long-term disability program, which provides additional benefits beyond the basic employee long-term disability program.
	(c)	The amount in this column represents Mr. Tan’s expenses related to tax preparation assistance regarding his relocation.
	(d)	Represents the aggregate incremental cost to the Company for the personal use of corporate aircraft by Ms. Advaithi, who may be accompanied by her spouse and other family members and guests. This is calculated using an hourly rate for each flight hour based on the variable operating costs to the Company, including fuel, maintenance, crew travel expenses, catering, landing fees, and other miscellaneous variable costs. Since corporate aircraft are primarily used for business travel, we do not include costs that the Company would have incurred regardless of whether there was any personal aircraft usage, such as depreciation, hanger rental, and insurance costs.
	(e)	The amounts in this column represent Ms. Advaithi’s limited personal security cost in connection with one trip that included a personal component, and Mr. Krumm’s relocation expenses incurred in fiscal year 2026.

(9)	For fiscal year 2025, due to an inadvertent administrative error, amounts previously reported for Mr. Tan understated the Company’s contribution to the Singapore Provident Fund by $975. The amounts disclosed in this table and in the “Pay Versus Performance” disclosure for fiscal year 2025 have been updated accordingly.
(10)	Total amounts may not add up due to rounding.

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Grants of Plan-Based Awards in Fiscal Year 2026

The following table presents information about non-equity incentive plan awards and RSU and PSU awards that we granted in our 2026 fiscal year to our NEOs. We did not grant any stock options to our NEOs during our 2026 fiscal year.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Share Awards: Number	Grant Date Fair Value
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	of Shares of Stock or Units (#)(3)	of Share Awards ($)(4)
Revathi Advaithi	6/12/2025	(5)				67,420	134,840	337,100		5,874,979
	6/12/2025	(6)				14,344	57,378	114,756		3,359,482
	6/12/2025								94,675	4,124,990
	6/19/2025	(7)				271,562	543,124	1,357,810		25,086,898
			808,913	2,186,250	4,372,500
Kevin Krumm	6/12/2025	(5)				15,641	31,282	78,205		1,362,957
	6/12/2025	(6)				3,327	13,311	26,622		779,359
	6/12/2025								21,964	956,971
			354,016	956,800	1,913,600
Hooi Tan	6/12/2025	(5)				15,641	31,282	78,205		1,362,957
	6/12/2025	(6)				3,327	13,311	26,622		779,359
	6/12/2025								21,964	956,971
			299,145	808,500	1,617,000
Michael P. Hartung	6/12/2025	(5)				15,641	31,282	78,205		1,362,957
	6/12/2025	(6)				3,327	13,311	26,622		779,359
	6/12/2025								21,964	956,971
			276,507	808,500	1,617,000
Scott Offer	6/12/2025	(5)				14,293	28,586	71,465		1,245,492
	6/12/2025	(6)				3,041	12,164	24,328		712,202
	6/12/2025								20,071	874,493
			245,310	663,000	1,326,000
(1)	These amounts show the range of possible payouts under our cash incentive programs for fiscal year 2026. The amounts correspond to the range of possible payouts under the incentive bonus plan. The maximum payment represents 200% of the target payment. The threshold payment represents 37% of target payout levels for all NEOs other than Mr. Hartung, for whom the threshold payment represents 34.2%. For the annual incentive bonus plan, the amounts actually earned for fiscal year 2026 are reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table. For additional information, see the section titled “Compensation Discussion and Analysis—Fiscal Year 2026 Executive Compensation—Incentive Bonus Plan” of this proxy statement.
(2)	Shows the range of estimated future vesting of the adjusted EPS growth and rTSR PSUs granted to all of the NEOs in fiscal year 2026 under the 2017 Equity Incentive Plan, as well as the range of estimated future vesting of the Supplemental Equity Award PSUs granted to Ms. Advaithi in fiscal year 2026 under the 2017 Equity Incentive Plan. The adjusted EPS growth PSUs granted on June 12, 2025 cliff vest after three years, with the vesting based upon a yearly EPS measurement period and averaged over the performance period. The maximum payout for each executive officer represents 250% of the target payout levels. If the Company’s TSR performance over the three-year EPS performance period is below the 25th percentile rank relative to rTSR peer companies, then the maximum shares will be capped at 200% of the target shares. The threshold payout for the adjusted EPS growth PSUs for each NEO represents 50% of the target payout.
The rTSR PSUs cliff vest after three years, with vesting based on the percentile rank of the Company’s TSR relative to the return of the Company’s TSR peer group. The maximum payout for each executive officer represents 200% of the target payout. The threshold payout for the rTSR PSUs for each NEO represents 25% of target payout.
The Supplemental Equity Award PSUs granted to Ms. Advaithi cliff vest after three years based on rigorous goals tied to the CPI business as further described in the section above titled “Other Long-Term Incentive Compensation Award Granted During FY26” of this proxy statement. The maximum payout represents 250% of the target payout levels. The threshold payout for Ms. Advaithi’s Supplemental Equity Award PSUs represents 50% of the target payout. The maximum shares may be subject to the TSR cap based on the achievement levels set forth below:
• 250% of target if rTSR is at or above the median,
• 200% of target if rTSR is below the median, and
• 100% of target if rTSR is below the 25th percentile.
For additional information regarding the equity awards granted to the NEOs in fiscal year 2026, see the section titled “Compensation Discussion and Analysis—Fiscal Year 2026 Executive Compensation—Long-Term Share-Based Incentive Compensation” of this proxy statement.
(3)	Shows the number of service-based RSUs granted in fiscal year 2026 under the 2017 Equity Incentive Plan. For each NEO, the RSUs vest in three annual installments at a rate of one-third per year. For additional information, see the section titled “Compensation Discussion and Analysis—Fiscal Year 2026 Executive Compensation—Long-Term Share-Based Incentive Compensation” of this proxy statement.

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(4)	This column shows the grant date fair value of service-based RSUs, adjusted EPS growth PSUs, rTSR PSUs and Supplemental Equity Award PSUs, at the target level, under FASB ASC Topic 718 granted to our NEOs in fiscal year 2026. The grant date fair value is the amount that we will expense in our financial statements over the awards’ vesting schedule. For service-based RSUs, adjusted EPS growth PSUs and Supplemental Equity Award PSUs, the grant date fair value is the closing price of our Ordinary Shares on the grant date. For rTSR PSUs where vesting is contingent on meeting a market condition, the grant date fair value was calculated using a Monte Carlo simulation. Additional information on the valuation assumptions is included in Note 5 of our audited consolidated financial statements, “Share-Based Compensation,” included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2026.
(5)	This row shows the adjusted EPS growth PSUs.
(6)	This row shows the rTSR PSUs.
(7)	This row shows Ms. Advaithi’s Supplemental Equity Award PSUs.

Outstanding Equity Awards at 2026 Fiscal Year-End

The following table presents information about outstanding share awards held by our NEOs as of March 31, 2026. The table shows information about: (i) service-based RSUs and (ii) PSUs.

The market value of the share awards is based on the closing price of our Ordinary Shares as of March 31, 2026, which was $65.46. For PSUs, the number of unearned shares and the market values shown assume all performance criteria are met at threshold, target or maximum depending on performance through March 31, 2026. For additional information on our equity incentive programs, see the section titled “Compensation Discussion and Analysis—Fiscal Year 2026 Executive Compensation—Long-Term Share-Based Incentive Compensation” of this proxy statement.

	Share Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Revathi Advaithi	85,021	(3)	5,565,475	255,062	(9)	16,696,359
	109,478	(3)	7,166,430	164,216	(10)	10,749,579
	94,675	(3)	6,197,426	114,756	(11)	7,511,928
	255,062	(4)	16,696,359	164,216	(12)	10,749,579
				337,100	(13)	22,066,566
				1,357,810	(14)	88,882,243
Kevin Krumm	95,497	(5)	6,251,234	26,622	(11)	1,742,676
	21,964	(5)	1,437,763	78,205	(13)	5,119,299
Hooi Tan	23,981	(6)	1,060,125	48,582	(9)	3,180,178
	72,578	(6)	1,569,796	35,970	(10)	2,354,596
	21,964	(6)	4,750,956	26,622	(11)	1,742,676
	48,582	(4)	1,437,763	35,970	(12)	2,354,596
				145,156	(15)	9,501,912
				78,205	(13)	5,119,299
Michael P. Hartung	14,574	(7)	954,014	43,724	(9)	2,862,173
	18,768	(7)	1,228,553	28,150	(10)	1,842,699
	10,532	(7)	689,425	26,622	(11)	1,742,676
	72,578	(7)	4,750,956	28,150	(12)	1,842,699
	21,964	(7)	1,437,763	145,156	(15)	9,501,912
	43,724	(4)	2,862,173	78,205	(13)	5,119,299
Scott Offer	14,574	(8)	954,014	43,724	(9)	2,862,173
	18,768	(8)	1,228,553	28,150	(10)	1,842,699
	20,071	(8)	1,313,848	24,328	(11)	1,592,511
	43,724	(4)	2,862,173	28,150	(12)	1,842,699
				71,465	(13)	4,678,099

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(1)	This column includes rTSR PSUs and adjusted EPS growth PSUs granted in fiscal years 2024, 2025 and 2026 under the 2017 Equity Incentive Plan, as well as Supplemental Equity Award PSUs granted to Ms. Advaithi in fiscal year 2026 under the 2017 Equity Incentive Plan. Vesting of the rTSR PSUs granted in fiscal years 2024, 2025 and 2026 is based on the Company’s TSR relative to the return of the Company’s TSR peer group over the 3-year performance period. Vesting of the adjusted EPS growth PSUs granted in fiscal years 2024, 2025 and 2026 to all NEOs is based upon the Company’s adjusted EPS growth over the yearly measurement period and averaged over the 3-year performance period. Vesting of the adjusted EPS growth PSUs granted in fiscal year 2025 to Mr. Tan and Mr. Hartung is based upon the Company’s three-year compounded annual growth rate, or CAGR. Vesting of the Supplemental Equity Award PSUs granted in fiscal year 2026 to Ms. Advaithi is based upon the Company’s CPI business measured at the end of fiscal year 2028, subject to an overall payout cap based upon the Company’s rTSR return over a three-year period beginning on June 19, 2025 and ending on June 19, 2028.
(2)	The projected payouts of the rTSR PSUs for the 2023-2026, 2024-2027 and 2025-2028 cycles are shown at maximum. The projected payout of the adjusted EPS growth PSUs for the 2024-2027 and 2025-2026 cycles are shown at maximum. The adjusted EPS growth PSUs granted in fiscal year 2025 to Messrs. Hartung and Tan and the Supplemental Equity Award PSU granted to Ms. Advaithi are shown at maximum.
(3)	85,021 shares vest on June 14, 2026; 109,478 shares vest at a rate of 54,739 shares per year for two years, with the first vesting date on June 12, 2026; and 94,675 shares vest at a rate of 31,558 shares per year for three years, with the first vesting date on June 12, 2026.
(4)	Actual results for adjusted EPS growth PSUs paid out on May 8, 2026.
(5)	95,497 shares vest at a rate of 47,748 shares per year for two years, with the first vesting date on January 6, 2027; and 21,964 shares vest at a rate of 7,321 shares per year for three years, with the first vesting date on June 12, 2026.
(6)	16,195 shares vest on June 14, 2026; 23,981 shares vest at a rate of 11,990 shares per year for two years, with the first vesting date on June 12, 2026; 72,578 shares vest on September 25, 2027; and 21,964 shares vest at a rate of 7,321 shares per year for three years, with the first vesting date on June 12, 2026.
(7)	14,574 shares vest on June 14, 2026; 18,768 shares vest at a rate of 9,384 shares per year for two years, with the first vesting date on June 12, 2026; 10,532 vest at a rate of 5,266 shares per year for two years, with the first vesting date on August 15, 2026; 72,578 shares vest on September 25, 2027; and 21,964 shares vest at a rate of 7,321 shares per year for three years, with the first vesting date on June 12, 2026.
(8)	14,574 shares vest on June 14, 2026; 18,768 shares vest at a rate of 9,384 shares per year for two years, with the first vesting date on June 12, 2026; and 20,071 shares vest at a rate of 6,690 shares per year for three years, with the first vesting date on June 12, 2026.
(9)	Unvested rTSR PSUs to vest date on June 14, 2026, assuming a maximum payout of 200%.
(10)	Unvested rTSR PSUs to vest date on June 12, 2027, assuming a maximum payout of 200%.
(11)	Unvested rTSR PSUs to vest date on June 12, 2028, assuming a maximum payout of 200%.
(12)	Unvested remaining adjusted EPS growth PSUs to vest in May 2027 assuming a maximum payout of 200%.
(13)	Unvested remaining adjusted EPS growth PSUs to vest in May 2028, assuming a maximum payout of 250%.
(14)	Unvested remaining Supplemental Equity Award PSUs to vest in June 2028 assuming a maximum payout of 250%.
(15)	Unvested remaining adjusted EPS growth CAGR PSUs to vest in May 2028 and May 2029 assuming a maximum payout of 200%.

Shares Vested in Fiscal Year 2026

The following table presents information for each of our NEOs regarding the number of shares acquired upon the vesting of share awards in the form of RSUs and PSUs during fiscal year 2026 and the value realized, in each case before payment of any applicable withholding tax and broker commissions. There were no option exercises by our NEOs in 2026 and the NEOs do not hold any unexercised options.

	Share Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Revathi Advaithi	1,035,876	42,920,452
Kevin Krumm	47,748	2,962,525
Hooi Tan	189,487	7,857,966
Michael P. Hartung	190,526	7,931,274
Scott Offer	185,261	7,673,289

(1)	The amounts in this column reflect the aggregate dollar amount realized upon the vesting of RSUs and PSUs determined by multiplying the number of Ordinary Shares underlying such awards by the market value of the underlying shares on the vesting date.

Pension Benefits in Fiscal Year 2026

Our NEOs do not receive any compensation in the form of pension benefits.

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Nonqualified Deferred Compensation in Fiscal Year 2026

Each of our NEOs participates in our NQDC Plan. Our deferred compensation program is intended to promote retention by providing a long-term savings opportunity on a tax-efficient basis. Under the NQDC Plan, participating officers may defer up to 70% of their base salary and bonus, net of certain statutory and benefit deductions. The Company may make a discretionary matching contribution for these deferrals to reflect limitations on our matching contribution under our 401(k) plan. Under this plan, we may also make annual contributions, in amounts up to 37.5% of each participant’s base salary (subject to offsets for non-U.S. executives’ pension and other benefits), which will cliff vest after four years. For these annual contributions, 50% of the funding is paid as a percent of base salary and the remaining 50% is performance-based, up to a maximum of 150%. Amounts credited to the deferral accounts are deemed to be invested in hypothetical investments selected by a participant or an investment manager on behalf of each participant. Participants in the NQDC Plan may receive their vested deferred compensation balances upon termination of employment at such time as is specified in their deferral agreements, which may include a lump sum payment or installment payments made over a period of years. Participants also may elect in-service distributions through a lump sum payment or in installments over a period of up to ten years.

Under our deferred compensation plan, we entered into trust agreements providing for the establishment of irrevocable trusts into which we are required to deposit cash or other assets as specified in the applicable deferral agreement, equal to the aggregate amount required to be credited to the participant’s deferral account, less any applicable taxes to be withheld. The deferred account balances of the participants in our deferred compensation plan are unfunded and unsecured obligations of the Company, receive no preferential standing, and are subject to the same risks as any of our other general obligations.

For a discussion of the contributions granted to each of the NEOs and their vesting terms, including vesting upon the executive’s termination or a change of control of the Company, see the sections titled “Compensation Discussion and Analysis—Fiscal Year 2026 Executive Compensation—Deferred Compensation Awards” of this proxy statement and “Executive Compensation—Potential Payments Upon Termination or Change of Control” below.

The following table presents information for fiscal year 2026 about: (i) contributions to the NEOs’ deferred compensation plan accounts by the executive; (ii) contributions to the NEOs’ deferred compensation plan accounts by the Company; (iii) aggregate earnings (or losses) on the deferred compensation plan accounts; (iv) aggregate withdrawals and distributions from the deferred compensation plan accounts; and (v) the deferred compensation plan account balances as of the end of the fiscal year. For fiscal year 2026, Ms. Advaithi and Messrs. Hartung, Krumm, Offer and Tan each received deferred cash awards with a value that averaged approximately 34.7% of their respective fiscal year 2025 base salaries.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings (Losses) in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Fiscal Year-End ($)(4)
Revathi Advaithi	—	459,888	68,487	(493,794)	1,832,451
Kevin Krumm	—	67,249	(5,153)	—	480,802
Hooi Tan	—	255,107	83,489	(92,134)	908,433
Michael P. Hartung	18,375	255,107	38,076	(300,570)	1,011,244
Scott Offer	142,141	230,117	122,450	—	1,301,939
(1)	Reflects portions of the salary and/or bonus payments deferred by our NEOs during the fiscal year.
(2)	These amounts represent employer contributions under the NQDC Plan. These awards cliff vest after four years. These amounts, including any earnings or losses thereon, will be reported under the “All Other Compensation” column of the Summary Compensation Table. For additional information on these contributions and their vesting terms, including vesting upon the executive’s termination or change of control of the Company, see the sections titled “Compensation Discussion and Analysis—Fiscal Year 2026 Executive Compensation—Deferred Compensation Awards” and “Executive Compensation—Potential Payments Upon Termination or Change of Control” of this proxy statement.
(3)	Reflects earnings (or losses) for each NEO on both the vested and unvested portions of the executive’s deferred compensation account(s). The above-market portion of the earnings on the vested portion of the executive’s deferred compensation account(s) is included under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table.
(4)	The amounts in this column with respect to Messrs. Hartung and Offer include the sum of the amounts that they deferred in prior years and previously reported as compensation in the Summary Compensation Table in respect of the applicable year. No other NEOs are voluntarily contributing to the NQDC Plan. The aggregate balance at fiscal year-end 2025 was in the amounts of $1,797,871 for Ms. Advaithi, $418,706 for Mr. Krumm, $661,971 for Mr. Tan, $1,018,631 for Mr. Hartung, and $949,377 for Mr. Offer.

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Potential Payments Upon Termination or Change of Control

As described in the section titled “Compensation Discussion and Analysis” of this proxy statement, our NEOs do not have employment agreements with us. Our NEOs are eligible for certain termination and change of control benefits under the Executive Severance Plan, the NQDC Plan and the 2017 Equity Incentive Plan.

Acceleration of Vesting of Deferred Compensation

If the employment of any participant in the NQDC Plan is involuntarily terminated by the Company without cause or is terminated by the executive with good reason within two years following a change of control (as defined in the NQDC Plan), the entire unvested portion of the deferred compensation account of the NEO will vest. The entire unvested portion of a participant’s deferred compensation account also will vest if the NEO’s employment terminates as a result of death or disability. If a participant in the NQDC Plan ceases to provide services to the Company due to a qualifying retirement (generally meaning a voluntary termination of service after the participant has attained the age of 55, completed at least 5 years of service as an employee of the Company, and the sum of age and service is equal to at least 65), the unvested portion of the NEO’s deferred compensation account will continue to vest, subject to the NEO signing a release of claims, complying with post-termination restrictive covenants, and (if required by the Company in its discretion), providing up to 6 months advance written notice of retirement. As described below under the heading “Executive Severance Plan”, if the employment of a participant in the NQDC Plan is terminated by the Company without cause or by the NEO for good reason, but not within two years following a change of control, the NEO generally would be entitled to continued vesting of the NEO’s deferred compensation account for a specified period following termination.

Acceleration of Vesting of Equity Awards

The number of unvested equity awards held by each NEO as of March 31, 2026, is listed above in the Outstanding Equity Awards at 2026 Fiscal Year-End table. All unvested outstanding equity awards held by our NEOs at the end of fiscal year 2026 were granted under the 2017 Equity Incentive Plan.

Subject to any waiver by the Compensation and People Committee, all unvested RSU awards, PSU awards and unvested stock options held by a plan participant will be forfeited if the participant ceases to provide services to the Company, except for certain termination reasons such as retirement, death, disability, or involuntary termination without cause or for “good reason” (as defined in the Executive Severance Plan) within 24 months after a change of control.

Treatment of Certain Awards Upon Retirement

Certain award agreements for RSUs, rTSR PSUs, and adjusted EPS growth PSUs granted under our 2017 Equity Incentive Plan provide that if a plan participant ceases to provide services to the Company due to a qualifying retirement (meaning a voluntary termination of service after the participant has attained the age of fifty-five (55) years; completed at least five (5) years of service as an employee of the Company; and the sum of age and service is equal to at least 65), then the award will not terminate. RSUs would continue to vest, and a pro-rata number for the length of time employed during the performance period shall be issued to the participant at the end of the performance cycle for rTSR PSUs and adjusted EPS growth PSUs. However, the Supplemental Equity Award PSUs granted to Ms. Advaithi during fiscal year 2026 and the PSUs and RSUs granted as supplemental equity awards to Mr. Tan and Mr. Hartung during fiscal year 2025, respectively, do not provide for accelerated or continued vesting upon retirement. Among our NEOs, Ms. Advaithi and Messrs. Hartung and Offer meet the retirement criteria.

Treatment of Certain Awards Upon Death or Disability

Certain award agreements for RSUs, rTSR PSUs, and adjusted EPS growth PSUs granted under our 2017 Equity Incentive Plan provide that if a plan participant ceases to provide services to the Company due to death or disability, then the awards will accelerate after the qualifying termination. RSUs will immediately vest. rTSR PSUs and adjusted EPS growth PSUs will be prorated and immediately vest as follows: completed cycles will vest based on actual performance and unfinished cycles will vest at target. The Supplemental Equity Award PSUs granted to Ms. Advaithi during fiscal year 2026 provide for prorated vesting in the event of her death, but do not provide for accelerated vesting in the event of her disability.

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Double-Trigger Vesting Upon a Change of Control

The 2017 Equity Incentive Plan is a “double trigger” equity plan, meaning that unvested equity awards vest immediately only if (i) there is a change of control of the Company and (ii)(x) such awards are not converted, assumed or replaced by the successor or survivor corporation or (y) such awards are converted, assumed or replaced by the successor or survivor corporation, and the participant incurs an involuntarily termination of service as described below.

Under the terms of the 2017 Equity Incentive Plan, unless otherwise provided in the applicable award agreement or other agreement between the Company and the participant, in the event of a change of control of the Company (as defined in the 2017 Equity Incentive Plan) in which the participant’s awards are not converted, assumed, or replaced by a successor or survivor corporation, or a parent or subsidiary thereof, then all forfeiture restrictions on such awards will lapse immediately prior to the change of control and, following the consummation of such a change of control, all such awards will terminate and cease to be outstanding.

Under the terms of the 2017 Equity Incentive Plan, as amended effective March 5, 2025, with respect to both then-outstanding and future awards, where awards under the 2017 Equity Incentive Plan are assumed or continued after a change of control, those awards will be treated as follows in the event of a participant’s “Involuntary Termination of Service” within 24 months after the change of control:

•	Outstanding equity awards with vesting based solely upon continued employment (or other service), such as RSUs, will vest in full immediately upon the participant’s Involuntary Termination of Service (and any stock options or stock appreciation rights will become fully exercisable and remain exercisable for 90 days after the Involuntary Termination of Service, but not beyond the latest date that the stock option or stock appreciation right could have expired in accordance with its original terms under any circumstances); and
•	Outstanding equity awards with vesting based in whole or in part upon the achievement of performance goals, such as rTSR PSUs and EPS growth PSUs, will vest in full (i) at the “target” level of performance, to the extent that the applicable performance period (or any portion of the performance period that is designated as a separate measurement period) has not been completed as of the participant’s Involuntary Termination of Service, or (ii) based upon the actual level of achievement of the applicable performance goals during the applicable performance period (or any portion of the performance period that is designated as a separate measurement period), to the extent that such period has been completed as of the participant’s Involuntary Termination of Service.

For purposes of “double-trigger” vesting of equity awards in connection with a change of control, an “Involuntary Termination of Service” means (a) the termination of the participant’s service by Flex (or any successor or survivor corporation, or a parent or subsidiary thereof) without “cause” (as defined in the 2017 Equity Incentive Plan) and not as a result of the participant’s death or disability, or (b) where the participant, such as each of the NEOs, is a party to an arrangement, such as the Executive Severance Plan, that defines “good reason” with respect to the participant, the participant’s termination of service for “good reason” as so defined.

Executive Severance Plan

The Executive Severance Plan covers all of the NEOs and certain other senior level employees of the Company. Under the Executive Severance Plan, in the event of a qualifying termination of employment by the Company without “cause” (and not as a result of death or disability) or by a participant for “good reason” (each such term as defined in the Executive Severance Plan), the participant will receive the following benefits, subject to the participant entering into and complying with the terms of a Transition Agreement and/or a release of claims, including any customary non-competition, non-solicitation, non-disclosure, non-disparagement, and cooperation provisions:

General Severance Provisions (Qualifying Termination Outside a Change of Control):

•	For the CEO, two years’ continued payment of base salary and two years of her target annual bonus amount, or for the other NEOs, base salary continuation during the transition period provided in the Transition Agreement and a pro-rated annual bonus for the fiscal year in which the transition period begins, based on actual performance through the end of the fiscal year;
•	For the CEO, two years’ continued vesting of outstanding equity awards and deferred compensation awards, or for the other NEOs, continued vesting of outstanding equity awards during the transition period and accelerated vesting following the transition period of RSUs and deferred compensation awards that would have vested during the one-year period following the transition period; and
•	Benefits coverage continuation for two years (for the CEO) or during the transition period (for the other NEOs).

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Change of Control Severance Provisions (Qualifying Termination Within 24 Months After a Change of Control):

•	The sum of the participant’s base salary and target annual bonus multiplied by 2.99 (for the CEO) or by two (for the other NEOs), payable in a single lump sum;
•	Accelerated vesting of the participant’s outstanding equity awards in accordance with the terms and conditions of the 2017 Equity Incentive Plan and any unvested deferred compensation awards; and
•	Continued employee benefits coverage for three years (for the CEO) or for two years (for the other NEOs).

There are no tax gross-ups in the Executive Severance Plan.

Potential Payments Upon Termination or Change of Control as of March 31, 2026

The following table and accompanying notes show the estimated payments and benefits that would have been provided to each NEO as a result of (i) the accelerated vesting of deferred compensation in the case of a change of control with a termination of employment, (ii) the accelerated vesting of restricted and performance share unit awards in the event of a change of control if such awards are not assumed by the successor company in connection with the change of control, (iii) involuntary termination without cause or voluntary termination for good reason under the Company’s Executive Severance Plan, (iv) retirement, or (v) death or disability.

Calculations for this table assume that the triggering event took place on March 31, 2026, the last business day of fiscal year 2026, and are based on the price per share of our Ordinary Shares on such date, which was $65.46. The following table does not include potential payouts under our NEOs’ nonqualified deferred compensation plans relating to vested benefits.

Name	Change in Control with Termination ($)(1)	Change in Control and No Assumption of Award ($)(2)	Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)(3)	Retirement ($)(4)	Death or Disability ($)(5)
Revathi Advaithi
Base Salary Continuation	3,961,750	—	2,650,000	—	—
Benefits Continuation	82,177	—	54,785	—	—
Bonus Payments	6,536,888	—	4,372,500	3,950,117	3,950,117
Vesting of Deferred Compensation	1,832,451	—	966,830	1,832,451	1,832,451
Vesting of Service-based RSUs	18,929,330	18,929,330	16,863,478	18,929,330	18,929,330
Vesting of Performance-based RSUs	97,812,056	97,812,056	46,734,360	44,076,007	54,048,969
Total(6)	129,154,652	116,741,386	71,641,953	68,797,905	78,760,867
Kevin Krumm
Base Salary Payment Continuation	1,664,000	—	832,000	—	—
Benefits Continuation	51,739	—	25,870	—	—
Bonus Payments	1,913,600	—	1,728,746	—	1,728,746
Vesting of Deferred Compensation	479,359	—	—	—	479,359
Vesting of Service-based RSUs	7,688,997	7,688,997	7,209,699	—	7,688,997
Vesting of Performance-based RSUs	3,601,631	3,601,631	—	—	1,011,357
Total(6)	15,399,326	11,290,628	9,796,315	—	10,908,459
Hooi Tan
Base Salary Payment Continuation	1,470,000	—	735,000	—	—
Benefits Continuation	55,920	—	27,960	—	—
Bonus Payments	1,617,000	—	1,460,798	—	1,460,798
Vesting of Deferred Compensation	908,433	—	427,509	—	908,433
Vesting of Service-based RSUs	8,818,640	8,818,640	8,339,342	—	8,818,640
Vesting of Performance-based RSUs	17,714,807	17,714,807	5,830,326	—	13,614,349
Total(6)	30,584,800	26,533,447	16,820,935	—	24,802,220

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Name	Change in Control with Termination ($)(1)	Change in Control and No Assumption of Award ($)(2)	Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)(3)	Retirement ($)(4)	Death or Disability ($)(5)
Michael P. Hartung
Base Salary Payment Continuation	1,470,000	—	735,000	—	—
Benefits Continuation	50,091	—	25,046	—	—
Bonus Payments	1,617,000	—	1,460,798	1,460,798	1,460,798
Vesting of Deferred Compensation	1,011,244	—	531,069	1,011,244	1,011,244
Vesting of Service-based RSUs	9,060,711	9,060,711	8,581,413	4,309,755	9,060,711
Vesting of Performance-based RSUs	16,363,953	16,363,953	5,247,317	7,819,568	12,570,524
Total(6)	29,572,999	25,424,664	16,580,643	14,601,365	24,103,277
Scott Offer
Base Salary Payment Continuation	1,326,000	—	663,000	—	—
Benefits Continuation	35,767	—	17,884	—	—
Bonus Payments	1,326,000	—	1,131,608	1,131,608	1,131,608
Vesting of Deferred Compensation	985,202	—	529,855	985,202	985,202
Vesting of Service-based RSUs	3,496,415	3,496,415	3,058,422	3,496,415	3,496,415
Vesting of Performance-based RSUs	11,302,607	11,302,607	5,247,317	7,732,419	7,732,419
Total(6)	18,471,991	14,799,022	10,648,086	13,345,644	13,345,644
(1)	The amounts shown represent the estimated value of compensation paid in the event of a participant’s qualifying termination within 24 months after a change of control. In regard to equity, RSUs will immediately vest in full and PSUs will immediately vest as follows: completed cycles will vest based on actual performance and unfinished cycles will vest at target. All amounts shown in this column represent the intrinsic value of the awards based on the closing price of our Ordinary Shares on March 31, 2026, the assumed date of the double-trigger event.
(2)	The amounts shown represent the estimated value of the accelerated vesting of RSUs and PSUs following a change of control under the terms of the 2017 Equity Incentive Plan, which assumes that such RSUs and PSUs are not assumed or replaced by the successor corporation or its parent. RSUs will immediately vest in full and PSUs will immediately vest as follows: completed cycles will vest based on actual performance and unfinished cycles will vest at target. All amounts shown in this column represent the intrinsic value of the awards based on the closing price of our Ordinary Shares on March 31, 2026, the assumed date of the change of control event.
(3)	The amounts shown represent the estimated value of payments under the Executive Severance Plan contingent upon the participant entering into and adhering to a Transition Agreement and/or a release of claims. The table above illustrates a 12-month transition period (24 months for the CEO) for demonstration purposes; the actual transition period may vary. For PSUs, the reported amounts assume that completed cycles will vest based on the actual performance of those cycles, while uncompleted cycles will vest at target during the transition period.
(4)	For termination of service due to retirement, except as otherwise described below: (i) RSUs will continue to vest until fully vested; (ii) the PSUs will not terminate; and (iii) a pro-rata number of vested shares shall be issued to the executive upon the vesting of the PSU award pursuant to achieving the performance criteria at the end of the original performance period. However, the Supplemental Equity Award PSUs granted to Ms. Advaithi during fiscal year 2026 and the PSUs and RSUs granted as supplemental equity awards to Mr. Tan and Mr. Hartung during fiscal year 2025, respectively, do not provide for accelerated or continued vesting upon retirement. The amounts reported assume completed cycles will vest based on actual performance of completed cycles and unfinished cycles will vest at target. As of the fiscal year ended March 31, 2026, among our NEOs, Ms. Advaithi, Mr. Hartung and Mr. Offer were retirement eligible.
(5)	For termination of service due to death or disability, (i) unvested RSUs will immediately vest in full, and (ii) PSUs generally will be pro-rated and immediately vest as follows: completed cycles will vest based on actual performance and unfinished cycles will vest at target. Bonus is prorated for termination of service due to death only. However, the Supplemental Equity Award PSUs granted to Ms. Advaithi during fiscal year 2026 do not provide for accelerated vesting in the event of her disability.
(6)	Total amounts may not add up due to rounding.

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CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of SEC Regulation S-K, we are providing the following disclosure about the median annual total compensation of our employees in relation to the annual total compensation of our Chief Executive Officer.

For the fiscal year ended March 31, 2026, we had revenues of $27.9 billion. Flex’s physical infrastructure includes approximately 100 facilities in approximately 34 countries, staffed by approximately 150,000 employees, providing customers with truly global scale and strategic geographic distribution capabilities to meet their market needs. To better understand the following pay ratio disclosure, it is important to recognize that our compensation programs are designed to reflect local market practices across our global operations. We offer market-based competitive wages and benefits in all geographies in which we operate. Our CEO’s compensation is structured to align pay with performance, with pay levels set in line with our peers that are companies of similar size and scale complexity.

Fiscal Year 2026 Pay Ratio

For fiscal year 2026, our CEO’s annual total compensation, as reported in the Summary Compensation Table, was $44,391,138. The annual total compensation of our median employee among all non-contractor employees (excluding the CEO) was $12,939. Based on this information, the ratio of the annual total compensation of our CEO relative to the annual total compensation of our median employee was 3,431 to 1.

If the Supplemental Equity Award was excluded, the annual total compensation of our CEO would have been $19,304,239, and the resulting ratio would have been 1,492 to 1.

The pay ratio disclosed above is a reasonable estimate, calculated in a manner consistent with the SEC rules based on our payroll and employment records and the methodologies described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio allow companies to use different methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio disclosed by other companies may not be comparable to the pay ratio disclosed above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios. Moreover, there are a number of factors that make a meaningful comparison of pay ratios difficult, such as industry-specific pay differentials, the geographic location of employee populations, and the size and nature of a company’s manufacturing operations.

Identification of the Median Employee

We identified our median employee in fiscal year 2025 using the methodology and material assumptions previously disclosed in our 2025 proxy statement. Consistent with SEC rules, we have continued to use that employee for fiscal year 2026 because we do not believe there have been changes in our employee population or employee compensation arrangements that would significantly affect our pay ratio disclosure.

For purposes of identifying our median employee, we used target total annual cash compensation multiplied by the FTE % factor as reflected in our global human resources information system as of March 31, 2026, such that those that only work part-time were included at the part-time pay rate and not converted to a full-time equivalent pay level. We excluded contractors and agency workers from the selection of median employee. We selected this compensation approach because it captures both base salary as well as bonuses and other cash payments that may be provided to employees in our varying work geographies. We measured actual compensation for the median employee using the 12-month period ended March 31, 2026. No cost-of-living adjustments were made.

Our median employee is a full-time, salaried employee working in Mexico. The employee’s annual total compensation in 2026 was $12,939. For purposes of this disclosure, we converted the employee’s total compensation from Mexican Pesos to U.S. dollars using the exchange rate 18.025 MXN to 1 USD as of March 31, 2026.

Calculation of Median Employee’s Compensation and CEO’s Annualized Compensation

In determining the annual total compensation in 2026 of approximately $12,939 for our median employee, as required by SEC rules, we calculated the employee’s compensation in accordance with Item 402(c)(2)(x) of Regulation S-K, consistent with how we determine our CEO’s total compensation for fiscal year 2026 in the Summary Compensation Table.

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Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of SEC Regulation S-K, we are providing the following information regarding the relationship between executive compensation actually paid (CAP) and certain financial performance measures of the Company for the fiscal years shown.

					Value of Initial Fixed $100 Investment Based on:
Fiscal Year (a)	Summary Compensation Table Total ($) (b)	Compensation Actually Paid to CEO ($) (c)	Average Summary Compensation Table Total for Non-CEO NEOs ($) (d)	Average Compensation Actually Paid to Non-CEO NEOs ($) (e)	Flex TSR ($) (f)	Peer Group TSR ($) (g)	GAAP Net Income ($ Millions) (h)	Adjusted EPS ($) (i)
2026	44,391,138	169,414,161	5,491,551	20,075,135	491	718	880	3.30
2025	16,422,136	26,845,235	6,206,790	5,142,055	248	299	838	2.65
2024	15,118,250	48,297,494	3,898,116	10,135,211	215	248	872	2.15
2023	15,597,911	30,258,936	4,097,332	7,197,637	126	156	793	2.36
2022	14,375,624	16,510,494	4,015,753	4,098,165	101	113	936	1.96

Column (b). Reflects compensation amounts reported in the “Summary Compensation Table” for Revathi Advaithi, the CEO for the respective years shown.

Column (c).“Compensation actually paid” to the CEO in each of FY26, FY25, FY24, FY23, and FY22 reflects the respective amounts set forth in column (b) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules. The dollar amounts reflected in column (b) of the table above do not reflect the actual amount of compensation earned by or paid to our CEO during the applicable year. For information regarding the decisions made by the Compensation and People Committee in regard to the CEO’s compensation for each fiscal year, please see the “Compensation Discussion and Analysis” sections of the proxy statements reporting pay for the fiscal years covered in the table above.

Fiscal Year CEO	2022	2023	2024	2025	2026
SCT Total Compensation ($)	$14,375,624	$15,597,911	$15,118,250	$16,422,136	$44,391,138
Less: Stock Award Values Reported in SCT for the Covered Year ($)	$10,484,149	$11,020,718	$11,382,142	$11,353,074	$38,446,348
Plus: Fair Value for Stock Awards Granted in the Covered Year ($)	$11,372,194	$16,892,976	$17,276,728	$12,272,574	$114,288,067
Change in Fair Value of Outstanding Unvested Stock Awards from Prior Years ($)	$1,275,446	$10,802,925	$23,895,484	$7,390,003	$38,484,443
Change in Fair Value of Stock Awards from Prior Years that Vested in the Covered Year ($)	$(28,621)	$(1,987,549)	$3,462,720	$2,194,246	$10,696,861
Less: Fair Value as of Prior Fiscal Year End of Stock Awards Forfeited during the Covered Year ($)	$0	$0	$0	$0	$0
Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans ($)	$0	$26,607	$73,545	$80,649	$0
Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans ($)	$0	$0	$0	$0	$0
Compensation Actually Paid ($)	$16,510,494	$30,258,936	$48,297,494	$26,845,235	$169,414,161

Equity Valuations:

•	EPS-based PSU grant date fair values are calculated using the stock price as of the date of grant and are assumed at target performance, while TSR-based PSU grant date fair values are calculated using the Monte Carlo fair value, developed in accordance with FASB ASC 718, and are also assumed at target performance.
•	The EPS-based PSUs are valued after the grant date assuming estimated performance results as of the end of each measurement date and Flex’s stock price on that date, while the value of TSR-based PSUs assume target-level performance and are multiplied by the corresponding Monte Carlo value.

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•	Time-based RSUs are valued after grant based on Flex’s stock price on each measurement date, in accordance with FASB ASC 718.
•	For all time-based RSUs, the vest date fair value is equal to the number of units that actually vest and Flex’s stock price on that date.

Fiscal Year	2022	2023	2024	2025	2026
Non-CEO NEOs	See Column (d) Note	See Column (d) Note	See Column (d) Note	See Column (d) Note	See Column (d) Note
SCT Total Compensation ($)	$4,015,753	$4,097,332	$3,898,116	$6,206,790	$5,491,551
Less: Stock Award Values Reported in SCT for the Covered Year ($)	$2,262,366	$2,169,700	$2,188,321	$4,225,425	$3,032,512
Plus: Fair Value for Stock Awards Granted in the Covered Year ($)	$2,453,994	$3,325,800	$3,321,609	$3,768,606	$5,766,967
Change in Fair Value of Outstanding Unvested Stock Awards from Prior Years ($)	$165,239	$2,187,616	$4,471,749	$709,604	$10,036,613
Change in Fair Value of Stock Awards from Prior Years that Vested in the Covered Year ($)	$(270,811)	$(239,733)	$731,844	$(73,967)	$1,812,516
Less: Fair Value as of Prior Fiscal Year End of Stock Awards Forfeited during the Covered Year ($)	$0	$0	$0	$1,218,563	$0
Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans ($)	$3,645	$3,678	$99,786	$24,990	$0
Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans ($)	$0	$0	$0	$0	$0
Compensation Actually Paid ($)	$4,098,165	$7,197,637	$10,135,211	$5,142,055	$20,075,135

Equity Valuations: equity valuation assumptions are the same as those stated above under the CEO table.

Column (d). The following non-CEO NEOs (collectively, the “Non-CEO NEOs”) are included in the average figures shown:

•	FY22: Francois P. Barbier, Michael P. Hartung, Paul R. Lundstrom, and Scott Offer
•	FY23: Michael P. Hartung, Paul R. Lundstrom, Scott Offer, and Hooi Tan
•	FY24: Michael P. Hartung, Paul R. Lundstrom, Scott Offer, and Hooi Tan
•	FY25: Kevin Krumm, Michael P. Hartung, Scott Offer, Hooi Tan, Paul R. Lundstrom and Jaime Martinez
•	FY26: Kevin Krumm, Michael P. Hartung, Scott Offer and Hooi Tan

Column (e). Average “compensation actually paid” for our Non-CEO NEOs in each of FY26, FY25, FY24, FY23 and FY22 reflects the respective amounts set forth in column (d) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules. The dollar amounts reflected in column (d) of the table above do not reflect the actual amount of compensation earned by or paid to our Non-CEO NEOs during the applicable year. For information regarding the decisions made by our Compensation and People Committee in regard to the Non-CEO NEOs’ compensation for each fiscal year, please see the “Compensation Discussion and Analysis” sections of the proxy statements reporting pay for the fiscal years covered in the table above.

Column (f). For the relevant fiscal year, represents the cumulative total shareholder return (TSR) of Flex for the measurement periods beginning on the last trading day of the Company’s 2021 fiscal year and ending on March 31 of each of 2026, 2025, 2024, 2023 and 2022, respectively.

Column (g). For the relevant fiscal year, represents the cumulative TSR of the peer group consisting of Benchmark Electronics, Celestica Inc., Jabil Inc., and Sanmina Corporation (“Peer Group TSR”) for the measurement periods beginning on the last trading day of the Company’s 2021 fiscal year and ending on March 31 of each of 2026, 2025, 2024, 2023 and 2022, respectively.

Column (h). Reflects “Net Income” in the Company’s Consolidated Income Statements included in the Company’s Annual Reports on Form 10-K for each of the years ended March 31, 2026, 2025, 2024, 2023 and 2022, respectively.

Column (i). Company-selected Measure is Adjusted Earnings Per Share (EPS) which is described below. Adjusted EPS is a non-GAAP financial measure. See Annex A to this proxy statement for a reconciliation of GAAP to non-GAAP financial measures.

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Flex’s Pay for Performance Alignment

Below are graphs showing the relationship of “compensation actually paid” to our Chief Executive Officer and other NEOs in FY22, FY23, FY24, FY25 and FY26 to (1) TSR of both Flex and the Peer Group TSR, (2) Flex’s Adjusted EPS, and (3) Flex’s Net Income.

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Listed below are the performance measures which in our assessment represent the three most important financial performance measures we use to link compensation actually paid to our NEOs, for FY26, to Company performance.

Measure	Nature
Stock Price	Financial
Relative TSR	Financial
Adjusted EPS Growth	Financial

“Compensation actually paid” (also referred to as “CAP”), as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the tables based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. For a discussion of how our Compensation and People Committee assessed Flex’s performance and our NEOs’ pay each year, see the “Compensation Discussion and Analysis” section in this proxy statement and in the proxy statements for FY22 – FY25.

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Proposal No. 4: Ordinary Resolution to Authorize Ordinary Share Issuances

We are incorporated in the Republic of Singapore. Under Singapore law, our directors may only issue Ordinary Shares and make or grant offers, agreements, options, performance shares, performance units, restricted share units, or other compensatory equity awards that might or would require the issuance of Ordinary Shares with the prior approval of our shareholders.

We are submitting this proposal because we are required to do so under the laws of Singapore before we can issue any Ordinary Shares in connection with our equity compensation plans, possible future strategic transactions, or public and private offerings (other than shares issuable on exercise or settlement of outstanding options, performance shares, performance units, restricted share units and other instruments convertible into or exercisable for Ordinary Shares that were granted under previously-approved share issue mandates). Our current authorization, approved by shareholders at our 2025 annual general meeting, will expire at the conclusion of the 2026 annual general meeting. As a result, we are presenting this proposal to renew the Board’s authority to issue Ordinary Shares on the terms set forth below.

We are seeking approval to authorize our Board to issue up to a maximum of 20% of the total number of issued Ordinary Shares of the Company as of the date of the passing of such resolution (equal to a total of 366,389,554 Ordinary Shares as of June 8, 2026 on the basis that no additional Ordinary Shares are issued or repurchased before the 2026 annual general meeting). If this proposal is approved, and unless revoked or varied by the Company in a general meeting, the authorization would be effective from the date of the 2026 annual general meeting and continue until the earlier of (i) the conclusion of the 2027 annual general meeting or (ii) the expiration of the period within which the 2027 annual general meeting is required by law to be held. Under the Singapore Companies Act, the 2027 annual general meeting is required to be held within six months after the date of our 2027 fiscal year end (except that Singapore law allows for a one-time application for an extension of up to a maximum of 60 days to be made with the Singapore Accounting and Corporate Regulatory Authority, which may be granted at the discretion of that authority).

To be clear, we are not asking our shareholders to approve a specific issuance of shares. Instead, approval of this resolution will only grant our Board the authority so that it may from time to time during the validity period of the proposed share issuance mandate allot and issue, and grant rights to acquire, Ordinary Shares on the terms and in the manner set forth in this proposal.

Our Board believes that approving this resolution is advisable and in the best interests of the Company and our shareholders. In the past, the Board has issued shares or made agreements that would require the issuance of new Ordinary Shares in the following situations:

•	in connection with strategic transactions and acquisitions;
•	pursuant to public and private offerings of our Ordinary Shares or instruments convertible into our Ordinary Shares; and
•	in connection with our equity compensation plans and arrangements.

If this proposal is not approved, we would not be permitted to issue any new Ordinary Shares, including shares issuable pursuant to compensatory equity awards (other than shares issuable on exercise or settlement of outstanding options, performance shares, performance units, restricted share units and other instruments convertible into or exercisable for Ordinary Shares, which were previously granted when the previous shareholder approved share issue mandates were in force). If we are unable to rely upon equity as a component of compensation, we would have to review our compensation practices, and would likely have to substantially increase cash compensation to retain key personnel.

Our Board expects that we will continue to issue Ordinary Shares and grant options, performance shares, performance unit awards, and restricted share unit awards in the future under circumstances similar to those in the past. Our Board believes that it is advisable and in the best interests of the Company and our shareholders for our shareholders to provide this general authorization, subject to the aggregate cap described above, because then we can avoid the delay and expense of obtaining shareholder approval at a later date and will have greater flexibility to pursue strategic transactions and acquisitions and to raise additional capital through public and private offerings of our Ordinary Shares and instruments convertible into our Ordinary Shares.

If this proposal is approved, our directors would be authorized to, during the period described above and subject to the aggregate cap described above, issue Ordinary Shares and make or grant offers, agreements, options, performance shares, performance units, restricted share units, or other compensatory equity awards that might or would require the issuance of Ordinary Shares subject only to our Constitution, applicable Singapore laws and the rules of Nasdaq. The issuance of a large number of Ordinary Shares could be dilutive to existing shareholders or reduce the trading price of our Ordinary Shares on Nasdaq.

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We are not submitting this proposal in response to a threatened takeover. However, in the event of a hostile attempt to acquire control of the Company, we could seek to impede the attempt by issuing Ordinary Shares, which may dilute the voting power of our existing shareholders. This could also have the effect of impeding the efforts of our shareholders to replace an incumbent director with a new director of their choice. These potential effects could limit the opportunity for our shareholders to dispose of their Ordinary Shares at the premium that may be available in takeover attempts.

We note that because we are a Nasdaq-listed company, our shareholders continue to benefit from the protections afforded to them under the rules of Nasdaq, including those rules that limit our ability to issue shares in specified circumstances without obtaining shareholder approval. This authorization for our directors to issue Ordinary Shares is required as a matter of Singapore law and is not otherwise required for other Nasdaq-listed companies. Accordingly, approval of this resolution would merely place us on equal footing with other Nasdaq-listed companies.

The Board recommends a vote “FOR” the resolution to authorize Ordinary Share issuances.

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Proposal No. 5: Ordinary Resolution to Renew the Share Purchase Mandate

Our purchases or acquisitions of our Ordinary Shares must be made in accordance with, and in the manner prescribed by, the Singapore Companies Act, the applicable listing rules of Nasdaq and such other laws and regulations as may apply from time to time.

Singapore law requires that we obtain shareholder approval of a “general and unconditional share purchase mandate” given to our directors if we wish to purchase or otherwise acquire our Ordinary Shares. This general and unconditional mandate is referred to in this proxy statement as the Share Purchase Mandate, and it allows our directors to exercise all of the Company’s powers to purchase or otherwise acquire our issued Ordinary Shares on prescribed terms of the Share Purchase Mandate.

Our shareholders approved a renewal of the Share Purchase Mandate at the annual general meeting of shareholders held in 2025, which will expire on the date of the 2026 annual general meeting. Accordingly, we are seeking approval from our shareholders at the 2026 annual general meeting for another renewal of the Share Purchase Mandate. Pursuant to the Singapore Companies Act, share repurchases under our share repurchase plans were subject to an aggregate limit of 20% of our issued Ordinary Shares outstanding as of the date of the annual general meeting held on August 6, 2025. On August 6, 2025, the Board authorized the repurchase of up to an aggregate of $1.7 billion of Ordinary Shares of the Company to be conducted in tranches. Until the 2026 annual general meeting, any repurchases would be made under the Share Purchase Mandate renewed at the 2025 annual general meeting. As of the date of the 2026 annual general meeting, any repurchases may only be made if the shareholders approve the proposed renewal of the Share Purchase Mandate. The share purchase program does not obligate the Company to repurchase any specific number of shares and may be suspended or terminated at any time without prior notice.

If renewed by shareholders at the 2026 annual general meeting, the authority conferred by the Share Purchase Mandate will, unless varied or revoked by our shareholders at a general meeting, continue in force until the earlier of the date of the 2027 annual general meeting or the date by which the 2027 annual general meeting is required by law to be held. Under the Singapore Companies Act, the 2027 annual general meeting is required to be held within six months after the date of our 2027 fiscal year-end (except that Singapore law allows for a one-time application for an extension of up to a maximum of 60 days to be made with the Singapore Accounting and Corporate Regulatory Authority, which may be granted at the discretion of that authority).

The authority and limitations placed on our share purchases or acquisitions under the proposed Share Purchase Mandate, if renewed at the 2026 annual general meeting, are summarized below.

Limit on Allowed Purchases

We may only purchase or acquire Ordinary Shares that are issued and fully paid up. The prevailing limitation under the Singapore Companies Act that is currently in force does not permit us to purchase or acquire more than 20% of the total number of our issued Ordinary Shares outstanding at the date of the annual general meeting. Any of our Ordinary Shares that are held as treasury shares will be disregarded for purposes of computing this 20% limitation. For this purpose, a reference herein to treasury shares in computing the 20% limitation includes a reference to any Ordinary Shares held by our subsidiaries under the limited exceptions in Sections 21(4B) and 21(6C) of the Singapore Companies Act, if applicable.

The Companies Act empowers the Singapore Minister for Finance to prescribe by notification a different percentage as the share repurchase limit, which may be in excess of 20%. In the event that the Minister for Finance prescribes by notification a higher percentage in excess of 20% pursuant to Section 76B(3) of the Companies Act, we are seeking approval for our Board of Directors to authorize the purchase or acquisition of our issued Ordinary Shares not exceeding either (i) 35% of our total number of issued Ordinary Shares outstanding as of the date this proposal is approved (excluding any Ordinary Shares that are held as treasury shares as at that date); or (ii) such other lower percentage (which nevertheless exceeds 20%) as may be prescribed by the Minister for Finance.

We will at all times fully observe the share repurchase limit that applies from time to time and will only exceed the current 20% on the condition that any such higher percentage (up to a maximum of 35%) is approved by the Minister for Finance through a notification issued pursuant to Section 76B(3) of the Companies Act.

Purely for illustrative purposes, on the basis of 366,389,554 issued Ordinary Shares outstanding as of June 8, 2026, and assuming no additional Ordinary Shares are issued or repurchased on or prior to the date of the 2026 annual general meeting:

•	based on the prevailing 20% limit, we would be able to purchase not more than 73,277,911 issued Ordinary Shares pursuant to the proposed renewal of the Share Purchase Mandate; and

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•	in the event that the Singapore Minister for Finance approves such higher limit up to a maximum of 35%, we would be able to purchase not more than 128,236,344 Ordinary Shares pursuant to the proposed renewal of the Share Purchase Mandate.

During fiscal year 2026, we repurchased approximately 19.2 million shares for an aggregate purchase price of approximately $944.2 million under the Share Purchase Mandate and retired all of these shares.

Duration of Share Purchase Mandate

Purchases or acquisitions of Ordinary Shares may be made, at any time and from time to time, on and from the date the Share Purchase Mandate is approved until the earlier of:

•	the date on which our next annual general meeting is held or required by law to be held; or
•	the date on which the authority conferred by the Share Purchase Mandate is revoked or varied by our shareholders at a general meeting.

Manner of Purchases or Acquisitions of Ordinary Shares

Purchases or acquisitions of Ordinary Shares may be made by way of:

•	market purchases on Nasdaq or any other stock exchange on which our Ordinary Shares may at the time be listed and quoted, through one or more duly licensed dealers appointed by us for that purpose; and/or
•	off-market purchases (if effected other than on Nasdaq or, as the case may be, any other stock exchange on which our Ordinary Shares are then listed and quoted), in accordance with an equal access scheme as prescribed by the Singapore Companies Act.

If we decide to purchase or acquire our Ordinary Shares in accordance with an equal access scheme, our directors may impose any terms and conditions as they see fit and as are in our interests, so long as the terms are consistent with the Share Purchase Mandate, the applicable rules of Nasdaq, the provisions of the Singapore Companies Act and other applicable laws. In addition, an equal access scheme must satisfy all of the following conditions:

•	offers for the purchase or acquisition of Ordinary Shares must be made to every person who holds Ordinary Shares to purchase or acquire the same percentage of their Ordinary Shares;
•	all holders of our Ordinary Shares must be given a reasonable opportunity to accept the offers made; and
•	the terms of all of the offers must be the same (except differences in consideration that result from offers relating to Ordinary Shares with different accrued dividend entitlements and differences in the offers solely to ensure that each person is left with a whole number of Ordinary Shares).

Purchase Price

The maximum purchase price (excluding brokerage, commission, applicable goods and services tax and other related expenses of the purchase or acquisition) to be paid for each Ordinary Share will be determined by our directors, where our directors may decide that the consideration payable for the purchase or acquisition of Ordinary Shares may be either cash or satisfied by way of the transfer or distribution of shares of another corporation. Our directors may also determine the valuation method to be applied to value the shares of such other corporation. The maximum purchase price must not exceed:

•	in the case of a market purchase, the highest independent bid or the last independent transaction price, whichever is higher, of our Ordinary Shares quoted or reported on Nasdaq or, as the case may be, any other stock exchange on which our Ordinary Shares may at that time be listed and quoted, or shall not exceed any volume weighted average price, or other price determined under any pricing mechanism, permitted under SEC Rule 10b-18, at the time the purchase is effected; and
•	in the case of an off-market purchase pursuant to an equal access scheme, 110% of the arithmetic average of the daily volume-weighted average prices of Ordinary Shares over the three full trading days on which our Ordinary Shares are traded on the Nasdaq Global Select Market, or, as the case may be, any other stock exchange on which our Ordinary Shares are at the time listed and quoted, ending on and including the second full trading day prior to the date on which the offer to effect the off-market purchase expires.

By approving this resolution, shareholders are approving that the mode of payment for the purchase price of each Ordinary Share may take the form of either cash or satisfied by way of the transfer or distribution of shares of another corporation, and the valuation method to be applied to value the shares of such other corporation, as determined by our directors.

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Treasury Shares

Under the Singapore Companies Act, Ordinary Shares purchased or acquired by us may be held as treasury shares. Some of the provisions on treasury shares under the Singapore Companies Act are summarized below.

Maximum Holdings

The number of Ordinary Shares held as treasury shares may not at any time exceed 10% of the total number of issued Ordinary Shares. For this purpose, the reference to treasury shares includes a reference to any Ordinary Shares held by our subsidiaries under the limited exceptions in Sections 21(4B) and 21(6C) of the Singapore Companies Act, if applicable.

Voting and Other Rights

We may not exercise any right in respect of treasury shares, including any right to attend or vote at meetings. For the purposes of the Singapore Companies Act, we shall be treated as having no right to vote and the treasury shares shall be treated as having no voting rights. In addition, no dividend may be paid, and no other distribution of our assets may be made, to the Company in respect of treasury shares, other than the allotment of Ordinary Shares as fully paid bonus shares. A subdivision or consolidation of any treasury share into treasury shares of a greater or smaller amount is also allowed so long as the total value of the treasury shares after the subdivision or consolidation is the same as before the respective subdivision or consolidation.

Disposal and Cancellation

Where Ordinary Shares are held as treasury shares, we may at any time:

•	sell the treasury shares for cash;
•	transfer the treasury shares for the purposes of or pursuant to any share scheme, whether for employees, directors or other persons;
•	transfer the treasury shares as consideration for the acquisition of shares in or assets of another company or assets of a person;
•	cancel the treasury shares; or
•	sell, transfer or otherwise use the treasury shares for such other purposes as may be prescribed by the Minister for Finance of Singapore.

Sources of Funds

Only funds legally available for purchasing or acquiring Ordinary Shares in accordance with our Constitution and the applicable laws of Singapore shall be used. We intend to use our internal sources of funds and/or borrowed funds to finance any purchase or acquisition of our Ordinary Shares, where our directors may decide that the consideration payable for the purchase or acquisition of Ordinary Shares may be either cash or satisfied by way of the transfer or distribution of shares of another corporation, which may be valued using a valuation method as determined by our directors.

Our directors do not propose to exercise the Share Purchase Mandate in a manner and to an extent that would materially affect our working capital requirements.

The Singapore Companies Act permits us to purchase or acquire our Ordinary Shares out of our capital and/or profits. Acquisitions or purchases made out of capital are permissible only so long as we are solvent for the purposes of Section 76F(4) of the Singapore Companies Act. A company is solvent if, at the date of the payment made in consideration of the purchase or acquisition (including any expenses, such as brokerage or commission) the following conditions are satisfied: (a) there is no ground on which the company could be found unable to pay its debts; (b) if it is not intended to commence winding up of the company, the company will be able to pay its debts as they fall due during the period of 12 months immediately after the date of the payment; and (c) the value of the company’s assets is not less than the value of its liabilities (including contingent liabilities) and will not, after the proposed purchase or acquisition, become less than the value of its liabilities (including contingent liabilities).

Status of Purchased or Acquired Ordinary Shares

Any Ordinary Share that we purchase or acquire will be deemed cancelled immediately on purchase or acquisition, and all rights and privileges attached to such Ordinary Share will expire on cancellation (unless such Ordinary Share is held by

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us as a treasury share). The total number of issued shares will be diminished by the number of Ordinary Shares purchased or acquired by us and which are not held by us as treasury shares.

We will cancel and destroy certificates in respect of purchased or acquired Ordinary Shares as soon as reasonably practicable following settlement of any such purchase or acquisition. Where Ordinary Shares are purchased or acquired and held by us as treasury shares, we will cancel and issue new certificates in respect thereof.

Financial Effects

Our net tangible assets and the consolidated net tangible assets of our group (including our subsidiaries) will be reduced by the purchase price (including any expenses) of any Ordinary Shares purchased or acquired and cancelled or held as treasury shares. We do not anticipate that the purchase or acquisition of our Ordinary Shares in accordance with the Share Purchase Mandate would have a material impact on our consolidated financial condition and cash flows.

The financial effects on us and our group (including our subsidiaries) arising from purchases or acquisitions of Ordinary Shares that may be made pursuant to the Share Purchase Mandate will depend on, among other things, whether the Ordinary Shares are purchased or acquired out of our profits and/or capital, the number of Ordinary Shares purchased or acquired, the price paid for the Ordinary Shares, and whether the Ordinary Shares purchased or acquired are held in treasury or cancelled.

Under the Singapore Companies Act, we may purchase or acquire Ordinary Shares using profits and/or our capital so long as the Company is solvent.

Where the consideration (including any expenses) paid by us to purchase or acquire Ordinary Shares comes out of our profits, such consideration (including any expenses such as brokerage or commission) will correspondingly reduce the amount available for the distribution of cash dividends by us. Where the consideration we pay to purchase or acquire Ordinary Shares comes out of our capital, the amount available for the distribution of cash dividends by us will not be reduced. To date, we have not declared any cash dividends on our Ordinary Shares.

Rationale for the Share Purchase Mandate

We believe a renewal of the Share Purchase Mandate at the 2026 annual general meeting will benefit our shareholders by providing our directors with appropriate flexibility to repurchase Ordinary Shares if the directors believe such repurchases would be in the best interests of our shareholders. Our decision to repurchase our Ordinary Shares from time to time will depend on our continuing assessment of then-current market conditions, our need to use available sources of funds to finance acquisitions and other strategic transactions, the level of our debt and the terms and availability of financing.

As noted above, the approval of the Share Purchase Mandate does not obligate the Company to repurchase any specific number of shares and may be suspended or terminated at any time without prior notice.

Take-Over Implications

If, as a result of our purchase or acquisition of our issued Ordinary Shares, a shareholder’s proportionate interest in the Company’s voting capital increases, such increase will be treated as an acquisition for the purposes of The Singapore Code on Take-overs and Mergers. If such increase results in a change of effective control, or, as a result of such increase, a shareholder or a group of shareholders acting in concert obtains or consolidates effective control of the Company, such shareholder or group of shareholders acting in concert with a director could become obliged to make a take-over offer for the Company under Rule 14 of The Singapore Code on Take-overs and Mergers.

The circumstances under which shareholders (including directors and persons acting in concert with them) will incur an obligation to make a take-over offer are set forth in Rule 14 of The Singapore Code on Take-overs and Mergers, Appendix 2. The effect of Appendix 2 is that, unless exempted, shareholders will incur an obligation to make a take-over offer if, as a result of the Company purchasing or acquiring our issued Ordinary Shares, the voting rights of such shareholders would increase to 30% or more, or, if such shareholders hold between 30% and 50% of our voting rights, the voting rights of such shareholders would increase by more than 1% in any period of six months. Shareholders that are in doubt as to their obligations, if any, to make a mandatory take-over offer under The Singapore Code on Take-overs and Mergers as a result of any share purchase by us should consult the Securities Industry Council of Singapore and/or their professional advisers at the earliest opportunity.

The Board recommends a vote “FOR” the resolution to approve the proposed renewal of the Share Purchase Mandate.

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Information about our Executive Officers

The names, ages and positions of our executive officers as of June 24, 2026 are as follows:

Name	Age	Position
Revathi Advaithi	58	Chief Executive Officer
Kevin Krumm	52	Chief Financial Officer
Michael P. Hartung	58	President, Chief Commercial Officer
Scott Offer	61	Executive Vice President, General Counsel
Hooi Tan	49	Chief Operating Officer
Daniel J. Wendler	59	Chief Accounting Officer

Revathi Advaithi

Ms. Advaithi has served as our Chief Executive Officer since February 2019. In connection with the planned spin-off of our Cloud and Power Infrastructure segment announced on May 5, 2026, Ms. Advaithi is expected to serve as CEO of the new company and as Chair of Flex’s Board of Directors for a transitional period upon completion of the transaction. Prior to joining Flex, Ms. Advaithi was President and Chief Operating Officer for the Electrical Sector business of Eaton Corporation plc, a power management company, a position she held from September 2015 until February 2019. During her tenure, she led several strategic initiatives, including digital technology transformation and globally distributed innovation centers, with responsibility for the Europe, Middle East, and Africa regions. Prior to that, she served as President of Electrical Sector, Americas of Eaton from April 2012 through August 2015. She joined Eaton in 1995 and led the Electrical Sector in the Americas and Asia-Pacific, with a three-year assignment in Shanghai. In addition to her time at Eaton, Ms. Advaithi worked at Honeywell between 2002 and 2008 in leadership roles spanning manufacturing, procurement, supply chain, and sourcing. In 2023, she was appointed to the Advisory Committee for Trade Policy and Negotiations and the Advisory Committee on Supply Chain Competitiveness by the U.S. President. She serves on the Board of Directors of Uber Technologies, Inc. and the MIT Presidential CEO Advisory Board. She holds a bachelor’s degree in mechanical engineering from the Birla Institute of Technology and Science in Pilani, India, and an MBA in international business from the Thunderbird School of Global Management.

Kevin Krumm

Mr. Krumm has served as our Chief Financial Officer since January 6, 2025. In this role, he oversees the finance function, spanning corporate accounting, financial planning and analysis, internal audit, investor relations, tax, and treasury. He is focused on shareholder value creation and driving the Company’s long-term financial framework. Prior to joining the Company, Mr. Krumm served as Executive Vice President and Chief Financial Officer of APi Group Corporation, a global life safety services provider specializing in fire safety and security, a position he held since September 2021. Prior to that, since December 2019, Mr. Krumm served as Corporate Treasurer and Senior Vice President of Global Finance Shared Services for Ecolab Inc., a global manufacturer of water, hygiene and infection prevention solutions. During his 15-year tenure at Ecolab, he also held roles leading the Industrial segment finance team, regional finance teams in Europe, the Middle East and Africa, Asia and Latin America, and leading international integration efforts for a major acquisition. He began his career in public accounting working for consulting firms PwC, Arthur Andersen and Deloitte, with a heavy emphasis on M&A and corporate finance. Mr. Krumm holds a bachelor’s degree in accounting from the University of Northern Iowa and an MBA from the University of Chicago Booth School of Business.

Michael P. Hartung

Mr. Hartung has served as our President, Chief Commercial Officer since July 2024. In this role, he leads the Company’s go-to-market organization, including our operating segments. He is responsible for aligning the Company’s commercial and business strategies, scaling end-to-end lifecycle services-from design to scaled production through end of life-as well as leading product technology innovation to enable customers across a diverse set of industries. In connection with the planned spin-off of our Cloud and Power Infrastructure segment announced on May 5, 2026, Mr. Hartung is expected to become CEO of Flex upon completion of the transaction. Prior to holding his current position, he served as the Company’s President, Agility Solutions from April 2020, and before that he held the positions of Senior Vice President of Lifestyle from July 2013 and Vice President of our Capital Equipment market segment from October 2007 to July 2013. Mr. Hartung joined Flex through the acquisition of Solectron in October 2007, where he served in senior roles, including Vice President of the Computing & Storage business unit with direct responsibility for sales, marketing, and account management functions. He holds a bachelor’s degree in economics from the University of California, Los Angeles and attended a variety of executive education programs, most notably at Stanford University.

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Scott Offer

Mr. Offer has served as our Executive Vice President, General Counsel since September 2016 and leads the Company’s global legal function, including government relations, corporate governance, brand protection and security, intellectual property, contracts, litigation, and ethics and compliance. In 2025, he was named one of the Top 20 General Counsel of the Last Two Decades by the Financial Times Innovative Lawyers program for pioneering legal department innovation and transformation. Prior to joining Flex, Mr. Offer served as Senior Vice President and General Counsel at Lenovo. Before that, he served as Senior Vice President and General Counsel for Motorola Mobility, a Google company, and prior to that, Senior Vice President and General Counsel, Motorola Mobility, Inc. Before joining Motorola in 2010, he worked for the law firm Boodle Hatfield. Mr. Offer holds a law degree from the London School of Economics and Political Science and is qualified as a lawyer in the United Kingdom and the United States.

Hooi Tan

Mr. Tan has served as our Chief Operating Officer since October 2024, where he leads global manufacturing, procurement, supply chain, operational excellence, and quality systems. Prior to his current role, he served as the Company’s President, Global Operations and Components from April 2022 until September 2024. Over the course of his 23 years at Flex, Mr. Tan has held many leadership roles, including Senior Vice President, Global Operations from May 2016 until March 2022, overseeing more than 100 facilities across 30 countries. He also led operations for the Company’s Asia region, where he drove impactful productivity and efficiency programs and delivered significant P&L improvements. Prior to joining Flex, Mr. Tan worked at Solectron, an electronics manufacturing company for OEMs, where he held a variety of leadership roles in operations, program management, business development and government affairs. He holds a Bachelor of Science degree in electrical engineering from Purdue University.

Daniel J. Wendler

Mr. Wendler has served as our Chief Accounting Officer since February 2022. Previously, Mr. Wendler served as Chief Accounting Officer of Keter Group SA (“Keter”), a global manufacturer and distributor of consumer goods, since November 2021. Prior to Keter, Mr. Wendler worked at Carrier Global Corporation where he held various roles of increasing responsibility from February 2000 to March 2021. Most recently, Mr. Wendler served as the Vice President and Assistant Controller of Carrier from 2020 until 2021 and, prior to that, was the Vice President and Controller of Carrier from 2015 until 2020, while it was a segment of United Technologies Corporation. Previously, Mr. Wendler was an Audit Manager at Price Waterhouse LLP. Mr. Wendler is a certified public accountant in the State of New York and holds a bachelor’s degree in accounting from the State University of New York, College of Oswego and a Master of Business Administration from the University of Rochester – Simon School.

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Equity Compensation Plan Information

As of March 31, 2026, we maintained the Flex Ltd. 2017 Equity Incentive Plan (as amended and restated in 2023, and as further amended thereafter) (the “2017 Equity Incentive Plan”). The following table provides information about equity awards outstanding under this plan as of March 31, 2026. This table does not reflect grants made under the 2017 Equity Incentive Plan during fiscal year 2027 or the vesting of awards during fiscal year 2027.

Plan Category	Number of Ordinary Shares to be Issued Upon Exercise of Outstanding Options and Vesting of Restricted Share Unit Awards (a)		Weighted-Average Exercise Price of Outstanding Options(1) (b)	Number of Ordinary Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Ordinary Shares Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders	8,237,055		$—	14,771,016	(2)
Equity compensation plans not approved by shareholders	—		$—	—
Total	8,237,055	(3)	$—	14,771,016	(2)
(1)	The weighted-average exercise price does not take into account Ordinary Shares issuable upon the vesting of outstanding restricted share unit and performance share unit awards, which have no exercise price.
(2)	Represents Ordinary Shares remaining available for future grant under the 2017 Equity Incentive Plan. The plan authorizes grants of up to 24.4 million Ordinary Shares in the aggregate.
(3)	Includes 8,237,055 Ordinary Shares issuable upon the vesting of restricted share unit awards and performance share unit awards. For awards subject to rTSR and adjusted EPS growth performance criteria, the amount reported reflects the number of shares to be issued if the target levels are achieved. An additional 2,992,438 shares would be issued if the maximum rTSR and adjusted EPS growth performance levels are achieved, which would reduce the number of Ordinary Shares available for grant reported in column (c).

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Security Ownership of Certain Beneficial Owners and Management

The following table shows the beneficial ownership of our Ordinary Shares as of June 1, 2026 (except as otherwise indicated) for:

•	each shareholder known to us to beneficially own more than 5% of our outstanding Ordinary Shares;
•	each of our named executive officers;
•	each director; and
•	all executive officers and directors as a group.

Unless otherwise indicated, the address for each individual named below is c/o Flex Ltd., 12515-8 Research Blvd, Suite 300, Austin, TX 78759 U.S.A.

Information about our directors, named executive officers, and all directors and executive officers as a group is based on information supplied by these individuals and Forms 3, 4, and 5 filed with the SEC. Information about shareholders owning more than 5% of our Ordinary Shares is based solely on Schedules 13G filed with the SEC. Where information is based on Schedules 13G, share amounts are as of the date provided in those filings.

We determine beneficial ownership according to SEC rules. Under these rules, a person beneficially owns shares if they have or share voting or investment power over those shares. Ordinary Shares subject to options exercisable within 60 days of June 1, 2026 and Ordinary Shares subject to restricted share unit awards that vest within 60 days of June 1, 2026 are considered outstanding for purposes of calculating that person’s ownership percentage, but not for calculating other shareholders’ percentages. Unless otherwise noted, each person or entity listed has sole voting and sole investment power over their shares, subject to community property laws where applicable.

We calculate each person’s ownership percentage by dividing the number of shares they beneficially own by the sum of (1) the 366,389,554 Ordinary Shares outstanding on June 1, 2026, plus (2) any Ordinary Shares that such person had the right to acquire within 60 days of that date.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent
5% Shareholders:
BlackRock, Inc.(1) 50 Hudson Yards, New York, NY 10001	38,576,016	10.53%
PRIMECAP Management Company(2) 177 E. Colorado Blvd., 11th Floor, Pasadena, CA 91105	29,610,278	8.08%
Janus Henderson Group plc(3) 201 Bishopsgate, EC2M 3AE, United Kingdom	22,331,445	6.10%
Wellington Management Group LLP(4) 280 Congress Street, Boston, Massachusetts 02210	20,238,286	5.52%
Vanguard Capital Management(5) 100 Vanguard Blvd., Malvern, PA 19355	19,736,244	5.39%
Vanguard Portfolio Management(6) 100 Vanguard Blvd., Malvern, PA 19355	19,382,770	5.29%

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	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percent
Named Executive Officers and Directors:
Revathi Advaithi(7)	1,302,928	*
Michael P. Hartung(8)	125,569	*
Kevin Krumm(9)	33,663	*
Scott Offer(10)(11)	158,632	*
Hooi Tan(12)	139,331	*
John D. Harris II	49,678	*
Michael E. Hurlston	54,471	*
Erin L. McSweeney	4,799	*
Charles K. Stevens, III	40,713	*
Maryrose Sylvester	21,501	*
Lay Koon Tan	204,092	*
Patrick J. Ward(13)	33,268	*
William D. Watkins	91,874	*
All executive officers and directors as a group (14 persons)(14)	2,288,350	0.62%
*	Less than 1%.
(1)	Based on a Schedule 13G/A filed with the SEC on December 4, 2025. BlackRock Inc. has sole voting power over 36,343,499 shares and sole dispositive power over 38,576,016 shares.
(2)	Based on a Schedule 13G/A filed with the SEC on November 13, 2025. PRIMECAP Management Company has sole voting power over 29,220,910 shares and sole dispositive power over 29,610,278 shares.
(3)	Based on a Schedule 13G/A filed with the SEC on February 17, 2026. Janus Henderson Group plc has shared voting power over 22,331,445 shares and shared dispositive power over 22,331,445 shares.
(4)	Based on a Schedule 13G/A filed with the SEC on May 15, 2026. Wellington Management Group LLP has shared voting power over 17,641,969 shares and shared dispositive power over 20,238,286 shares.
(5)	Based on a Schedule 13G filed with the SEC on April 29, 2026. Vanguard Capital Management has sole voting power over 3,238,366 shares and sole dispositive power over 19,736,244 shares.
(6)	Based on a Schedule 13G filed with the SEC on April 29, 2026. Vanguard Portfolio Management has sole voting power over 49,235 shares and sole dispositive power over 19,382,770 shares.
(7)	Includes 171,318 shares issuable upon settlement of restricted share unit awards that vest within 60 days of June 1, 2026.
(8)	Includes 31,279 shares issuable upon settlement of restricted share unit awards that vest within 60 days of June 1, 2026.
(9)	Includes 7,321 shares issuable upon settlement of restricted share unit awards that vest within 60 days of June 1, 2026.
(10)	Includes 30,648 shares issuable upon settlement of restricted share unit awards that vest within 60 days of June 1, 2026.
(11)	Includes 106,471 shares held indirectly by a family trust, in which Mr. Offer is a trustee.
(12)	Includes 35,506 shares issuable upon settlement of restricted share unit awards that vest within 60 days of June 1, 2026.
(13)	Includes 33,268 shares held indirectly by revocable trusts, in which Mr. Ward is a trustee.
(14)	Includes 283,273 shares issuable upon settlement of restricted share unit awards that vest within 60 days of June 1, 2026. This represents the aggregate for all executive officers and directors as a group.

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Certain Relationships and Related-Person Transactions

Review of Related-Person Transactions

Our Code of Business Conduct and Ethics provides guidance for addressing actual or potential conflicts of interest, including those that may arise from transactions and relationships between us and our executive officers or directors. To formalize our policies and procedures for the review, approval, ratification, and disclosure of related-person transactions, our Board of Directors adopted a Statement of Policy with Respect to Related-Person Transactions. Under this policy, the Nominating, Governance and Public Responsibility Committee (or another committee comprised solely of independent directors) reviews, approves in advance, or ratifies all related-person transactions between us and any: director or nominee for director; executive officer; beneficial owner of more than 5% of our Ordinary Shares; or immediate family member of any of the foregoing individuals. Board committee members involved in a transaction under review do not participate in the committee’s deliberations or approval. Under the policy, certain ordinary course transactions or relationships are exempt from committee review, including:

•	transactions involving less than $25,000 for any individual related person;
•	director or executive officer compensation arrangements resulting solely from their Board service or executive officer roles, provided such arrangements are disclosed in our SEC filings or, if not required to be disclosed, approved by our Compensation and People Committee; and
•	indirect interests arising solely from a related person’s service as a director or ownership, together with all other related persons, directly or indirectly, of less than a 10% beneficial ownership interest in a third party (other than a partnership) that has entered into or proposes to enter into a transaction with us.

We have various procedures to identify potential related-person transactions. The Nominating, Governance and Public Responsibility Committee works with management and our Office of General Counsel to determine whether any identified transactions or relationships are covered by the policy. Our Statement of Policy with Respect to Related-Person Transactions is included in our Governance Guidelines, available along with a copy of the Company’s Code of Business Conduct and Ethics on the Governance page of the Investor Relations section of our website at www.flex.com.

Transactions with Related Persons

Other than the compensation agreements and other arrangements described under the sections titled “Executive Compensation” and “Fiscal Year 2026 Non-Employee Directors’ Compensation” in this proxy statement, during fiscal year 2026, there was not, nor is there currently proposed, any transaction or series of similar transactions to which we are or will be a party:

•	in which the amount involved exceeded or will exceed $120,000; and
•	in which any director, nominee, executive officer, holder of more than 5% of our Ordinary Shares or any immediate family member of any of the foregoing persons had or will have a direct or indirect material interest.

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Shareholder Proposals for the 2027 Annual General Meeting

Shareholder proposals must be received no later than February 24, 2027 to be considered for inclusion in the proxy statement for our 2027 annual general meeting. Proposals not received by this date will not be voted on at the 2027 annual general meeting. Timely submitted proposals may be included in our proxy statement if they satisfy conditions set forth in applicable SEC rules and regulations. All shareholder proposals should be mailed to 12515-8 Research Blvd, Suite 300, Austin, Texas 78759 U.S.A., Attention: EVP, General Counsel.

Shareholders intending to include a proposal on the agenda for the 2027 annual general meeting must comply with: (1) the Singapore Companies Act requirements described below; (2) the Company’s Constitution, which requires director nominations to be submitted at least 45 days (exclusive of the date on which the notice is given) before the first anniversary of this year’s proxy statement mailing date; and (3) applicable SEC rules and regulations.

Under Section 183 of the Singapore Companies Act, only registered shareholders representing (i) at least 5% of the total voting rights of all registered shareholders having at the date of the requisition the right to vote at the meeting to which the requisition relates, or (ii) not fewer than 100 registered shareholders holding shares in the Company on which there has been paid up an average sum of at least S$500 (Singapore dollars) per shareholder may, at their expense (unless the Company resolves otherwise), requisition that we include and give notice of their proposal for the 2027 annual general meeting. Any such requisition must satisfy the requirements of Section 183 of the Singapore Companies Act and the Company’s Constitution, be signed by all the parties making the requisition, and be deposited at our registered office in Singapore (1 Kallang Place, Singapore 339211) at least six weeks before the date of the 2027 annual general meeting in the case of a requisition requiring notice of a resolution, or at least one week before the date of the 2027 annual general meeting in the case of any other requisition.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must follow Rule 14a-19 requirements, including providing the required notice, no later than June 6, 2027.

Incorporation of Certain Documents by Reference

Flex incorporates by reference the following sections of our Annual Report on Form 10-K for the fiscal year ended March 31, 2026:

•	Item 7,“Management’s Discussion and Analysis of Financial Condition and Results of Operations;”
•	Item 7A,“Quantitative and Qualitative Disclosures About Market Risk;” and
•	Item 8,“Financial Statements and Supplementary Data.”

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Singapore Statutory Financial Statements

Our Annual Report on Form 10-K for the fiscal year ended March 31, 2026, filed with the SEC on May 20, 2026, includes our audited consolidated financial statements prepared in conformity with U.S. GAAP, together with the Independent Registered Public Accounting Firm’s Report of Deloitte & Touche LLP. We publish our U.S. GAAP financial statements in U.S. dollars, the principal currency in which we conduct our business. Unless otherwise stated, all monetary amounts in this proxy statement are presented in U.S. dollars.

Our Singapore statutory financial statements, prepared in conformity with the provisions of the Singapore Companies Act, will be made available to our shareholders on our website at https://investors.flex.com/financials/annual-reports/ prior to the date of the 2026 annual general meeting, as required under Singapore law.

Our Singapore statutory financial statements include:

•	our consolidated financial statements (which are identical to those included in the Annual Report on Form 10-K, described above);
•	supplementary financial statements (which reflect solely the Company’s standalone financial results, with our subsidiaries accounted for under the equity method rather than consolidated);
•	a Directors’ Statement; and
•	the Independent Auditors’ Report of Deloitte & Touche LLP, our Singapore statutory auditors for the fiscal year ended March 31, 2026.

2026 Proxy Statement 91

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Other Matters

Electronic Delivery of our Shareholder Communications

We provide access to our proxy materials to shareholders of record as of June 8, 2026 by notifying them of the availability of these materials on the Internet. The Notice of Availability of Proxy Materials (the “Notice”), which contains instructions on how to access this proxy statement and our annual report and how to submit proxies via the Internet, is first being electronically distributed to our shareholders (including all of our registered shareholders) on or about June 24, 2026 and will be mailed to shareholders commencing on June 24, 2026. If you hold shares through a broker, bank or other nominee (“street name”), your intermediary will either forward printed copies of the proxy materials or provide instructions for electronic access. The Notice includes instructions on how to request a printed copy of our proxy materials.

Information About the Meeting

We are furnishing this proxy statement in connection with our Board of Directors’ solicitation of proxies to be voted at the 2026 annual general meeting of shareholders, or any adjournments thereof, for the purposes set forth herein.

Costs of Solicitation

We will bear the entire cost of soliciting proxies. After the initial mailing, our directors, officers and employees may also solicit proxies by mail, telephone, e-mail, fax or in person without additional compensation, though they may be reimbursed for reasonable out-of-pocket expenses. We will request that brokers, custodians, nominees and other record holders of our Ordinary Shares forward copies of the proxies and other soliciting materials to persons for whom they hold Ordinary Shares and request authority for the exercise of proxies. In these cases, we will reimburse such holders for their reasonable expenses upon request. We have retained D.F. King & Co., an independent proxy solicitation firm, to assist in soliciting proxies at an estimated fee of $11,500, plus reasonable expenses.

Registered Office

The mailing address of our registered office is 1 Kallang Place, Singapore 339211.

Voting Rights and Solicitation of Proxies

The close of business on June 8, 2026 is the record date for shareholders entitled to notice of the 2026 annual general meeting. All Ordinary Shares issued and outstanding on August 5, 2026, the meeting date, are entitled to be voted. Shareholders entitled to vote at the annual general meeting will, on a poll, have one vote for each Ordinary Share they hold on each matter to be voted upon. As of June 8, 2026, we had 366,389,554 Ordinary Shares issued and outstanding.

Proxies

Ordinary Shares represented by properly executed proxies will be voted at the 2026 annual general meeting in accordance with the executing shareholder’s instructions. If your shares are held in “street name” through a broker, bank, or other nominee, you have the right to instruct your broker, bank or other nominee on how to vote the shares in your account using the voting instruction form provided.

Quorum and Required Vote

A quorum of at least 33-1/3% of all of our issued and outstanding Ordinary Shares must be represented at the 2026 annual general meeting to transact business.

•	The chair of the 2026 annual general meeting will demand a poll to enable Ordinary Shares represented in person or by proxy to be counted for voting purposes.

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•	The affirmative vote by a simple majority of votes cast is required to re-elect the directors nominated pursuant to Proposal 1(a) to 1(i), to re-appoint Deloitte & Touche LLP as our independent auditors pursuant to Proposal 2, to approve the non-binding, advisory resolution regarding executive compensation contained in Proposal 3, to approve the ordinary resolution to allot and issue Ordinary Shares contained in Proposal 4, and to approve the ordinary resolution to renew the Share Purchase Mandate contained in Proposal 5.

Under the Singapore Companies Act and our Constitution, the shareholders may, by passing an ordinary resolution requiring the simple majority of affirmative votes of shareholders present and voting at an annual general meeting, remove an incumbent director and appoint another person as director to replace the removed director provided that such shareholders have satisfied the procedural requirements and deadlines set forth in the Singapore Companies Act and our Constitution.

Abstentions and Broker Non-Votes

Abstentions and “broker non-votes” are counted as present for quorum purposes. A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because it has not received voting instructions and lacks discretionary authority to vote on that proposal. Abstentions and broker non-votes will not be counted in the tabulation of votes cast on proposals presented to shareholders.

Beneficial owners should note: Your broker, bank or nominee has discretionary authority to vote your shares on Proposal 2 (re-appointment of our independent auditors), even without your voting instructions, but does not have discretionary authority on any other proposals. If you do not provide voting instructions, your shares will not be voted on the election of directors or any proposal other than Proposal 2. We strongly encourage you to provide voting instructions to your intermediary.

Registered shareholders who submit a proxy card without giving specific instructions will have their shares voted “FOR” each Board nominee in Proposal 1(a) to 1(i) and “FOR” Proposals 2 through 5.

Our management is not aware of any matters to be presented at the 2026 annual general meeting other than those set forth in this proxy statement and the accompanying Notice. If other matters are properly presented for a vote at the 2026 annual general meeting, the proxies confer discretionary authority to the individuals named as proxies to vote the shares represented by such proxy in accordance with their best judgment.

Any shareholder of record has the right to change his or her voting instructions to the proxy by revoking his or her proxy at any time prior to voting at the 2026 annual general meeting by:

•	submitting a subsequently dated proxy; or
•	by attending the meeting and voting in person.

Beneficial owners who hold shares through a broker, bank or other nominee must contact their intermediary and follow their instructions to change or revoke voting instructions. You may not vote your shares in person at the 2026 annual general meeting unless you obtain a legal proxy from the record holder giving you the right to vote the shares.

Your vote matters. We urge you to promptly vote by returning the enclosed proxy card, or by following the voting instructions on your proxy card or Notice, regardless of the number of shares you hold.

Registered shareholders who are present at the 2026 annual general meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

Householding: Some banks, brokers and other nominee record holders participate in “householding” by sending only one copy of proxy materials and annual reports to multiple shareholders in a household. To request separate copies or to consolidate to a single copy, contact your bank, broker or nominee record holder. We will promptly deliver a separate copy to you upon your request to the contact information below.

We incorporate by reference information from Note 5 to our audited consolidated financial statements for the fiscal year ended March 31, 2026,“Share-Based Compensation and Warrants,” included in our Annual Report on Form 10-K and the sections titled “Financial Statements and Supplementary Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk.” Upon request, we will furnish without charge within one business day of request, a copy of our Annual Report on Form 10-K (and any exhibit thereto) to any person who received this proxy statement. Requests may be made at no cost by contacting:

Flex Ltd.

12515-8 Research Blvd, Suite 300

Austin,Texas 78759 U.S.A.

Telephone: (512) 425-7929

Web links in this proxy statement are provided for convenience only, and content on referenced websites does not constitute part of, and is not incorporated into, this proxy statement.

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Annex A: Flex Ltd. Reconciliation of GAAP to Non-GAAP Financial Measures

To supplement Flex’s unaudited selected financial data presented consistent with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges and gains, including non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude certain legal and other charges, restructuring charges, customer-related asset impairments (recoveries), stock-based compensation expense, intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Flex’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Flex’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Also, when evaluating potential acquisitions, we exclude certain of the items described below from consideration of the target’s performance and valuation. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of the Company’s ongoing operating results;
•	the ability to better identify trends in the Company’s underlying business and perform related trend analyses;
•	a better understanding of how management plans and measures the Company’s underlying business; and
•	an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

2026 Proxy Statement A-1

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	Twelve-Month Periods Ended
(In millions, except per share amounts)	March 31, 2026		March 31, 2025		March 31, 2024
GAAP gross profit from continuing operations	$2,567	9.2%	$2,159	8.4%	$1,865	7.1%
Stock-based compensation expense(1)	34		32		28
Restructuring and impairment charges(2)	56		68		152
Customer related asset impairment (recoveries)(3)	(2)		2		14
Legal and other(4)	—		—		1
Non-GAAP gross profit from continuing operations	$2,655	9.5%	$2,261	8.8%	$2,060	7.8%
GAAP operating income from continuing operations	$1,368	4.9%	$1,169	4.5%	$853	3.2%
Intangible amortization(5)	68		70		70
Stock-based compensation expense(1)	142		125		113
Restructuring and impairment charges(2)	135		84		172
Customer related asset impairment (recoveries)(3)	(2)		2		14
Legal and other(4)	53		9		45
Non-GAAP operating income from continuing operations	$1,764	6.3%	$1,459	5.7%	$1,267	4.8%
GAAP provision for (benefit from) income taxes	$263		$185		$(206)
Intangible amortization benefit	15		15		11
Tax benefit on release of U.S. valuation allowance(6)	—		—		461
Tax expense on foreign subsidiaries indefinite reinvestment assertion change(6)	—		—		(135)
Other tax related adjustment(6)	54		43		7
Non-GAAP provision for income taxes from continuing operations	$332		$243		$138
GAAP net income continuing operations	$880		$838		$872
Intangible amortization(5)	68		70		70
Stock-based compensation expense(1)	142		125		113
Restructuring and impairment charges(2)	135		84		172
Customer related asset impairment (recoveries)(3)	(2)		2		14
Legal and other(4)	53		9		45
Interest and other, net(7)	16		(15)		11
Equity in earnings (losses) of unconsolidated affiliates(8)	25		—		(6)
Adjustments for taxes(6)	(69)		(58)		(344)
Non-GAAP net income continuing operations	$1,248		$1,055		$947
Diluted earnings per share from continuing operations
GAAP	$2.33		$2.11		$1.98
Non-GAAP	$3.30		$2.65		$2.15
Diluted shares used in computing per share amounts	378		398		441
Net cash provided by operating activities	$1,685		$1,505		$1,326
Less: Net capital expenditures	(625)		(423)		(505)
Adjusted Free Cash Flow	$1,060		$1,082		$821
Growth percentage over prior year	(2% )		32%

2026 Proxy Statement A-2

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	Twelve-Month Periods Ended
(In millions, except per share amounts)	3/31/2026	3/31/2025		3/31/2024		3/31/2023		3/31/2022
GAAP operating income from continuing operations	$1,368	$1,169		$853		$1,017		$890
Growth (Decline) percentage over prior year	17.0%	37.0%		(16.1%	)	14.3%
Non-GAAP operating income from continuing operations	$1,764	$1,459		$1,267		$1,232		$1,070
Growth percentage over prior year	20.9%	15.2%		2.8%		15.1%
GAAP diluted earnings per share from continuing operations	$2.33	$2.11		$1.98		$1.48		$1.81
Growth (Decline) percentage over prior year	10.4%	6.6%		33.8%		(18.2%	)
Non-GAAP diluted earnings per share from continuing operations	$3.30	$2.65		$2.15		$1.93		$1.75
Growth percentage over prior year	24.5%	23.3%		11.4%		10.3%
GAAP operating margins from continuing operations	4.9%	4.5%		3.2%		3.6%		3.6%
Growth (Decline) percentage over prior year	0.4%	1.3%		(0.4%	)	—
Non-GAAP operating margins from continuing operations	6.3%	5.7%		4.8%		4.3%		4.3%
Growth percentage over prior year	0.6%	0.9%		0.5%		—
Revenue from continuing operations	$27,914	$25,813		$26,415		$28,502		$24,633
Growth (Decline) percentage over prior year	8.1%	(2.3%	)	(7.3%	)	15.7%

For more details on GAAP to Non-GAAP adjustments for historical periods, please refer to the Investor Relations section of our website which includes press releases and summary financials of the respective periods.

(1)	Stock-based compensation expense consists of non-cash charges for the estimated fair value of unvested restricted share unit awards granted to employees and assumed in business acquisitions. The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.
(2)	Restructuring and impairment charges include severance charges at existing sites and corporate SG&A functions as well as asset impairment, and other charges related to the closures and consolidations of certain operating sites and targeted activities to restructure the business. These costs also include asset impairment charges related to assets significantly impacted by the geopolitical events on the basis of management’s best estimate of the recoverable value of assets. These costs may vary in size based on the Company’s initiatives, are not directly related to ongoing or core business results, and do not reflect expected future operating expenses. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company in its non-GAAP measures. During the twelve-month period ended March 31, 2026, the Company recognized approximately $83 million of restructuring charges, most of which related to employee severance. During the twelve-month period ended March 31, 2026, the Company recognized $51 million in asset impairments, inventory write-downs and other charges as a result of an August 21, 2025 missile strike on the Company’s Mukachevo, Ukraine operations located in Western Ukraine. The August 21, 2025 missile strike represents an unusual and infrequent event as hostilities related to the Russian invasion of Ukraine have been primarily focused in Eastern Ukraine. The missile strike caused substantial destruction, disrupted Mukachevo’s normal operations and Flex initiated contingency manufacturing plans at alternative manufacturing facilities. The Company expects additional immaterial near-term inefficiencies as Mukachevo’s operations are restored. During the twelve-month period ended March 31, 2025, the Company recognized approximately $84 million of restructuring charges, most of which related to employee severance. During the twelve-month period ended March 31, 2024, the Company recognized approximately $172 million of restructuring charges, most of which related to employee severance.
(3)	Customer related asset impairments (recoveries) may consist of non-cash impairments of property and equipment to estimated fair value for customers from whom we have disengaged or are in the process of disengaging as well as additional provisions for doubtful accounts receivable for customers that are experiencing financial difficulties and inventory that is considered non-recoverable that is written down to net realizable value. In subsequent periods, the Company may recover a portion of the costs previously incurred related to assets impaired or reduced to net realizable value. During the twelve-month period ended March 31, 2026, the Company recognized approximately $2 million of customer related asset recoveries. During the twelve-month period ended March 31, 2025, the Company recognized approximately $2 million of customer related asset impairments. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures. During the twelve-month period ended March 31, 2024, the Company recognized approximately $14 million of customer related asset impairments. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.
(4)	Legal and other consist primarily of costs not directly related to core business results and may include matters relating to commercial disputes, government regulatory and compliance, intellectual property, antitrust, tax, employment or shareholder issues, product liability claims and other issues on a global basis as well as acquisition related costs and asset impairment. During the fiscal year 2026, the Company incurred $53 million, primarily related to the planned spin-off of its Cloud and Power Infrastructure segment into a separate publicly traded company combined with other portfolio optimization costs. During the fourth quarter and for the fiscal years ended March 31, 2025, and 2024, the Company accrued for certain loss contingencies where losses were considered probable and estimable. During the fiscal year 2025, the Company accrued $5 million related to asset impairment and $4 million related to acquisition costs. During the fiscal year 2024, the Company accrued a $50 million loss contingency for a commercial dispute related to a construction matter with related production objectives. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

2026 Proxy Statement A-3

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(5)	Intangible amortization consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.
(6)	Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies or other non-recurring tax charges, when applicable. During the twelve-month period ended March 31, 2025, the Company recorded $69 million net benefits. During the twelve-month period ended March 31, 2025, the Company recorded $58 million net benefits. During the twelve-month period ended March 31, 2024, the Company recorded $344 million net benefits, of which the majority relates to a $461 million benefit from a release of a valuation allowance previously applied to the Company’s U.S. deferred tax assets, partially offset by an expense of $135 million reflecting a change in the Company’s assertion to indefinitely reinvest its earnings in China.
(7)	Interest and other, net consist of various other types of items that are not directly related to ongoing or core business results, such as the gain or losses related to certain divestitures, currency translation reserve write-offs upon liquidation of certain legal entities, debt extinguishment costs and impairment charges or gains associated with certain non-core investments. The Company excludes these items because they are not related to the Company’s ongoing operating performance or do not affect core operations. Excluding these amounts provides investors with a basis to compare Company performance against the performance of other companies without this variability. During the fourth quarter of fiscal year 2025, the Company realized a $19 million bargain purchase gain from an acquisition where the fair value of identifiable assets was in excess of the purchase consideration. No such significant events occurred in fiscal year 2026.
(8)	Equity in earnings (losses) of unconsolidated affiliates consists of various other types of items that are not directly related to ongoing or core business results, such as gains (losses) associated with certain non-core investments. The Company excludes these items because they are not related to the Company’s ongoing operating performance or do not affect core operations. Excluding these amounts provides investors with a basis to compare Company performance against the performance of other companies without this variability. In fiscal year 2026, the Company recognized approximately $31 million equity in losses primarily due to a reduced valuation of a certain non-core investment fund. No such event occurred in fiscal year 2025. In fiscal year 2024, the Company recognized approximately $6 million equity in earnings from the value increases in certain non-core investment funds.

2026 Proxy Statement A-4

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FLEX LTD. ATTN: INVESTOR RELATIONS DEPT. 12515-8 RESEARCH BLVD, SUITE 300 AUSTIN, TX 78759

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T01264-P54309	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

FLEX LTD.

The Board of Directors recommends you vote FOR Proposals 1a-1i and 2 through 5:

1.	To approve the re-election of each of the following directors, who will retire pursuant to Article 94 of our Constitution, to the Board of Directors:		For	Against	Abstain

	1a.	Revathi Advaithi	☐	☐	☐

	1b.	John D. Harris II	☐	☐	☐

	1c.	Michael E. Hurlston	☐	☐	☐

	1d.	Erin L. McSweeney	☐	☐	☐

	1e.	Charles K. Stevens, III	☐	☐	☐

	1f.	Maryrose Sylvester	☐	☐	☐

	1g.	Lay Koon Tan	☐	☐	☐

	1h.	Patrick J. Ward	☐	☐	☐

	1i.	William D. Watkins	☐	☐	☐

		For	Against	Abstain

2.	To approve the re-appointment of Deloitte & Touche LLP as our independent auditors for the 2027 fiscal year and to authorize the Board of Directors, upon the recommendation of the Audit Committee, to fix their remuneration.	☐	☐	☐

3.	NON-BINDING, ADVISORY RESOLUTION. To approve the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, set forth in “Compensation Discussion and Analysis” and in the compensation tables and the accompanying narrative disclosure under “Executive Compensation” in the Company’s proxy statement relating to its 2026 Annual General Meeting.	☐	☐	☐

4.	To approve a general authorization for the directors of Flex to allot and issue ordinary shares.	☐	☐	☐

5.	To approve a renewal of the Share Purchase Mandate permitting Flex to purchase or otherwise acquire its own issued ordinary shares.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other matters as may properly be put before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual General Meeting:

The Combined Annual Report, Shareholder Letter, and Proxy Statement (pertaining to the 2026 Annual General Meeting) are available at www.proxyvote.com.

T01265-P54309

FLEX LTD.

(Incorporated in the Republic of Singapore)
(Company Registration Number 199002645H)
This Proxy is Solicited on behalf of the Board of Directors

2026 Annual General Meeting

The undersigned being a member of Flex Ltd. (the “Company”) hereby appoints Kevin Krumm, or failing whom Scott Offer, or failing whom the Chairman of the 2026 Annual General Meeting as Proxy of the undersigned and hereby authorizes the Proxy to represent and to vote, as designated on the reverse side, all of the Ordinary Shares of the Company owned by the undersigned, at the 2026 Annual General Meeting of the Company to be held on August 5, 2026, at 11:00 a.m. Central time or at any adjournment thereof.

This Proxy Card, when properly executed and returned in a timely manner, will be voted at the 2026 Annual General Meeting and any adjournment thereof in the manner described herein. If no contrary indication is made, this Proxy Card will be voted “FOR” each of the Board of Director nominees (Proposal 1a to 1i), “FOR” Proposals 2 through 5, and in accordance with the judgment of the persons named as Proxies herein on any other matters that may properly be put before the 2026 Annual General Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT NOT LESS THAN 48 HOURS PRIOR TO THE TIME APPOINTED FOR THE MEETING IN THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side